SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _____________________

                              CYTATION CORPORATION
                       (Name of Registrant in its charter)
                              _____________________

          DELAWARE                     2451                16-0961436
      (State or other           (Primary Standard      (I.R.S. Employer
      jurisdiction of             Industrial Code    Identification Number)
      incorporation or               Number)
       organization)


      4902 EISENHOWER BLVD., SUITE 185     4902 EISENHOWER BLVD., SUITE 185
          TAMPA, FLORIDA 33634                   TAMPA, FLORIDA 33634
   (813) 885-5998 - FAX (727) 381-3904     (813) 885-5998 - FAX (727) 381-3904
    (Address and telephone number of              (Address of principal
       principal executive offices)                place of business)

                               CHARLES G. MASTERS
                              CYTATION CORPORATION
                        4902 EISENHOWER BLVD., SUITE 185
                              TAMPA, FLORIDA 33634
                       (813) 885-5998 - FAX (727) 381-3904
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              BRENT A. JONES, ESQ.
                                BUSH ROSS, P.A.
                             220 S. FRANKLIN STREET
                              TAMPA, FLORIDA 33602
                      (813) 224-9255 - FAX (813) 223-9620

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                              CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                  AMOUNT TO         PROPOSED         PROPOSED        AMOUNT OF
SECURITIES TO BE REGISTERED           BE REGISTERED       MAXIMUM           MAXIMUM      REGISTRATION
                                                       OFFERING PRICE      AGGREGATE          FEE
                                                        PER SECURITY    OFFERING PRICE
                                                            (1)
Common Stock, $0.001 par value (2)     9,941,627(7)  $          2.83   $ 28,085,096.28  $    3,005.11
Common Stock, $0.001 par value (3)     4,945,100(7)  $          2.83   $ 13,969,907.50  $    1,494.78
Common Stock, $0.001 par value (4)    2,675,000 (7)  $          2.83   $  7,556,875.00  $      808.59
Common Stock, $0.001 par value (5)       880,540(7)  $          2.83   $  2,487,525.50  $      266.17
Common Stock, $0.001 par value (6)    22,163,153(7)  $          2.83   $ 62,639,157.23  $    6,699.37
Common Stock, $0.001 par value (8)       776,343(7)  $          2.83   $  2,193,168.98  $      234.67

Common Stock, $0.001 par value (9)     2,087,742(7)  $          2.83   $  5,897,871.15  $      631.07
Common Stock, $0.001 par value(10)        37,338(7)  $          2.83   $    105,479.85  $       11.29

Total Registration Fee                                                                  $   13,151.03


(1) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the offering price is based on the average of the closing bid and ask price of one share of Common Stock, as reported on the OTC Bulletin Board on April
     13, 2006, and has been established solely for the purpose of calculating the registration fee. The amount of Common Stock registered shall also be deemed, pursuant to Rule 416 under the Securities Act of 1933, as amended, to include additional shares issuable as a result of stock splits, stock dividends or similar transactions.

(2) Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of 745,622 shares of Series A

     Convertible  Preferred Stock issued as of June 6, 2006 at the election of the holder of the Series A Preferred Stock.

(3) Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of 49,451 shares of Series B

     Convertible  Preferred  Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders meeting.

(4) Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of 26,750 shares of Series C

     Convertible Preferred Stock issued as of June 6, 2006, at the election of the holders of the Series C Preferred Stock.

(5) Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of 132,081 shares of Series D

     Convertible  Preferred Stock issued as of June 6, 2006, upon the increase in authorized common stock at the proposed shareholders meeting.

(6) Amount represents, in the aggregate, 9,941,641 warrant shares underlying Series A Warrants; 4,970,827 warrant shares underlying Series B Warrants; 2,000,000 warrant shares underlying Series C Warrants; 2,000,000 warrant shares underlying Series D Warrants; 880,540 warrant shares underlying Series E Warrants; 899,162 warrant shares underlying Series BD-1 Warrants; 899,162 warrant shares underlying Series BD-2 Warrants; 449,581 warrant shares underlying Series BD-3 Warrants; 61,120 warrant shares underlying Series BD-4 Warrants; and 61,120 warrant shares underlying Series BD-5 Warrants.

(7) Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.


(8) Represents a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twelve (24) months after January 18, 2006 on Series A Convertible Preferred Stock. The number of shares set aside for the pool was estimated based upon a the market price set at the average of the closing price of Cytation Corporation common stock quoted on the OTC Bulletin Board over the last five months of 2005.

(9) Represents common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file and have declared effective the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement. This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty.


(10) Represents issued and outstanding common stock held by selling shareholders Sequence Advisors Corp. and Allison Investment Corp.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE, UPON REQUEST OF THE REGISTRANT.


      PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION), DATED JUNE 7, 2006


                          ---------------------------

                                43,506,843 SHARES

                              Cytation Corporation

                                  COMMON STOCK
                          ---------------------------

This prospectus relates to the issuance of common stock upon conversion of outstanding convertible preferred stock, the issuance of common stock upon exercise of outstanding common stock purchase warrants, and the offer and sale by some of our shareholders during the period in which the registration statement  containing this prospectus is effective of up to 43,506,843 shares of common  stock,  consisting  of:

- 9,941,627 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 745,622 shares of

     Series  A  Convertible  Preferred  Stock issued as of June 6, 2006 at the election of the holder of the Series A Preferred Stock;

- 4,945,100 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 49,451 shares of

     Series  B  Convertible Preferred Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders meeting;

- 2,675,000 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 26,750 shares of

     Series  C  Convertible  Preferred Stock issued as of June 6, 2006, at the election of the holders of the Series C Preferred Stock;

- 880,540 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 132,081 shares of Series D

     Convertible  Preferred Stock issued as of June 6, 2006, upon the increase in authorized common stock at the proposed shareholders meeting;

- 22,163,153 shares of common stock issuable upon the exercise of 9,941,641 warrant shares underlying Series A Warrants; 4,970,827 warrant shares underlying Series B Warrants; 2,000,000 warrant shares underlying Series C Warrants; 2,000,000 warrant shares underlying Series D Warrants; 880,540 warrant shares underlying Series E Warrants; 899,162 warrant shares underlying Series BD-1 Warrants; 899,162 warrant shares underlying Series BD-2 Warrants; 449,581 warrant shares underlying Series BD-3 Warrants; 61,120 warrant shares underlying Series BD-4 Warrants; and 61,120 warrant shares underlying Series BD-5 Warrants;

- 776,343 common shares part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twenty-four (24) months after January 18, 2006 on the issued and outstanding Series A Convertible Preferred Stock. The number of shares set aside for the pool was estimated based upon a the market price set at the average of the closing price of Cytation Corporation common stock quoted on the OTC Bulletin Board over the last five months of 2005;


-    2,087,742  common  shares  reserved  for  issuance  by  the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file and have declared effective the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement. This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty.


- 37,338 issued and outstanding common stock held by selling shareholders Sequence Advisors Corp. and Allison Investment Corp.


This offering is not being underwritten. The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders. See "Use of Proceeds." Our common shares are currently quoted on the OTC Bulletin Board (OTCBB) under the symbol "CYON." The OTCBB is a regulated provider of pricing and financial information for the over-the-counter (OTC) securities market. Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.
                                     ______

     AN INVESTMENT IN THE COMMON SHARES OFFERED FOR SALE UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU
                    CAN AFFORD LOSING YOUR ENTIRE INVESTMENT.
           SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.
                                     ______

    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES OFFERED
                      FOR SALE UNDER THIS PROSPECTUS OR THE
  MERITS OF THAT OFFERING, OR HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR
                                    COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                     ______


                  The date of this Prospectus is June 7, 2006

                               TABLE OF CONTENTS
                                                                         PAGE
                                                                      ----------

Prospectus Summary                                                         6

Risk Factors                                                              10

Use of Proceeds                                                           18

Determination of Offering Price                                           18

Dilution                                                                  18

Selling Security Holders                                                  18

Plan of Distribution                                                      30

Legal Proceedings                                                         35

Directors, Executive Officers, Promoters and Control Persons              35

Certain Relationships and Related Transactions                            39

Corporate Governance                                                      40

Executive Compensation                                                    43

Security Ownership of Certain Beneficial Owners and Management            46

Description of Securities                                                 53

Market for Common Equity and Related Stockholder Matters                  60

Interest of Named Experts and Counsel                                     61

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities                                                62

Organization Within Last Five Years                                       62

Description of Business                                                   62

Management's Discussion and Analysis or Plan of Operation                 72

Description of Property                                                   83

Financial Statements                                                   84 - 137

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers                                138

Other Expenses of Issuance and Distribution                              138

Recent Sales of Unregistered Securities                                  139

Exhibits                                                                 142

Undertakings                                                             143

Signatures                                                               144

             4902 EISENHOWER BLVD., SUITE 185, TAMPA, FLORIDA 33634
                      (813) 885-5998 - FAX  (727) 381-3904

     We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT CONTAINING THIS PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMMON STOCK OFFERED FOR SALE UNDER THIS PROSPECTUS MAY NOT BE OFFERED FOR SALE OR SOLD UNTIL THAT REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON SHARES-AND DOES NOT SOLICIT AN OFFER TO PURCHASE THE COMMON SHARES-IN ANY JURISDICTION WHERE THIS OFFER OR SALE IS NOT OTHERWISE PERMITTED.

                               PROSPECTUS SUMMARY

     This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and, in particular, that section of this prospectus captioned "Risk Factors." Unless the context requires otherwise, "company," "registrant," "we," "us," and "our" and similar terms refer to Cytation Corporation, "DVA" refers to Deer Valley Acquisitions Corp., and "Deer Valley" refers to Deer Valley Homebuilders, Inc.

PRIVATE  PLACEMENT

     This prospectus is part of a registration statement registering for resale the shares issued or issuable under the transactions described below.

     Recently, Cytation Corporation completed a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of April 12, 2006, the Company has closed on a private placement of approximately 745,622 shares of Series A Preferred Stock. Pursuant to the Securities Purchase and Share Exchange Agreement, dated as of January 18, 2006, the Company (a) issued and sold to the Purchasers, and the Purchasers purchased from the Company, (a) Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants, and (c) Series B Common Stock Purchase Warrants. Also on January 18, 2006, the Company completed a share exchange pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Deer Valley Acquisitions, Corp. Pursuant to the Share Exchange Agreement, in exchange for 100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., the Company issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.:
(a) Series B Preferred Stock, (b) Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants.

     As of April 17, 2006, the Company has closed on a private placement of approximately 132,081 shares of Series D Preferred Stock. In connection with this issuance, the Company has also issued Series E Common Stock Purchase Warrants to the purchasers of the Series D Preferred Stock.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering and the Series D Preferred Stock Offering. In connection with the Series A Preferred Stock Offering, the Company paid Midtown Partners a cash commission and issued to Midtown Partners
(a) Series BD-1 Common Stock Purchase Warrants, (b) Series BD-2 Common Stock Purchase Warrants, and (c) Series BD-3 Common Stock Purchase Warrants. In connection with the Series D Preferred Stock Offering, the Company paid Midtown Partners a cash commission and issued to Midtown Partners (a) Series BD-4 Common Stock Purchase Warrants and (b) Series BD-5 Common Stock Purchase Warrants.

THE  COMPANY  AND  BUSINESS

     Cytation Corporation was incorporated under the laws of Delaware on November 1, 1999. Until June 20, 2001, the Company provided an extensive range of in-school and online services directed at high school students and their parents, high school counselors, college admissions officers and corporations which target with the teen marketplace. On June 20, 2001, the Company sold all of its assets associated with these activities to TMP Worldwide Inc. for approximately $7.2 million in cash and debt assumed.

     During the period commencing with the fourth quarter of 2002 and ending in December 2004, the Company engaged in the business of providing consulting and related services to private companies that wish to become reporting companies under the Securities Exchange Act of 1934. In the first quarter of 2005, the Company discontinued all business operations except finding an appropriate private entity with which it could engage in a reverse merger or similar transaction. On January 18, 2006, the Company entered into the Securities
Purchase and Share Exchange Agreement, which resulted in the Company's acquisition of Deer Valley.

     Deer Valley was launched in January, 2004, and is a manufacturer of factory-built homes in the southeastern and south central housing markets in the United States. As of the date of this prospectus, we manufacture all of our factory built homes from a single manufacturing facility located in Guin, Alabama. We rely upon a team of regional sales directors and approximately 110 independent dealers to market our manufactured homes in over 80 retail locations. As of the date of this prospectus, we are selling our manufactured homes in 14 states through our network of independent dealers and retail centers.

     Deer Valley is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 33563 and is engaged in the production, sale and marketing of manufactured homes, primarily multi-section homes, in the southeastern and south central U.S. housing market. Throughout this prospectus, the terms "multi-section" and "multi-floor" are used interchangeably. Both terms refer to a house which is constructed by attaching two or more factory produced "floors" or "sections" together to form a complete structure. Each home that we manufacture is built and constructed in accordance with the federal Manufactured Home Construction and Safety Standards promulgated by the U.S. Department of Housing and Urban Development, better known as the "HUD Code."

     In recent years, the manufactured housing industry suffered a downturn in sales as a result of a tightening of credit standards, restricted availability of retail and wholesale financing, and excessive inventory levels. Despite this industry decline that commenced in calendar year 1999, we have been able to successfully launch our business through an efficient manufacturing and production facility, flexible product designs, an experienced and capable sales team, stringent cost controls, and attention to dealer relations, customer satisfaction and service efforts. Our manufactured homes are often sold as part of a land-home package and may be financed by a conventional mortgage. Multi-section homes often have an appearance that is similar to more traditional site-built homes that are built according to local building codes but are competitively priced when compared to a site-built home.

     As  of  June 6,  2006,  we had issued and outstanding 1,000,000 shares of common stock, 745,622 shares of Series A Convertible Preferred Stock, 49,451 shares of Series B Convertible Preferred Stock, 26,750 shares of Series C Convertible Preferred Stock, 132,081 shares of Series D Convertible Preferred Stock, and common share purchase options and warrants entitling the holders to purchase up to 22,163,153 common shares.

     The Company has filed a Preliminary Information Statement on Schedule 14C (the "Information Statement") with the United States Securities and Exchange Commission (the "SEC"). In the Information Statement, the Company discloses that shareholders holding in excess of fifty percent (50%) of all shares entitled to vote have indicated that they will vote FOR the following proposals at a special meeting of the shareholders which the Company intends to hold on or about May15, 2006, pending approval by the SEC:

          FOR  the  election  of  each  of  Hans  Beyer, John Giordano, and Dale
     Phillips to serve as directors of Cytation Corporation until the next annual meeting of shareholders in the years in which their terms expire and until their successors are duly elected and qualified, or until their earlier resignation, removal from office, or death;

          FOR amending the Company's Certificate of Incorporation to increase the authorized preferred stock, par value $.01 per share, of the Company from 1,140,000 shares to 10,000,000 shares;


          FOR amending the Company's Certificate of Incorporation to increase the authorized common stock, par value $.001 per share, of the Company from 2,000,000 shares to 100,000,000 shares of common stock;

          FOR amending the Certificate of Incorporation to change the name of the Company to Deer Valley Corporation; and

          FOR approving a merger with a Florida corporation, solely for purposes of establishing the Company's domicile in Florida.

     In connection with the special meeting, shareholders holding in excess of fifty percent (50%) of all shares entitled to vote and the consent of shareholders holding at least fifty percent (50%) of the Series A Preferred Stock, via a limited, irrevocable power of attorney and proxy, have indicated their intent to approve each the above reference proposals. Please see "Description of Securities" and "Directors, Executive Officers, Promoters and Control Persons" below for a fuller description of the proxy.

     Our corporate offices are located at 4902 Eisenhower Blvd., Suite 185, Tampa, Florida 33634. Our telephone number is (813) 885-5998.

THE  OFFERING

This prospectus relates to the issuance of common stock upon conversion of outstanding convertible preferred stock, the issuance of common stock upon exercise of outstanding common stock purchase warrants, and the offer and sale by some of our shareholders during the period in which the registration statement  containing this prospectus is effective of up to 43,506,843 shares of common  stock,  consisting  of:

     - 9,941,627 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 745,622 shares  of  Series  A Convertible Preferred Stock issued as of June 6,

          2006  at  the  election of the holder of the Series A Preferred Stock;

     - 4,945,100 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 49,451 shares of Series B Convertible Preferred Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders meeting;

     - 2,675,000 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 26,750 shares of  Series C Convertible Preferred Stock issued as of June 6, 2006, at the  election  of  the  holders  of  the  Series  C  Preferred  Stock;

     - 880,540 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 132,081 shares of Series D Convertible Preferred Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders  meeting;

     - 22,163,153 shares of common stock issuable upon the exercise of 9,941,641 warrant shares underlying Series A Warrants; 4,970,827 warrant shares underlying Series B Warrants; 2,000,000 warrant shares underlying Series C Warrants; 2,000,000 warrant shares underlying Series D Warrants; 880,540 warrant shares underlying Series E Warrants; 899,162 warrant shares underlying Series BD-1 Warrants; 899,162 warrant shares underlying Series BD-2 Warrants; 449,581 warrant shares underlying Series BD-3 Warrants; 61,120 warrant shares underlying Series BD-4 Warrants; and 61,120 warrant shares underlying Series BD-5 Warrants;

     - 776,343 common shares part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock as a dividend payable in kind in satisfaction of dividends  that  may  accrue,  at a rate seven percent (7%) per annum,

          during the next twenty-four (24) months after January 18, 2006 on the issued and outstanding Series A Convertible Preferred Stock. The number of shares set aside for the pool was estimated based upon a the market price set at the average of the closing price of Cytation Corporation common stock quoted on the OTC Bulletin Board over the last five months of 2005. Please see page 56 of this Registration Statement for more information of the dividend rate for the Series A Convertible Preferred Stock.



     - 2,087,742 common shares reserved for issuance by the registrant with respect to the prospective issuance of Series A Warrants incurred as a penalty by the Company for its failure to file the SB-2 Registration Statement within the specified time requirements set forth in the Investor Rights Agreement dated January 18, 2006 ( the "Filing Penalty") or for the failure of the Registration Statement to be declared effective within the specified time (the "Effective Date Penalty"). This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty. - The Series A
          Warrants issuable as a penalty are issuable to the investors that purchased the Company's Series A Preferred Stock. As of May 23, 2006, Series A Warrants exercisable, in the aggregate, for 298,250 shares of Common Stock had accrued as a Filing Penalty. No Effective Date Penalty had accrued as of May 23, 2006. Please see page 49, under the heading "SERIES A PREFERRED STOCK OFFERING AND DEBT FINANCING", for a more complete description of the Company's obligations under the Investor Rights Agreement.



     - 37,338 issued and outstanding shares of common stock held by selling shareholders Sequence Advisors Corp. and Allison Investment Corp.


     The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Shareholders," "Registration Rights" and "Plan of Distribution," respectively. We will not receive any of the proceeds from those sales. Should the selling shareholders, in their discretion, exercise any of the common share purchase warrants or options underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders, or that any of the common share purchase warrants underlying the common shares offered under this prospectus will be exercised.

                                  RISK FACTORS

     An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Additional risks which are currently unknown to us or which we currently consider to be immaterial may also impair our business or adversely affect our financial condition or results of operations. In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

RISKS  RELATING  TO  OUR  BUSINESS

RISKS  RELATED  TO  THE  ACQUISITION  OF  DEER  VALLEY

WE  HAVE  A  LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR BUSINESS.

     In 2005, we discontinued all business operations in order to concentrate upon finding an appropriate acquisition transaction. Prior to that time, we had engaged in providing consulting and related services to private companies that sought to become reporting companies under the Securities Exchange Act of 1934, and we were registered as a "Business Development Company" under the Investment Company Act of 1940. Prior to the acquisition by our wholly-owned subsidiary, DVA, we terminated our status as a Business Development Company under the Investment Company Act. Because Deer Valley's business will be our only operating business, we will need to consolidate our operations and integrate the management of our operations. No assurances can be given that the results of operations of Deer Valley after the acquisition will not be adversely affected or that our new management team will be able to successfully integrate Deer Valley's operations. The past results of the operations of Deer Valley are not necessarily indicative of the future results of operations of Deer Valley. We may also experience difficulties in assimilating the operations and personnel of Deer Valley's operations as part of our combined business.

DEER VALLEY HAS BEEN OPERATED AS A PRIVATE COMPANY THAT IS NOT SUBJECT TO SARBANES-OXLEY REGULATIONS AND, THEREFORE, MAY LACK THE FINANCIAL CONTROLS AND PROCEDURES OF PUBLIC COMPANIES

     The management of Deer Valley has not been required to establish and maintain an internal or financial control infrastructure that is necessary to meet the standards of a public company that is required to comply with the provisions of the Securities Exchange Act. There can be no guarantee or assurances given that there are no significant deficiencies or material weaknesses in the quality of Deer Valley's financial controls. As a result of the acquisition of Deer Valley, we will be required to comply with the provisions of Sarbanes-Oxley, including standards for internal and financial controls, in connection with Deer Valley's operations. The cost to Deer Valley of such compliance could be substantial and could have a material adverse effect on our results of operations.

RISKS RELATED TO OUR BUSINESS

WE OPERATE IN AN INDUSTRY THAT HAS EXPERIENCED A PROLONGED AND SIGNIFICANT DOWNTURN

     In recent years, the manufactured housing industry experienced a prolonged and significant downturn as consumer lenders began to tighten underwriting standards and curtail credit availability in response to higher than anticipated rates of loan defaults and significant losses upon the repossession and resale of homes securing defaulted loans. According to the Manufactured Housing Institute, domestic shipments of manufactured homes peaked in calendar year 1998 with the shipment of 372,843 homes, before declining to a total of 130,802 manufactured homes in calendar year 2004. The manufactured housing industry's share of new single-family housing starts also increased to 24% in calendar year 1997 before declining to 7.5% of all new single-family housing starts in calendar year 2004. Other causes of the downturn include a reduced number of consumer lenders in the traditional chattel (home-only) lending sector and higher interest rates on home-only loans. These factors have resulted in declining wholesale shipments, excess manufacturing and retail locations and surplus inventory.

THE CYCLICAL NATURE OF THE MANUFACTURED HOUSING INDUSTRY COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO FLUCTUATE, AND WE EXPECT THIS CYCLICALITY TO CONTINUE IN THE FUTURE

     The manufactured housing industry is highly cyclical and is influenced by many national and regional economic and demographic factors, including:

     -     the  availability  of  consumer  financing  for  homebuyers;

     -     the  availability  of  wholesale  financing  for  retailers;

     -     consumer  confidence;

     -     interest  rates;

     -     demographic  and  employment  trends;

     -     income  levels;

     -     housing  demand;

     -     general  economic conditions, including inflation and recessions; and

     -     the  availability  of  suitable  home  sites.

     According to the Manufactured Housing Institute, calendar year 2004 was the sixth consecutive year of declining HUD-Code shipments of new manufactured homes. For much of the 1990's, there was an increase in the number of retail dealers and manufacturing capacity and liberalization of credit standards. As a result of higher than anticipated rates of loan defaults and significant losses incurred through the repossession and resale of manufactured homes, many lenders raised their interest rates and tightened their credit standards. In addition, a number of lenders discontinued their loan activities in the industry. While there has been a recent significant increase in the number of single-section manufactured homes that have been purchased due to Hurricane Katrina and other hurricanes, the manufactured housing industry is clearly a cyclical industry that depends upon general economic conditions, consumer confidence, employment and income levels and continuing competitive advantages. We cannot predict what competitive and industry conditions that will impact our business, or to what extent their impact will be on our future results of operations.

     As a result of the foregoing economic, demographic and other factors, our revenues and operating results could fluctuate, and we expect them to continue to fluctuate in the future.

OUR  LIQUIDITY  AND  ABILITY  TO  RAISE  CAPITAL  MAY  BE  LIMITED

     We may need to obtain additional debt or equity financing in the future. The type, timing and terms of the financing selected by us will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. There can be no assurance that any of these sources will be available to us at any time or that they will be available on satisfactory terms.

WE ARE DEPENDENT UPON THE AVAILABILITY OF CONSUMER FINANCING FOR OUR RETAIL CUSTOMERS

     Financing for our retail customers could be limited by more restrictive credit standards and reduced financing by lenders, which could affect our sales. Our retail customers generally secure financing from third-party lenders, the availability of which, terms and costs depend on the lending practices of financial institutions, government policies and economic and other conditions. Quasi- government sponsored agencies such as Fannie Mae and Freddie Mac, which serve as purchasers of loans in secondary financial markets, have recently tightened standards for manufactured housing loans that each institution will purchase. Lenders have also tightened credit underwriting standards and increased interest rates for loans made to purchase manufactured homes, thereby reducing the availability of consumer financing options. A consumer seeking to finance the purchase of a manufactured home without land will generally pay a higher interest rate and have a shorter loan maturity than a consumer seeking to finance a site-built home. Most states also classified manufactured homes as personal property rather than real property for purposes of taxation and lien perfection and financing for the purchase of manufactured homes is often more difficult than conventional mortgage financing. If third-party financing for manufactured homes were to be further restricted or curtailed, we could expect to experience a material adverse effect on our results of operations.

REDUCED AVAILABILITY OF WHOLESALE FINANCING FOR INDUSTRY RETAILERS COULD JEOPARDIZE SALES TO OUR DEALERS AND RETAILERS

     Manufactured housing retailers generally finance their inventory purchases with wholesale floor plan financing provided by lending institutions. We rely upon our independent dealers and retailers to finance their purchases of our manufactured homes through wholesale floor plan financing arrangements. Any reduction in the number of floor plan lenders or tightening of the standards affecting their purchases of manufactured homes could have a material adverse effect upon our sales. Reduced availability of floor plan lending may affect the inventory levels of our independent retailers, the number of retail sales centers and related wholesale demand, and may also have an adverse effect on our access to capital on an ongoing basis.

TO FINANCE OUR SALES, WE ROUTINELY ENTER INTO REPURCHASE AND GUARANTEE OBLIGATIONS WITH THIRD-PARTY LENDERS

     In accordance with customary business practice in the manufactured housing industry, we have entered into repurchase agreements with various financial institutions and other credit sources who provide floor plan financing to industry retailers, which provide that in the event of a default by an independent retailer in its obligation to these credit sources, we will be obligated to repurchase homes sold to retailers. Under these agreements, we have agreed to repurchase homes at declining prices over the term of the agreement
(which in most cases can be as long as 24 months). The difference between the gross repurchase price and the price at which the repurchased manufactured home can then be resold, which is typically discounted from the original sales price, will be an expense to us. If we are obligated to repurchase a significant number of manufactured homes in the future, this would increase our costs, which could have a negative effect on our earnings. While we incurred no repurchase obligations in 2005, we estimate that our potential obligation under such repurchase agreements is approximately $8,043,773 as of October 1, 2005.

     We believe that our risk of loss under these repurchase agreements is lessened by the fact that (1) our experience has shown that we have incurred only isolated instances of any repurchase liability; (2) our sales are spread over a large number of independent dealers, thereby minimizing our risk; (3) the price that we are obligated to pay under these repurchase agreements generally declines over the period of the agreement and at a predetermined amount; and (4) in the event of a default by a dealer we believe that we will be able to resell any home that has been repurchased from a lender, thereby reducing our loss contingency. While we have established a reserve for possible repurchase losses, we cannot assure our investors that we will not incur material losses in excess of these reserves in the future.

THE MANUFACTURED HOUSING INDUSTRY IS HIGHLY COMPETITIVE, AND COMPETITION MAY INCREASE THE ADVERSE EFFECTS OF INDUSTRY CONDITIONS

     The manufactured housing industry is highly competitive. We estimate that there are approximately 100 manufacturers in the U.S. in our industry and approximately 8,000 retail sales centers that sell manufactured homes. We estimate that the 10 largest manufacturers account for approximately 80 percent of the sales in the manufactured housing market. Competition at both the manufacturing and retail levels is based upon several factors, including price, product features, reputation for service and quality, retailer promotional programs and the terms of retail customer financing. In addition, our homes compete with repossessed homes that are offered for sale in our markets. A number of our manufacturing competitors also have their own retail distribution systems and consumer finance and insurance operations. The ability to offer consumer finance and insurance products may provide some competitors with an advantage. In addition, we compete against larger competitors that own retail locations. Our products compete with other forms of low to moderate-cost housing, including new and existing site-built homes, apartments, townhouses and condominiums. If we are unable to compete effectively in this environment, our sales and wholesale shipments could be reduced. As a result, our growth could be limited.

OUR RESULTS OF OPERATIONS CAN BE AFFECTED BY THE PRICING AND AVAILABILITY OF RAW MATERIALS

     Increased prices and the unavailability of raw materials could have a material adverse affect on us. Recently the cost of wood and wood products, gypsum wall board, steel and insulation have increased. Although we have not experienced any severe or prolonged shortage of such building materials to date, there can be no assurance that sufficient supplies of wood and wood products, gypsum wallboard, steel and insulation, as well as other raw materials, will continue to be available to us on satisfactory terms.

WE  ARE  CONCENTRATED  GEOGRAPHICALLY,  WHICH  COULD  HARM  OUR  BUSINESS

     In 2005, 100% of our revenues were generated from the southeastern and south central regions of the U.S. A decline in the demand for the manufactured housing in these states and regions and/or a decline in the economies of these regions could have a material adverse affect on our sales and results of operations.

IF THE MANUFACTURED HOUSING INDUSTRY IS NOT ABLE TO SECURE FAVORABLE LOCAL ZONING ORDINANCES, OUR SALES COULD DECLINE AND OUR BUSINESS COULD BE ADVERSELY AFFECTED

     Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, property owners often have resisted the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, which we believe has restricted the growth of the industry. Manufactured homes may not achieve widespread acceptance and localities may not adopt zoning ordinances permitting the development of manufactured home communities. If the manufactured housing industry is unable to secure favorable local zoning ordinances, our sales could decline and our business, results of operations and financial condition could be adversely affected.

OUR BUSINESS DEPENDS ON MAINTAINING GOOD RELATIONSHIPS WITH OUR INDEPENDENT DEALERS

     We currently depend entirely on our independent dealers for substantially all retail sales of our manufactured homes. We do not have written agreements with these dealers, and these arrangements can be terminated by either party at any time. We have carefully evaluated our dealer relationships in each geographic market. Our competitors also are seeking to maintain and expand their relationships with quality independent dealers. While we believe that we have excellent relationships with our independent dealers, we cannot assure our investors that we will be able to maintain these dealer relations, that these dealers will continue to market and sell our manufactured homes, that these dealers will be successful, or that we will be able to attract new dealers and retain those independent dealers that have successfully sold many of our manufactured homes.

WE  COULD  INCUR  UNANTICIPATED  COSTS  ARISING  FROM  OUR  WARRANTY OBLIGATIONS

     We are subject to routine warranty claims in our business. Although we maintain reserves for such claims, which to date have been adequate, we cannot grant any assurances that our warranty expense levels will remain at current levels or that such reserves will continue to be adequate. If we incur a large number of warranty claims that exceed our current warranty expense levels, we could have a material adverse affect on results of operations.


IF OUR DEALERS HAVE EXCESS INVENTORIES AND UNANTICIPATED REPOSSESSIONS, WE COULD BE NEGATIVELY AFFECTED IN OUR SALES AND PROFIT MARGINS

     When manufactured housing inventories and repossessed homes increase significantly, manufacturers in our industry are immediately impacted. The consolidation of lenders and deterioration in availability of retail financing of manufactured homes has negatively affected the manufactured housing industry. Like our competitors, we could be impacted by increases in inventories of manufactured homes and an increase in the number of available repossessed homes. In order to increase our manufacturing capacity and increase our sales, we will need to expand our manufacturing capabilities and obtain financing for these efforts. We cannot be assured that we will be able to obtain future financing on acceptable terms. If we are unable to obtain additional financing, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategy and expand our sales. In addition, the terms of any such additional financing may restrict our financial flexibility, including debt obligations that we may incur in the future, or may restrict our ability to manage our business as we had intended.

WE OPERATE IN A HIGHLY COMPETITIVE BUSINESS AND MANY OF OUR COMPETITORS HAVE STRONGER BALANCE SHEETS AND CASH FLOWS, AS WELL AS GREATER ACCESS TO CAPITAL

     We compete in a highly competitive manufacturing industry. Although retail operations and dealers that sell manufactured housing are varied and diverse, a small group of manufacturers account for most of the manufactured housing units in the industry. We also compete with site-built homes, apartments and townhouses. To successfully compete in this industry, we will need to continue to manufacture a quality product and provide superior service in the regional markets in which we operate.

THE  LOSS  OF  ANY OF OUR EXECUTIVE OFFICERS COULD REDUCE OUR ABILITY TO EXECUTE
OUR BUSINESS STRATEGY AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS

     We are dependent to a significant extent upon the efforts of our management team, particularly Joel Logan, President and General Manager of Deer Valley, Charles L. Murphree, Jr., Vice President and Regional Sales Director of Deer Valley and John Steven Lawler, Director of Finance of Deer Valley. The loss of the services of one or more of our executive officers could impair our ability to execute our business strategy and have a material adverse effect upon our business, financial condition and results of operations. We currently have key man life insurance, with Deer Valley as beneficiary, on the former owners of Deer Valley, including executive officers Joel Stephen Logan II, John Steven Lawler, and Charles Murphree.

OUR OPERATIONS AND SERVICES WILL BE VULNERABLE TO NATURAL DISASTERS, TELECOMMUNICATIONS FAILURES AND COMPUTER SERVICE FAILURES.

     Our operations and services will be vulnerable to fire, earthquakes, power loss, telecommunications failures, computer service failures, and similar events. Despite precautions taken by us, a natural disaster or other unanticipated problem could cause interruptions in the services that we plan to provide. Accordingly, any disruption of our production could have a material and adverse effect on our business, results of operations and financial condition.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

WE  HAVE  NO  OPERATING  HISTORY  AS  A  PUBLIC  REPORTING  COMPANY.

Prior to the Company's acquisition of Deer Valley, we operated as a Business Development Company under the Investment Company Act of 1940 and assisted companies that desired to become a publicly reporting company but had minimal operations. Accordingly, our management team has no prior experience in operating Deer Valley as an independent public company. In addition, our management team will need to comply with the numerous regulatory and other requirements applicable to independent public companies, including requirements relating to corporate governance, listing standards and securities and investor relations issues.

THE APPLICATION OF "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR STOCK

     U.S. securities laws require that if the price of our publicly traded securities is less than $5 per share, the open-market trading of our securities will be subject to the "penny stock" rules. These rules impose additional sales restrictions on brokers/dealers who sell securities to persons that may not have an established relationship with a broker/dealer or may not qualify as an accredited investor under U.S. securities laws. If the penny stock rules apply, a broker/dealer must make a special suitability determination and receive written consent from the purchaser prior to the transaction being consummated. The broker/dealer must also disclose the commissions that will be paid to the broker/dealer and provide current quotations for the price of the security being purchased. The broker/dealer must also furnish monthly statements to these investors disclosing recent price information on the market in penny stocks. These additional burdens imposed on brokers/dealers could restrict the ability or decrease the willingness of brokers/dealers to sell our common stock and may result in decreased liquidity for our shares and increase the transaction costs for engaging in securities transactions of our stock.

OUR COMMON STOCK IS THINLY TRADED AND YOU MAY BE UNABLE TO SELL YOUR SHARES OR OTHERWISE LIQUIDATE YOUR INVESTMENT.

     We cannot predict the extent to which an act of public market will develop for our common stock. While we intend to seek to apply for listing of our securities on the Nasdaq National Market or other securities exchanges in the future, no assurances can be given that we will be able to successfully list our shares on one of these exchanges. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  ON  OUR  COMMON  STOCK.

     We do not expect to pay any dividends on our common stock in the foreseeable future. The payment of dividends to our stockholders is subject to the discretion of our board of directors, and various factors may prevent us from paying dividends. Such factors include our cash requirements and liquidity and the requirements of state corporate and other laws.

VOLATILITY  OF  STOCK  PRICE

     The price of our common stock may fluctuate widely, depending upon a number of factors, many of which are beyond our control. These factors include the perceived prospects of our business and the manufactured housing industry as a whole; differences between our actual financial and operating results and those expected by investors and analysts; changes in analysts' recommendations or projections; changes affecting the availability of financing in the wholesale and consumer lending markets; actions or announcements by competitors; changes in the regulatory environment in which we operate; and changes in general economic or market conditions. In addition, stock markets generally experience significant price and volume volatility from time to time which may adversely affect the market price of our common stock for reasons unrelated to our performance.

WE MAY BE UNSUCCESSFUL IN MANAGING OUR GROWTH, WHICH COULD PREVENT US FROM BECOMING PROFITABLE.

     While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies which will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We also may seek to finance any such acquisition by debt financings or issuances of equity securities, and such financing may not be available on acceptable terms or at all.

THE STEPS TAKEN BY US TO PROTECT OUR PROPRIETARY RIGHTS MAY NOT BE ADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     We cannot give you any assurance that the measures we rely on to protect our intellectual properties will prove to be effective in doing so. We also cannot give you any assurance that our existing trade name will not be invalidated, that any patents or trademarks we apply for will be granted, or that any patents or trademarks will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold in the future by developing products which closely emulate but do not infringe our patents. We can give you no assurance that we will be able to successfully defend our intellectual property rights in any action we may file for infringement. Similarly, we can not give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending intellectual property litigation may be substantial. We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how. While we may enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus, we make a number of statements, referred to as "forward-looking statements," which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

     - the success of our research and development activities, the development of additional products, if any, and the speed with which regulatory authorizations and product launches may be achieved;

     -    the pace at which the market for our products develop;

     -    our ability to successfully sell our products;

     - our ability to attract the qualified personnel to implement our growth strategies;

     - our ability to further develop sales, marketing and distribution capabilities;

     -    the accuracy of our estimates and projections;

     -    our ability to fund our short-term and long-term financing needs;

     -    changes in our business plan and corporate strategies; and

     - other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "Risk Factors" and "Plan of Operation."

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

                                 USE OF PROCEEDS

     The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sale of the common stock will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our Company. We will, however, incur all costs associated with this registration statement and prospectus. We will receive proceeds upon the exercise of all share purchase warrants (assuming all share purchase warrants are exercised prior to expiration), which proceeds will be used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE
     Not  applicable.

                                    DILUTION
     Not  applicable.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information regarding beneficial ownership of our Common Stock by the Selling Stockholders as of April 12, 2006. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of Common Stock, (ii) the number of shares of Common Stock that may be sold in this offering; (iii) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of the Common Stock offered by each Selling Stockholder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of Common Stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 1,000,000 shares of our Common Stock which were outstanding on April 17, 2006. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

     The Selling Stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of

43,506,843  shares  of  our  Common  Stock,  as  follows:

     - 9,941,627 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 745,622 shares  of Series A Convertible Preferred Stock issued as of June 6,

          2006 at the election of the holder of the Series A Preferred Stock;

     - 4,945,100 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 49,451 shares of  Series  B  Convertible Preferred Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders meeting;

     - 2,675,000 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 26,750 shares of  Series  C Convertible Preferred Stock issued as of June 6, 2006,

          at the election of the holders of the Series C Preferred Stock;

     - 880,540 shares of common stock reserved for issuance by the registrant with respect to the prospective conversion of 132,081 shares of Series D Convertible Preferred Stock issued as of June 6, 2006 upon the increase in authorized common stock at the proposed shareholders  meeting;

     - An aggregate of 22,163,153 shares of common stock issuable upon the exercise of 9,941,641 warrant shares underlying Series A Warrants; 4,970,827 warrant shares underlying Series B Warrants; 2,000,000 warrant shares underlying Series C Warrants; 2,000,000 warrant shares underlying Series D Warrants; 880,540 warrant shares underlying Series E Warrants; 899,162 warrant shares underlying Series BD-1 Warrants; 899,162 warrant shares underlying Series BD-2 Warrants; 449,581 warrant shares underlying Series BD-3 Warrants; 61,120 warrant shares underlying Series BD-4 Warrants; and 61,120 warrant shares underlying Series BD-5 Warrants;


     - 776,343 common shares as a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock as a dividend payable in kind in satisfaction of dividends that may accrue, at a rate of seven percent (7%) per annum, during the next twenty-four (24) months after January 18, 2006 on the issued and outstanding Series A Convertible Preferred Stock. The number of shares set aside for the pool was estimated based upon a the market price set at the average of the closing price of Cytation Corporation common stock quoted on the OTC Bulletin Board over the last five months of 2005. Please see page 56 of this Registration Statement for more information of the dividend rate for the Series A Convertible Preferred Stock.

     - 2,087,742 common shares reserved for issuance by the registrant with respect to the prospective issuance of Series A Warrant warrants incurred as a penalty by the Company for its failure to file the SB-2 Registration Statement within the specified time requirements set forth in the Investor Rights Agreement dated January 18, 2006 (the "Filing Penalty") or for the failure of the Registration Statement to be declared effective within the specified time (the "Effective Date Penalty"). This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty. - The Series A
          Warrants issuable as a penalty are issuable to the investors that purchased the Company's Series A Preferred Stock. As of May 23, 2006, Series A Warrants exercisable, in the aggregate, for 298,250 shares of Common Stock had accrued as a Filing Penalty. No Effective Date Penalty had accrued as of May 23, 2006. Please see page 49, under the heading "SERIES A PREFERRED STOCK OFFERING AND DEBT FINANCING", for a more complete description of the Company's obligations under the Investor Rights Agreement.



     - 37,338 issued and outstanding shares of common stock held by selling shareholders Sequence Advisors Corp. and Allison Investment Corp.



     Sequence Advisors Corp. acquired its securities before the transaction closing in January 2006 to provide a source of funds to be used by former management to meet post-closing expenses and other obligations and to compensate former management for its services to the extent funds are unused. Allison Investment Corp. acquired the right to purchase securities in exchange for relinquishing its exclusive right to locate a merger candidate for Cytation Corporation. Subsequently, Allison Investment Corp. exercised that right and purchased its securities from the Company. Please refer to "Recent Sales of Unregistered Securities" on page 139 of this Registration Statement for information on how holders of Series A, B, C, and D Preferred Stock and holders of Series A, B, C, D, E, and BD Common Stock Purchase Warrants acquired their securities.

                                                         TABLE OF SELLING STOCKHOLDERS
                                                         -----------------------------

                                                                                                                  Securities
                                                                                                              Beneficially Owned
                                                                                  Securities Being Offered  By Selling Stockholders
                Securities Owned By Selling Stockholders Prior to Offering         By Selling Stockholders     After the Offering
         ------------------------------------------------------------------------  -----------------------  -----------------------
                                            Common      Common
         Common     Common      Common      Stock       Stock       Common         Common     Common Stock  Common       Percentage
         Stock      Stock       Stock       issuable    issuable    Stock issuable Stock      issuable upon Stock to be  Assuming
         (direct    issuable    issuable    upon        upon        upon exercise  (direct    conversion or Beneficially All Shares
         ownership) upon        upon        conversion  conversion  of Warrants    ownership) exercise of   Owned After  Offered are
                    conversion  conversion  of Series C of Series D and Options               derivative    Offering     Sold
                    of Series A of Series B Convertible Convertible (indirect                 securities
                    Convertible Convertible Preferred   Preferred   ownership)                (indirect
                    Preferred   Preferred   Stock       Stock                                 ownership)
Name of             Stock       Stock       (indirect   (indirect
Selling             (indirect   (indirect   ownership)  ownership)
Stockholder                     ownership)  ownership)
------------------------------------------------------------------------------------------------------------------------------------
            (a)       (b)         (c)          (d)         (e)         (f)           (g)          (h)           (i)          (j)
------------------------------------------------------------------------------------------------------------------------------------
Shawn J.     0       8,334         0            0            0         12,501         0          20,835           0           *
Tolan

David Di     0      10,667         0            0            0         16,001         0          26,668           0           *
Tomasso

Delmont J.   0      13,334       50,000         0            0         20,001         0          83,335           0           *
Monarch, III

Hans C.      0      13,334         0            0            0         20,001         0          33,335           0           *
Beyer

M. Lewis     0      24,667         0            0            0         37,001         0          61,668           0           *
Temaraes &
Louise
Temares

Joseph J.    0      16,667         0            0            0         25,001         0          41,668           0           *
Jacob

Lester E.    0      16,667         0            0            0         25,001         0          41,668           0           *
Segal

                                       21

Jason J.     0      16,667         0            0            0         25,001         0          41,668           0           *
Palumbo

Donald G.    0      16,667         0            0            0         25,001         0          41,668           0           *
Sproat

Chad B.      0      16,667         0            0            0         25,001         0          41,668           0           *
Garrett

Frederick S. 0      18,000         0            0            0         27,000         0          45,000           0           *
Freer

Shahid Q.    0      20,000         0            0            0         30,000         0          50,000           0           *
Din

Anthony J.   0      30,000         0            0            0         45,000         0          75,000           0           *
Sgambati

John Boos &  0      33,334         0            0            0         50,001         0          83,335           0           *
Eileen Boos

Muhammad     0      33,334         0            0            0         50,001         0          83,335           0           *
Hamed
Farooqi

Robert       0      33,334         0            0            0         50,001         0          83,335           0           *
Zenner

Jess G.      0      33,334      10,000          0            0         50,001         0          93,335           0           *
Tucker

Carmine D.   0      33,334         0            0            0         50,001         0          83,335           0           *
D'Amico

Thomas T.    0      33,334         0            0            0         50,001         0          83,335           0           *
Sproat

Michael B.   0      50,000         0            0            0         75,000         0         125,000           0           *
Wellikoff

James C.     0     133,334         0            0            0        200,001         0         333,335           0           *
McGusty Jr.

Thunderbird  0      33,334         0            0            0         50,001         0          83,335           0           *
Global
Corporation,
Contact
Person:
Juan Montes
(1)

Firle        0      33,334         0            0            0         50,001         0          83,335           0           *
Trading,
S.A., Contact
Person:
Juan
Montes
(2)

Farid        0     133,334         0            0            0        200,001         0         333,335           0           *
Kolaleh
Tabibzadeh

Equity Trust 0     133,334         0            0            0        200,001         0         333,335           0           *
Company
Custodian
FBO Gary
K. Chandler
(3)

Double U     0     133,334         0            0            0        199,971         0         333,285           0           *
Master Fund
LP, Contact
Person: Isaac
Winehouse
(4)

Majid        0     240,000         0            0            0        360,000         0         600,000           0           *
Tabibzadeh
 & Debbie
Elghanayan

                                       22

Gilda Sierra 0     333,334         0            0            0        500,001         0         833,335            0          *
deAlejo
2005 Trust
U/A dated
4/13/2005
Alberto A.
deAlejo Jr.,
Trustee (5)

Shahab       0     333,334         0            0            0        500,001         0         833,335            0          *
Emrani

Nite         0     533,334         0            0            0        800,001         0       1,333,335            0          *
Capital, LP
Contact
Person:
Keith
Goodman (6)

Vicis        0    6,000,000        0            0            0     11,000,000         0      17,000,000            0          *
Capital Master
Fund, Contact
Person:
 Shad
Stastney (7)

Jules        0      33,334         0            0            0         50,001         0          83,335            0          *
Ghedina

Jeffrey      0      66,667         0            0            0        100,001         0         166,668            0          *
Benton

PP57, LLC    0      66,667         0            0            0        100,001         0         166,668            0          *
Contact
Person:
Robert M.
Snibbe, Jr.
(8)

William N.   0      33,334       20,000         0            0         50,001         0         103,335            0          *
& Jean S.
Hagler Trust
(9)

Max R. Frye  0      50,000         0            0            0         75,000         0         125,000            0          *

Gary K.      0      66,667         0            0            0        100,001         0         166,668            0          *
Chandler

Steve J.     0      20,000         0            0            0        300,000         0         500,000            0          *
Logan

Edwin A.     0     133,334      685,000         0            0        200,001         0       1,018,335            0          *
McGusty

Dan          0      13,334         0            0            0         20,001         0          33,335            0          *
Crawford

King Capital 0      66,640         0            0            0         99,960         0         166,600            0          *
Corporation
Contact
Person:
Cameron
King-
President
(10)

Mario        0           0      2,500           0            0              0         0           2,500            0          *
Scarpa

Donald J.    0           0      10,000          0            0              0         0          10,000            0          *
Grissom

Terry N.     0           0      15,000          0            0              0         0          15,000            0          *
Williams

Natalie P.   0           0      20,000          0            0              0         0          20,000            0          *
Collins

Brian        0           0      20,000          0            0              0         0          20,000            0          *
Thornton

                                       23

Robert       0           0      25,000          0            0              0          0         25,000            0          *
McPhail

ZTZ Trust    0           0      30,000          0            0              0          0         30,000            0          *
Corp.
Contact
Person:
Lucien
Lallouz (11)

D. Gregg    0           0       40,000          0            0              0          0         40,000            0          *
Diamond

Joy Melton  0           0       50,000          0            0              0          0         50,000            0          *

Mark R.     0           0       80,000          0            0              0          0         80,000            0          *
Sage and
Cathy L.
Sage, as
Trustees of
the Mark R.
Sage and
Cathy L.
Sage
Revocable
Trust
Agreement
by
Instrument
dated
October 20,
2005 (12)

Apogee      0           0      190,100          0            0              0          0        190,100            0          *
Financial
Investments,
Inc.
Attn:
Richard
Diamond,
VP (13)

Richard B.  0           0      250,000          0            0              0          0        250,000            0          *
Masters

Famalom,    0           0      302,500          0            0              0          0        302,500            0          *
LLC
attn:  Chris
Phillips,
Managing
Member (14)

Daedalus    0           0      342,500          0            0              0          0        342,500            0          *
Consulting,
Inc.
attn: Hans
Beyer (15)

Stacy L.    0           0      581,500          0            0              0          0        581,500            0          *
Bagley

Eddie D.    0           0       16,000          0            0              0          0         16,000            0          *
Carter

Decembra    0           0      575,000          0            0              0          0        575,000            0          *
Diamond

Charles G.  0           0    1,630,000          0            0              0          0      1,630,000            0          *
 Masters

Nancy S.    0     33,334          0             0            0         50,001          0        83,335             0          *
Masters

                                       24

Total CFO,  0           0          0        2,675,000        0      2,000,000          0       4,675,000           0          *
LLC
attn:  Chris
Phillips,
Managing
Member (16)

Midtown     0           0          0            0            0      2,370,145          0       2,370,145           0          *
Partners &
Co., LLC
Bruce Jordan,
Managing
Director (17)

Joel Logan  0      200.000         0            0            0        300,000          0         500,000           0          *

Charles     0      133,334         0            0            0        200,001          0         333,335           0          *
Murphree

John Steven 0      66,667          0            0            0        100,001          0         166,668           0          *
Lawler

James David 0     100,000          0            0            0        150,000          0         250,000           0          *
Shaw

William     0      80,000          0            0            0        120,000          0         200,000           0          *
Joseph
Aycock, Jr.

Jerry Ray   0      33,334          0            0            0         50,001          0          83,335           0          *
Cooper, Jr.

Timm Gann   0      26,667          0            0            0         40,001          0          66,668           0          *

Jimmy Ray   0      26,667          0            0            0         40,001          0          66,668           0          *
Hawkins

Fred and    0           0          0            0       13,340         13,340          0          26,680           0          *
Joan Halbig

Paul T.     0           0          0            0        6,667          6,667          0          13,334           0          *
Green

Ricky A.    0           0          0            0       35,000         35,000          0          70,000           0          *
and Tina L.
Martin

Douglas     0           0          0            0       20,000         20,000          0          40,000           0          *
Greenway
Sr.

Scott       0           0          0            0       67,000         67,000          0         134,000           0          *
Strickland

Gary R.     0           0          0            0       30,000         30,000          0          60,000           0          *
Martin &
Valerie A.
Martin

Eddie M.    0           0          0            0       35,000         35,000          0          70,000           0          *
Wilson

                                       25

Jimmy O.    0           0          0            0       36,400         36,400          0          72,800           0          *
Smith

Dudley H.   0           0          0            0       29,800         29,800          0          59,600           0          *
Dinkins

Richey C.   0           0          0            0       30,000         30,000          0          60,000           0          *
Swinney

Wayne N.    0           0          0            0        5,000          5,000          0          10,000           0          *
Spillers

James       0           0          0            0       20,000         20,000          0          40,000           0          *
Bradford
Bishop

Albert D.   0           0          0            0       20,000         20,000          0          40,000           0          *
Aycock

Larry L.    0           0          0            0       20,000         20,000          0          40,000           0          *
Wiginton
and
Jan H.
Wiginton,
JTWROS

                                       26

Harold K.   0           0          0            0       66,667         66,667          0         133,334           0          *
Wilson

Ken Wilson  0           0          0            0       50,000         50,000          0         100,000           0          *

Dennis A.   0           0          0            0       15,000         15,000          0          30,000           0          *
Wilson

DD Growth   0           0          0            0      166,667        166,667          0         333,334           0          *
Premium
Fund
Alberto
Micalizzi,
Chairman
(18)

Charles R.  0           0          0            0       33,334         33,334          0          66,668           0          *
Barber, Jr.

Michael E.  0           0          0            0       54,000         54,000          0         108,000           0          *
Stephens

Matt
Clayton     0           0          0            0       33,334         33,334          0          66,668           0          *

David H.    0           0          0            0       16,667         16,667          0          33,334           0          *
Silvertooth

Mickey      0           0          0            0       10,000         10,000          0          20,000           0          *
Hankins

Robert      0           0          0            0       20,000         20,000          0          40,000           0          *
Leighton
Gibens

Ruby        0           0          0            0       13,334         13,334          0          26,668           0          *
E.Lawhon

Geraldine   0           0          0            0       13,334         13,334          0          26,668           0          *
Shaw

Steve N.    0           0          0            0       10,000         10,000          0          20,000           0          *
Bostic

Family      0           0          0            0       10,000         10,000          0          20,000           0          *
Home
Center, Inc.
attn:Charles
Stricklin,
President
(19)

Allison   20,000        0          0            0         0              0        20,000               0           0          *
Investment
Corp.,
Contact
Person
Raymond
Burke (20)

Sequence  17,338        0          0            0         0              0        17,338               0           0          *
Advisors
Corp.,
Richard
Fisher
Contact
Person (21)

TOTAL     37,338    9,941,627   4,945,100    2,675,000   880,540    22,163,153    37,338          40,605,420      0           *

*  Less  than  1%

(1) Juan Montes has sole voting and investment control over the securities of Cytation Corporation owned by Thunderbird Global Corporation. Mr. Montes disclaims beneficial ownership of the securities of Cytation Corporation owned by Thunderbird Global Corporation, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(2) Juan Montes,has sole voting and investment control over the securities of Cytation Corporation owned by Firle Trading, S.A. Mr. Montes disclaims beneficial ownership of the securities of Cytation Corporation owned by Firle Trading, S.A, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(3) Gary K. Chandler has sole voting and investment control over the securities of Cytation Corporation owned by Equity Trust Company. Mr. Chandler disclaims beneficial ownership of the securities of Cytation Corporation owned by Equity Trust Company, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(4) Isaac Winehouse, as manager of B & W Equities, LLC, the general partner of Double U Master Fund, LP, has sole voting and investment control over the securities of Cytation Corporation owned by Double U Master Fund, LP. Mr. Winehouse disclaims beneficial ownership of the securities of Cytation Corporation owned by Double U Master Fund, LP, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(5) Alberto A. deAlejo, Jr., as Trustee, has sole voting and investment control over the securities of Cytation Corporation owned by Gilda Sierra deAlejo 2005 Trust. Mr. deAlejo disclaims beneficial ownership of the securities of Cytation Corporation owned by the Gilda Sierra deAlejo 2005 Trust, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(6) Keith Goodman, as Manager of the General Partner, has sole voting and investment control over the securities of Cytation Corporation owned by Nite Capital, LP. Mr. Goodman disclaims beneficial ownership of the securities of Cytation Corporation owned by Nite Capital, LP, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(7) Shad L. Stastney, as Managing Member, has sole voting and investment control over the securities of Cytation Corporation owned by Vicis Capital Master Fund. Mr. Stastney disclaims beneficial ownership of the securities of Cytation Corporation owned by Vicis Capital Master Fund, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(8) Robert M. Snibbe, Jr., as Managing Member, has sole voting and investment control over the securities of Cytation Corporation owned by PP57, LLC. Mr. Snibbe disclaims beneficial ownership of the securities of Cytation Corporation owned by PP57, LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

(9) William N. & Jean S. Hagler, as Co-Trustees, have shared voting and investment control over the securities of Cytation Corporation owned by William N. & Jean S. Hagler Trust. Either Co-Trustee, acting alone, has authority to act on behalf of the Trust.

(10) Cameron King, as President, has sole voting and investment control over the securities of Cytation Corporation owned by King Capital Corporation. Mr. King disclaims beneficial ownership of the securities of Cytation Corporation owned by King Capital Corporation, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

(11) Lucien Lallouz, as President, has shared voting and investment control over the securities of Cytation Corporation owned by ZTZ Trust Corp with Sharon Lallouz. Mr. Lallouz and Ms. Lallouz disclaim beneficial ownership of the securities of Cytation Corporation owned by ZTZ Trust Corp., except to the extent of their pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(12) Mark R. Sage and Cathy L. Sage, as Trustees, have shared voting and investment control over the securities of Cytation Corporation owned by the Mark R. Sage and Cathy L. Sage Revocable Trust.


(13) Richard Diamond, as Vice President, has sole voting and investment control over the securities of Cytation Corporation owned by Apogee Financial Investments, Inc. Mr. Diamond disclaims beneficial ownership of the securities of Cytation Corporation owned by Apogee Financial Investments, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(14) Christopher Phillips, as Managing Member, has sole voting and investment control over the securities of Cytation Corporation owned by Famalom, LLC. Mr. Phillips disclaims beneficial ownership of the securities of Cytation Corporation owned by Famalom, LLC., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(15) Hans Beyer, as President, has sole voting and investment control over the securities of Cytation Corporation owned by Daedalus Consulting. Mr. Beyer disclaims beneficial ownership of the securities of Cytation Corporation owned by Daedalus Consulting, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(16) Christopher Phillips, as Managing Member, has sole voting and investment control over the securities of Cytation Corporation owned by Total CFO, LLC. Mr. Phillips disclaims beneficial ownership of the securities of Cytation Corporation owned by Total CFO, LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(17) Bruce Jordan, as Managing Member, has sole voting and investment control over the securities of Cytation Corporation owned by Midtown Partners & Co., LLC. Mr. Jordan disclaims beneficial ownership of the securities of Cytation Corporation owned by Midtown Partners & Co., LLC, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(18) Alberto Micalizzi, as Chairman, has sole voting and investment control over the securities of Cytation Corporation owned by DD Growth Premium Fund. Mr. Micalizzi disclaims beneficial ownership of the securities of Cytation Corporation owned by DD Growth Premium Fund, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(19) Charles Stricklin, as President, has sole voting and investment control over the securities of Cytation Corporation owned by Family Home Center, Inc. Mr. Stricklin disclaims beneficial ownership of the securities of Cytation Corporation owned by Family Home Center, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(20) Raymond Burke, as Chairman, has sole voting and investment control over the securities of Cytation Corporation owned by Allison Investment Corp. Mr. Burke disclaims beneficial ownership of the securities of Cytation Corporation owned by Allison Investment Corp., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


(21) Richard Fisher has sole voting and investment control over the securities of Cytation Corporation owned by Sequence Advisors Corp. Mr. Fisher disclaims beneficial ownership of the securities of Cytation Corporation owned by Sequence Advisors Corp., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

                              PLAN OF DISTRIBUTION

ELIGIBLE SHARES

     The Selling Stockholders will re-offer, pursuant to this prospectus, shares of our Common Stock which we:

     -    have  issued  in  connection  with  Rule  506  offerings;

     -    shall issue  upon  the  conversion  of  shares  of  our  Series  A
          Convertible  Preferred  Stock;

     -    shall issue  upon  the  conversion  of  shares  of  our  Series  B
          Convertible  Preferred  Stock;

     -    shall issue  upon  the  conversion  of  shares  of  our  Series  C
          Convertible  Preferred  Stock;

     -    shall issue  upon  the  conversion  of  shares  of  our  Series  D
          Convertible  Preferred  Stock;

     -    shall  issue  upon  the  exercise  of  Common Stock purchase warrants;

     -    shall  issue  as  stock  dividends;  and

     -    shall  issue  pursuant  to  contractual  obligations.

     There can be no certainty as to when and if the shares of our Series A Convertible Preferred Stock will be converted, or if our Common Stock purchase warrants will be exercised. Your attention is directed to the sections captioned "Description of Securities-Series A Convertible Preferred Stock" and the section captioned "Description of Securities-Warrants."

     The term "Selling Stockholders" as used by us in this prospectus includes pledgees, donees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus from one or more of the Selling Stockholders named in the table commencing on page 21 as a pledge, gift, partnership distribution or other non-sale related transfer.


     To the extent any successor(s) to the named selling stockholders wish to sell under this prospectus the Company must file a prospectus supplement identifying such successors as selling stockholders.

DISTRIBUTION METHOD

     All of the Selling Stockholders have advised us that they may sell, from time to time, pursuant to this prospectus, their shares of our Common Stock (an aggregate  of  43,506,843  shares  as of the date of this prospectus) on the OTC

Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They have also advised us that their sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. In addition, the Selling Stockholders may sell, when permissible, pursuant to the exemption of Rule 144 under the Securities Act.

     The  Selling  Stockholders  will  act independently of each other. They may sell  the  shares  of  our  Common  Stock  pursuant  to  this  registration statement/prospectus by one or more of the following methods, without limitation:

     - a block trade on which the broker-dealer so engaged will attempt to sell the shares of our Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by the broker-dealer as principal and resales by such broker-dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits, or acts as an intermediary for purchasers; or

     - face-to-face transactions between the Selling Stockholder and purchasers without a broker-dealer.

     In effecting sales, a broker-dealer engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts which will be negotiated immediately prior to sale. This compensation to a particular broker-dealer might be in excess of customary commissions for routine market transactions. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with these sales. Any profits realized by the Selling Stockholder and the compensation of such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our Common Stock through a block trade, a purchase by a broker or dealer, or any special offering other than an underwritten offering, we shall file a post-effective amendment to the Registration Statement. In such amendment we shall disclose (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

     In the event that a group of Selling Stockholders advises us that they have engaged an underwriter to sell for them and any other Selling Stockholder who or which so advises, we shall file a post-effective amendment to the Registration Statement, of which this prospectus is Part I, so that a new amended prospectus will become available describing the underwritten offering, whether on a firm commitment or best efforts basis. As of the date of this prospectus, we have received no such advice.

     From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in, or transfer or assign, some or all of the shares of our Common Stock owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of a default, and the transferees and assignees shall, be deemed to be Selling Stockholders for the purpose of this prospectus. The number of shares of our Common Stock beneficially owned by a Selling Stockholder who or which so transfers, pledges or assigns will decrease as and when the Selling Stockholder takes such action. The plan of distribution for the Selling Stockholder's shares of our Common Stock sold hereunder will otherwise remain unchanged by reason of a transfer, pledge or assignment. A Selling Stockholder may also enter into option or other transactions with a broker-dealer that involve the delivery of shares of our Common Stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer the shares of our Common Stock. A Selling Stockholder may also loan or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may then sell the shares of our Common Stock so loaned or, upon a default, may sell or otherwise transfer the pledged shares of our Common Stock.

     In order to comply with the securities laws of some states, the shares of our Common Stock will have to be sold for a Selling Stockholder in those jurisdictions only through registered or licensed brokers or dealers.

     We have advised the Selling Stockholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, she or it, must deliver a copy of this prospectus in connection with any resale by such Selling Stockholder of shares of our Common Stock under this prospectus.

     We have also undertaken, if, in our opinion in the future, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Stockholders of this opinion, to request that the Selling Stockholders cease use of this prospectus and to confirm our then intention to amend the Registration Statement of which this prospectus is part I in order to effect such compliance.


     UNDERWRITERS  AND  UNDERWRITING  OBLIGATION

     One selling stockholder, Midtown Partners & Co., LLC ("Midtown Partners"), is a SEC and NASD registered broker-dealer. Midtown Partners acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering and the Series D Preferred Stock Offering. Midtown Partners received the following warrants as partial payment of commissions earned as placement agent for the Company in connection with such private offerings: (a) Series BD-1 Common Stock Purchase Warrants exercisable for, in the aggregate, 889,162 shares of Common Stock at an exercise price of seventy five cents ($.75) per share, (b) Series BD-2 Common Stock Purchase Warrants exercisable for, in the aggregate, 889,162 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, (c) Series BD-3 Common Stock Purchase Warrants exercisable for, in the aggregate, 449,581 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share, (d) Series BD-4 Common Stock Purchase Warrants exercisable for, in the aggregate, 61,120 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (e) Series BD-5 Common Stock Purchase Warrants exercisable for, in the aggregate, 61,120 shares of Common Stock at an exercise price of three dollars ($3.00) per share (collectively, the "BD Warrants"). Pursuant to this registration statement, the Company is registering for re-sale the common stock issuable upon exercise of the BD Warrants. As such, relative to the shares issuable upon exercise of the BD Warrants, Midtown Partners falls into the definition of an "underwriter," as defined in Section 2(11) of the Securities
Act  of  1933,  as  amended.



     In  addition,  the following selling shareholders are affiliates of Midtown
Partners: (a) Apogee Financial Investments, Inc., a selling shareholder holding 1,901 shares of Series B Preferred Stock convertible into 190,100 shares of common stock; (b) Famalom, LLC, a selling shareholder holding 3,025 shares of Series B Preferred Stock convertible into 302,500 shares of common stock; (c)

Daedalus Consulting, Inc., a selling shareholder holding 3,425 shares of Series B Preferred Stock convertible into 342,500 shares of common stock; (d) Deecembra Diamond, a selling shareholder holding 5,750 shares of Series B Preferred Stock convertible into 575,000 shares of common stock; and (e) Total CFO, LLC, a selling shareholder holding 26,750 shares of Series B Preferred Stock convertible into 2,675,000 shares of common stock and a Series C Common Stock Purchase Warrant exercisable for 2,000,000 shares of common stock (collectively, the "Midtown Affiliates"). The Company is registering for re-sale the common stock issuable upon exercise or conversion of the securities referenced above in this paragraph. As such, as an affiliate of Midtown Partners, the selling shareholders referenced above in this paragraph fall into the definition of an "underwriter," as defined in Section 2(11) of the Securities Act of 1933, as amended, relative to the securities owned by each such selling securityholder being registered hereunder.



     Except for the prior engagement of Midtown Partners as placement agent in connection with the private Series A Preferred Stock Offering and the private Series D Preferred Stock Offering, and as an owner of securities, Midtown Partners does not have a material relationship with the Company. Further, except as an owner of securities of the Company, none of the Midtown Affiliates have a material relationship with the Company. Neither Midtown nor the Midtown Affiliates may return any of the above referenced securities. Please see page
138 below for a description of offering expenses. Also, please see"SERIES A PREFERRED STOCK OFFERING" on page 49 and"SERIES D PREFERRED STOCK OFFERING" on page 53 for a description of the compensation Midtown Partners received for its services as placement agent. There is no arrangement under which Midtown
Partners or any Midtown Affiliate may purchase additional shares or securities in connection with these offerings. Midtown Partners has no contractual right to designate or nominate a member of the Board of Directors. Midtown Partners has been in business as a registered broker-dealer for more then three years. Previously, Midtown Partners had operated under the name Innovation Capital, LLC. No finders or other licensed Broker-Dealers were used by the Company in connection with the Series A Preferred Stock Offering, the Series B Preferred Stock Offering, or this Registration Statement.



     Midtown Partners and each of the Midtown Affiliates plan to resale the above referenced securities pursuant to the plan of distribution as discussed at page 31 under the heading "DISTRIBUTION METHOD." Based upon representations received, Midtown Partners and each of the Midtown Affiliates do not intend to engage in passive market making transactions under Rule 103 of Regulation M or to conduct any stabilizing transactions. Midtown and each of the Midtown Affiliates are not making any warrant or rights offering to existing security holders.



     The placement agent agreement between Midtown Partners and the Company provides for indemnification of Midtown Partners by the Company for losses, claims, damages, or liabilities, including attorneys' fees, incurred by Midtown Partners in connection with Midtown Partners' services as a placement agent. The Company's obligation to indemnify Midtown Partners would include liabilities arising under the Securities Act of 1933. This indemnification provision is limited by a proviso that if such losses, claims, damages, or liabilities are found by a court to arise primarily out of Midtown Partners' violation of any applicable law, then Midtown Partners must repay to the Company any amounts received as indemnification.

COMPLIANCE

     We have also advised each of the Selling Stockholders that a court may determine at a later date that he, she or it is an "underwriter" within the meaning of Section 2(11) of the Securities Act. In such event the Selling
Stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in this prospectus (i.e., material misstatements or omissions). We have also advised them that they may be found liable under Section 10(b) of the Act and Rule 10b-5 for such material misstatements or omissions, if any.

     We and the Selling Stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Stockholders of an aggregate, as of the date of this prospectus, of 43,506,843 shares of our Common

Stock offered by this prospectus, will comply with the requirements of the federal securities laws and regulations, including Regulation M.

     In general, Rule 102 under Regulation M prohibits any Selling Stockholder or a broker-dealer acting for such Selling Stockholder from, directly or indirectly, bidding for, or purchasing, any shares of our Common Stock, or attempting to induce any person to bid for, or to purchase, shares of our Common Stock during a restricted period (as such term is defined in Rule 100) which ends when he, she or it has completed his, her or its participation in a distribution of shares in an offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the Selling Stockholder, including exercising a stock option or warrant.

     We are bearing all costs relating to the registration of the shares of our Common Stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker-dealer in connection with any sale of shares of our Common Stock will be borne by the Selling Stockholder selling such shares.

                                LEGAL PROCEEDINGS

     Although the Company and its subsidiaries are in the normal course of business subject to claims and litigation, neither the Company nor its subsidiaries are a party to any material legal proceeding nor is the Company aware of any circumstance which may reasonably lead a third party to initiate legal proceeding against the Company or its subsidiaries.

     As of the date of this filing, there are no material pending legal or governmental proceedings relating to our Company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers, or affiliates are a party adverse to us or which have a material interest adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS


     As of March 31, 2006, the directors and executive officers of Cytation Corporation, Inc., their ages, positions, the dates of initial election or appointment as directors or executive officers, and the expiration of their terms are as set forth in the following table. Please note that Joel Logan, Charles Murphree, and John Lawler are not directors or executive officers of Cytation Corporation but are included in this table pursuant to Rule 3b-7 because they are executive officers and/or directors of the Company's subsidiary who perform policy-making functions.


NAME OF
DIRECTOR/EXECUTIVE
OFFICER                   AGE     POSITION                                 PERIOD SERVED
Charles G. Masters        66      President, Chief Executive Officer,     January 18, 2006 to Present; term
                                  and Class II Director                   as Class II Director expires in2007

Christopher Portner       40      Class I Director                        July 2001 to Present; term as
                                                                          Class I Director expires in 2006

Joel Stephen Logan, II    37      Member of the Board of Directors        January 2004 to Present; term as
                                  of Deer Valley Homebuilders, Inc.,      Director expires in 2006
                                  President and General Manager of
                                  Deer Valley Homebuilders, Inc.

Charles L. Murphree, Jr.  44      Member of the Board of Directors of     April 2004 to Present; term as
                                  Deer  Valley Homebuilders, Inc.,        Director expires in 2006
                                  Vice President and Regional Sales
                                  Director of Deer Valley Homebuilders, Inc.

                                       35

John Steven Lawler        37      Member of the Board of Directors of     January 2004 to Present; term as
                                  Deer Valley Homebuilders, Inc.,         Director expires in 2006
                                  Director of Finance, Deer Valley]
                                  Homebuilders, Inc.

Hans Beyer                40      Proposed Class II Director              Nominee; term would expire
                                                                          in 2007

John Giordano             48      Proposed Class III Director             Nominee; term would
expire in 2008

Dale Phillips             58      Proposed Class I Director               Nominee; term would
                                                                          expire in 2009

DUTIES, RESPONSIBILITIES AND EXPERIENCE

     CHARLES G. MASTERS, Chief Executive Officer, President and Director of Cytation Corporation. Mr. Masters was the founder of Deer Valley Acquisitions Corporation and, since its inception in July 2005, has served as its Chief Executive Officer. In March 1998, Mr. Masters founded and has since served as CEO and CFO of Bumgarner Enterprises, Inc., an oil and gas development and a business consulting firm. Since 2001, Mr. Masters has also served as Director, CEO and CFO of Ranger Industries, Inc., a public company, which is the sole shareholder of Bumgarner Enterprises. Ranger Industries engages in business consulting, due diligence research, and oil and gas exploration and development.

Mr. Masters has founded and served as the CEO and CFO of several private companies involved in the development of military electronic communications and test equipment, pioneering the introduction of microprocessors into point of sale equipment, medical equipment, artificial intelligence devices, and the development of laser scanners. Mr. Masters received a B.S.E.E. (1961) from Duke University, a M.S.E.E. (1964) from the University of Pittsburgh and a M.S.M.S.
(1966)  from  Johns  Hopkins  University.

     CHRISTOPHER PORTNER, Director of Cytation Corporation. Since March 1998, Mr. Portner has been a certified financial planner and a general securities principal with PSA Equities and a portfolio manager with PSA Capital Management of Lutherville, Maryland. From 1995 through February 1998, Mr. Portner was a financial consultant with Peremel & Company of Baltimore, Maryland. Mr. Portner is a graduate of the College of Financial Planning's professional education program, holds a Bachelor of Science degree in both Business and English from Towson State University. Mr. Portner plans to resign as director at a special meeting to be held in the second quarter of 2006.

     JOEL STEPHEN LOGAN, II, Director, President, and General Manager of Deer Valley Homebuilders, Inc. Mr. Logan has extensive experience in the manufactured home industry. Since 2004, Mr. Logan has served as General Manager and President for Deer Valley Homebuilders, Inc. From 1996 until 2003, Mr. Logan worked as President of Pinnacle Homes of Alabama, a manufactured housing company. Mr. Logan is a graduate of Mississippi State University, from which he holds a degree in Business Administration. Mr. Logan is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.

     CHARLES L. MURPHREE, JR., Director, Vice President, and Regional Sales Director of Deer Valley Homebuilders, Inc. Since April of 2004, He has worked as Regional Sales Director and Vice President of Deer Valley Homebuilders, Inc. From 2003 until 2004, Mr. Murphree served as Plant Manager for Clayton Homes,
Inc.  From  2000  through  2003,  Mr.  Murphree worked as General Manager of the

Energy and LifeStyle Divisions of Southern Energy Homes, Inc. Clayton Homes, Inc. and Southern Energy Homes, Inc. are producers of manufactured housing. Mr.

Murphree graduated from the University of Alabama with a Bachelor of Science in Business Administration. Mr. Murphree is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.

     JOHN STEVEN LAWLER, Director and Director of Finance of Deer Valley Homebuilders, Inc. Since April 2004, Mr. Lawler, a certified public accountant, has worked as Director of Finance for Deer Valley Homebuilders, Inc. From 2001 until 2004, he served as ERP and IT Project Manager for Cavalier Homes, Inc. From 1999 until 2001, Mr. Lawler worked as the ERP Team Leader for Financial

Accounting for Cavalier Homes, Inc. Cavalier Homes, Inc. is a producer of manufactured housing. Mr. Lawler holds a Bachelor of Science in Business

Administration from the University of Alabama. Mr. Lawler is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.


     HANS BEYER, Nominee for Director. Since February of 2005, Mr. Beyer has served as a partner for Saxon Gilmore Carraway Gibbons Lash & Wilcox, P.A. At Saxon Gilmore Carraway Gibbons Lash & Wilcox, P.A., he oversees and manages complex legal matters. Since September 2005, Mr. Beyer has served as the Senior Vice President of Mirabilis Ventures, Inc. At Mirabilis Ventures, Inc., he oversees private equity investments. Mirabilis Ventures, Inc. is a diversified, privately-held holding company with interests in a variety of companies in industries including construction, business consulting, and software development. In addition, Mr. Beyer is President and Founder for Daedalus Consulting, Inc., which provides Internet research and business consulting services, primarily for start-up and small companies. In connection with his position at Daedalus Consulting, Inc., Mr. Beyer provides consulting advice on business matters. From 2003 to February 2005, Mr. Beyer was a partner at Buchanan Ingersoll, P.C. Prior to 2002, Mr. Beyer was the founder and President of the Law Firm of Hans Christian Beyer, P.A. Mr. Beyer holds a B.A. from the University of Michigan and a J.D. from the University of Michigan Law School.


     JOHN GIORDANO, Nominee for Director. For the past five years Mr. Giordano has served as Chair of the Business, Tax and Corporate Finance Practice Group at Bush Ross, P.A., a Tampa, Florida law firm. He is regularly involved in complex business-related transactions, has extensive experience in a broad range of areas, including federal and state securities law, corporate finance, mergers, acquisitions, and tax law, and has acted as general corporate counsel for numerous Florida-based public and private corporations. Mr. Giordano attended the University of Florida, where he received a B.S., a J.D., and an L.L.M. in taxation.

     DALE PHILLIPS, Nominee for Director. For the past five years, Mr. Phillips has served as a director and Vice President of Finance for RE Purcell Construction Co., Inc., a paving and utility contractor. He is also a director and Vice President for Dalmari, Inc. Mr. Phillips holds an A.S. (1968) in Business Management from Champlain College and a B.A. (1971) in Accounting from Castleton State College.

SIGNIFICANT  EMPLOYEES

     Other than the executive officers of Deer Valley named above, no other employees are required to be disclosed under this item. Because of their importance to the success of Deer Valley and the Company, Deer Valley maintains "key man" life insurance policies, with Deer Valley as beneficiary, on the former owners of Deer Valley, including Joel Stephen Logan II, John Steven Lawler, and Charles Murphree.

FAMILY  RELATIONSHIPS

     There are no family relationships among any of our directors and executive officers.

INVOLVEMENT  IN  LEGAL  PROCEEDINGS

     To the best of our knowledge, there is no material proceeding to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company or any of its subsidiaries.

     To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any property or business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of the forms, reports, and certificates filed with the Company by such persons, all Section 16(a) filing requirements were complied with by such persons during the last fiscal year.

SPECIAL  MEETING  OF  THE  SHAREHOLDERS  AND  PROXY

     The management of the Company will likely change soon. The Company has filed a Preliminary Information Statement on Schedule 14C (the "Information Statement") with the United States Securities and Exchange Commission (the "SEC"). In the Information Statement, the Company discloses that shareholders holding in excess of fifty percent (50%) of all shares entitled to vote have indicated that they will vote FOR the following proposals at a special meeting of  the shareholders which the Company intends to hold on or about July 7, 2006,

pending  approval  by  the  SEC:

     FOR  the  election  of  each  of  Hans  Beyer,  John  Giordano,  and  Dale
     Phillips to serve as directors of Cytation Corporation until the next annual meeting of shareholders in the years in which their terms expire and until their successors are duly elected and qualified, or until their earlier resignation, removal from office, or death;

     FOR amending the Company's Certificate of Incorporation to increase the authorized preferred stock, par value $.01 per share, of the Company from  1,140,000  shares  to  10,000,000  shares;


     FOR amending the Company's Certificate of Incorporation to increase the authorized common stock, par value $.001 per share, of the Company from 2,000,000 shares to 100,000,000 shares of common stock;

     FOR amending the Certificate of Incorporation to change the name of the Company to Deer Valley Corporation; and

     FOR approving a merger with a Florida corporation, solely for purposes of establishing the Company's domicile in Florida.

     In connection with the special meeting the Company has solicited and received the votes of shareholders holding in excess of fifty percent (50%) of all shares entitled to vote and the consent of shareholders holding at least fifty percent (50%) of the Series A Preferred Stock, via an irrevocable proxy limited in scope to the five proposals detailed above and limited in duration to July 30, 2006 or the adoption of the proposals listed above, whichever occurs earlier. The shareholders listed in the following paragraphs and the accompanying table have signed the limited, irrevocable power of attorney and proxy.

     MAJORITY  VOTE  FOR  ALL  PROPOSALS


     In connection with the special meeting the Company has solicited and received the votes of shareholders holding in excess of fifty percent (50%) of all shares entitled to vote and the consent of shareholders holding at least fifty percent (50%) of the Series A Preferred Stock, via an irrevocable proxy limited in scope to the five proposals detailed above and limited in duration to July 30, 2006 or the adoption of the proposals listed above, whichever occurs earlier. The shareholders listed in the following paragraphs and the accompanying table have signed the limited, irrevocable power of attorney and proxy.


     Pursuant to the restrictions of the Certificates of Designation of the Company's Series A and Series C convertible preferred stock, and in accordance with the record date of June 5, 2006, the aggregate shares available to be voted on the proposals are 8,585,895. Fifty percent of the aggregate shares available to be voted on the proposals amounts to 4,292,948 shares. The following shareholders  have  indicated that they intend to vote for all of the proposals:

      SHAREHOLDER                  NUMBER OF SHARES TO BE VOTED FOR PROPOSALS

 Charles G. Masters                                 1,430,000

 Edwin McGusty                                        685,000

 Deecembra Diamond                                    675,000

 Stacy Bagley                                         597,500

 Daedalus Consulting and Hans Beyer                   342,500

 Richard Masters                                      250,000

 Robert Christian                                     100,000


 Famalom, LLC and Total CFO, LLC                      302,500

 Vicis Capital Master Fund                             49,900

 Apogee Financial Investments, Inc (proxy holder)     190,100

 TOTAL                                              4,622,500



     Please note that private transactions undertaken subsequent to the execution of the irrevocable proxy have changed the number of shares held by some of the shareholders in the above table. However, since the terms of the irrevocable proxy and the documents evidencing the subsequent transactions provide that the shares remain subject to the proxy despite being transferred, the above table reflects pre-transaction voting and ownership. For the number of shares currently held by the shareholders listed in the above table, please see the Table of Selling Security Holders, above.



     APPROVAL OF AT LEAST FIFTY PERCENT OF THE ISSUED AND OUTSTANDING SERIES A PREFERRED STOCK

     The voting restrictions of the Certificate of Designation of the Company's Series A Preferred Stock apply only if the holders of Series A Preferred Stock vote with all shareholders. When the consent of at least fifty percent of the holders of Series A Preferred Stock is required before certain corporate actions may be taken, no such restrictions apply. Accordingly, the consent of Vicis
Capital Master Fund, which holds approximately 60.6% of the Company's Series A Preferred Stock, represents the consent required to approve increasing the authorized preferred stock of the Company and merging with a Florida corporation for the sole purpose of establishing the Company's domicile in Florida.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions to which the Company or its subsidiary was or is to become a party, in which any director, executive officer, director nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

     In connection with the Securities Purchase and Share Exchange Agreement, on January 18, 2006, the Company issued to Vicis Capital Master Fund, Inc. (the "Lender") an Interest Bearing Non-Convertible Installment Promissory Note, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum (the "Promissory Note"). The Lender also owns Series A Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants. In March 2006, the Lender agreed to convert the Promissory Note into 150,000 shares of Series A Preferred Stock, Series A Common

Stock Purchase Warrants entitling the holder to purchase 2,000,000 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and Series B Common Stock Purchase Warrants entitling the holder to purchase 1,000,000 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25).

     In connection with the Capital Stock Purchase Agreement, DVA entered into the Earnout Agreement, pursuant to which, additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the net income before taxes of Deer Valley Homebuilders, Inc. Joel Stephen Logan, II, the President and General Manager of Deer Valley Homebuilders, Inc., Charles
L. Murphree, Jr., the Vice President and Regional Sales Director of Deer Valley Homebuilders, Inc., and John Steven Lawler, Director of Finance of Deer Valley
Homebuilders,  Inc.,  are  each  a  party  to  the  Earnout  Agreement.

      Pursuant an oral consulting agreement with Ranger Industries, Inc., Cytation paid, in two installments on January 30, 2006 and February 8, 2006, a $100,000 consulting fee to Ranger Industries, Inc., as payment in full, for services rendered. Ranger Industries, Inc. is controlled by Charles G. Masters, the Chief Executive Officer & President of Cytation Corp.


     On January 25 2006, the Company approved Deer Valley entering into a Sales Contract with Steve J. Logan to purchase real property located at 7668 Highway 278 in Sulligent, Alabama (the "Sulligent Property"). On April 18, 2006, Deer Valley purchased the Sulligent Property from Steve J. Logan. The Sulligent
Property consists of a 65,992 square foot manufacturing plant located on approximately 13 acres of land. The Company paid the purchase price for the Sulligent Property of $725,000 in cash. Deer Valley obtained the funds for the purchase price of the Sulligent Property from its revolving line of credit described below under the heading "Financing." Prior to acquiring the Sulligent Property, Deer Valley's plant on the Sulligent Property operated, beginning on February 20, 2006, under a short-term lease. Steven J. Logan is the father of Deer Valley's President, and General Manager, Joel Logan. The purchase of the Sulligent Property was approved by the disinterested members of Deer Valley's Board of Directors and the Chief Executive Officer of Cytation Corporation.


     The disinterested members of the board of Deer Valley have approved a consulting agreement between Deer Valley and Steve J. Logan, the father of Joel Stephen Logan, II, a Member of the Board of Directors, President, and General Manager of Deer Valley. Under the consulting agreement, Mr. Logan agreed to remain as a personal guarantor on a loan on the Guin property and to provide real estate consulting services from time to time, as requested. Deer Valley, in return, agreed to pay Mr. Logan $5,000 per month for five years and to assume the mortgage on the Guin property. Mr. Logan's personal guaranty allowed Deer Valley to obtain a materially lower interest rate than it would have otherwise been able to obtain. There are no specific minimum hours which Mr. Logan must work. There are no enforcement provisions available to Deer Valley, should Mr. Logan refuse to provide consulting services. To date, the number of consulting hours Mr. Logan has provided has been nominal

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering and the Series D Preferred Stock Offering and was paid commissions as previously disclosed in the Company's filings. Christopher Phillips and other Series B Preferred Stockholders have an ownership interest in Midtown Partners.

                              CORPORATE GOVERNANCE

AUDIT COMMITTEE

      With the resignations of Messrs. Richard A. Fisher, Kevin J. High, Richard Parke, and John J Gilece, Jr. from the Board of Directors, we do not currently have an audit committee, but one will be appointed as the current year progresses. The board member who is currently performing the equivalent functions of an audit committee is Charles G. Masters, who has not been determined to be an "audit committee financial expert."

AUDIT COMMITTEE FINANCIAL EXPERT

     We do not currently have an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B. As discussed above, our Board of Directors plans to form an Audit Committee and is actively seeking to appoint an individual to the Board of Directors and the Audit Committee who would be deemed an audit committee financial expert and who would be independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

AUDIT  COMMITTEE  CHARTER

     The  Board  of Directors has not adopted a written audit committee charter.

NOMINATING  COMMITTEE

     The Company does not currently have a standing Nominating Committee. The Company feels that it is appropriate not to have a standing Nominating Committee due to the size of the Company. Currently, the Board of Directors, as a whole, recommends candidates who will be nominated as management's slate of directors at each annual or special meeting of the shareholders. In connection with selecting candidates for nomination to the Board of Directors, including any nominees recommended by security holders, the Board of Directors (1) reviews compliance by security holders with the Company's nominating procedures contained in the Bylaws; (2) reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board of Directors, taking into account the skills and characteristics reflected in the then-current Board members, and identifies any particular qualifications necessary to augment the skills, expertise and experience represented on the Board; and (3) following appropriate investigation, ascertains the willingness of selected candidates to serve and extends invitations to become candidates.

     In identifying candidates for membership on the Board of Directors, the Board takes into consideration all of the factors that it considers appropriate, which may include diversity, knowledge of the Company's business and other related industries, skills, and experience of the nominee in the context of the needs of the Board as a whole. Nominees are selected who have the highest personal and professional integrity, as well as demonstrated abilities, and whom the Board believes will best serve the long-term interests of the stockholders. The Board considers recommendations from stockholders, directors and officers, in light of upcoming elections and actual or expected Board vacancies. All candidates, including those recommended by shareholders, are evaluated using the same criteria. The Board of Directors has not adopted a written charter for a Nominating Committee. Due to the size of the Company, the Board of Directors does not currently have a formal procedure to be followed by security holders in submitting recommendations or nominations for candidates for the Board of Directors. Security holders may submit such recommendations or nominations directly to the Board of Directors at the Company's address, listed on this Registration Statement.

     The Board has determined that none of the current members of the Board of Directors are independent within the meaning of the listing standards of NASDAQ.

COMPENSATION  COMMITTEE

     The Company does not have a formal Compensation Committee. The Board of Directors, acting as a Compensation Committee, meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options, and reimbursement of certain business-related costs and expenses.

BOARD  MEETINGS

     Directors are expected to attend all or substantially all Board meetings and meeting of the committees, if any, on which they serve. Occasionally, unforeseen circumstances may prevent a director from attending. All Board members attended the most recent annual board meeting.

     There were two telephonic board meetings of the Board of Directors in 2005 with all five directors in attendance. The board acted nine times in 2005 by unanimous consent. No incumbent directors attended fewer than seventy-five percent of the aggregate of the total number of meetings of the board of directors (held during the period for which they have been directors) and the total number of meetings held by all committees of the board on which they served (during the periods which they served).

SHAREHOLDER  COMMUNICATION  WITH  THE  BOARD

     At such time as the Company shall appoint a Corporate Secretary, shareholders and other parties interested in communicating with any director may do so in care of the Company's Corporate Secretary by phone or written correspondence pursuant to the contact information contained in this Registration Statement. The Corporate Secretary shall review all correspondence and shall regularly forward all correspondence to the designated board member or, in the case of correspondence directed to the Board as a group, to the Chairman of the Board (except that the Corporate Secretary will not forward commercial correspondence or duplicative correspondence, except that copies will be maintained of all such correspondence). A written log of all correspondence will be maintained by the Corporate Secretary. All correspondence from the shareholders relating to accounting, internal controls, or auditing matters will be forwarded to appropriate parties in accordance with procedures developed by the Board with respect to such matters. Until the Company appoints a Corporate Secretary, shareholders or other parties interested in communicating with any director may do so in care of Charles G. Masters, the Company's Chief Executive Officer, President, and Director, who shall record and forward all correspondence in the manner described above.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000 for each of the years indicated with respect to services rendered by such persons.

                                  SUMMARY COMPENSATION TABLE (9)

                                                ANNUAL
                                             COMPENSATION                                LONG-TERM COMPENSATION
                                             ------------                                ----------------------

NAME AND PRINCIPAL                      YEAR  SALARY     BONUS     OTHER ANNUAL    RESTRICTED   PAYOUTS     ALL OTHER
POSITION                                                  ($)      COMPENSATION      STOCK                COMPENSATION
                                                                       ($)          AWARDS/       LTIP         ($)
                                                                                   SECURITIES   PAYOUTS
                                                                                   UNDERLYING     ($)
                                                                                    OPTIONS
                                                                                      SARS
                                                                                      (#)
-----------------------------------------------------------------------------------------------------------------------
Charles G. Masters (1)                  2005        -          -              -              -         -              -
                                        2004        -          -              -              -         -              -
                                        2003        -          -              -              -         -              -

Joel Stephen Logan,                     2005  $52,000  $ 245,161    $   143,617(7)           -         -              -
II(2)                                   2004  $49,000  $  62,121    $   162,120(8)           -         -              -
                                        2003        -          -              -              -         -              -

Charles L. Murphree,                    2005  $52,000  $ 124,353         86,710(7)           -         -              -
Jr.(3)                                  2004  $48,000  $  34,389    $    97,516(8)           -         -              -
                                        2003        -          -              -              -         -              -

John Steven Lawler (4)                  2005  $52,000  $ 118,291    $    67,021(7)           -         -              -
                                        2004  $47,000  $  31,494    $    75,846(8)           -         -              -
                                        2003        -          -              -              -         -              -

Richard A. Fisher(5)                    2005  $     0          -    $         0   $          0         -              -
                                        2004  $     0          -    $   352,982   $          0         -              -
                                        2003  $     0          -    $   140,000   $     25,000         -              -

Kevin J. High (6)                       2005  $     0          -    $         0   $          0         -              -
                                        2004  $     0          -    $    95,284   $          0         -              -
                                        2003  $     0          -    $   375,000   $          0         -              -

     1) On January 18, 2006, Mr. Masters was elected to serve as a Director, Chief Executive Officer, and President of Cytation Corporation.

     2) Mr. Logan is President and General Manager of Deer Valley Homebuilders, Inc., a material operating subsidiary of Cytation Corporation, acquired on January 18, 2006. Mr. Logan has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary who performs certain policy making functions identified in Rule 3b-7. Mr. Logan's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

     3)   Mr. Murphree  is  Vice  President  and  Regional  Sales  Director  of
          Deer Valley Homebuilders, Inc, a material operating subsidiary of Cytation Corporation acquired on January 18, 2006. Mr. Murphree has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary who performs certain policy making functions identified in Rule 3b-7. Mr. Murphree's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

     4) Mr. Lawler is Director of Finance of Deer Valley Homebuilders, Inc, a material operating subsidiary of Cytation Corporation, acquired on January 18, 2006. Mr. Lawler has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary who performs certain policy making functions identified in Rule 3b-7. Mr. Lawler's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

     5) Mr. Fisher resigned as Chairman and General Counsel, effective as of January 18, 2006. Mr. Fisher's compensation for 2004 includes (a) $275,000 paid in 2001 but not earned as compensation until 2004, (b) $30,000 book value of restricted shares of common stock of Cytation Corporation, and (c) $15,000 book value of 25,000 shares of common stock acquired upon exercise of stock option. Mr. Fisher's compensation for 2003 includes $100,000 paid in 2001 but not earned as compensation until 2003.

     6) Mr. High resigned as President, effective as of January 18, 2006. Mr. High's compensation for 2004 includes (a) $30,000 book value of restricted shares of common stock of Cytation Corporation, and (b) $45,285 from the cancellation of indebtedness of an affiliate. Mr. High's compensation for 2003 includes $225,000 paid in 2001 but not earned as compensation until 2003.

     7) Amount relates to partial reimbursement for payment of taxes accrued in 2005 and payable by shareholder due to status as a Subchapter S corporation.

     8) Amount relates to partial reimbursement for payment of taxes accrued in 2004 and payable by shareholder due to status as a Subchapter S corporation.

     9) None of the nominees for director have received any compensation from Cytation Corporation.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS  GRANT  TABLE

     Neither the Company, DVA, nor Deer Valley Homebuilders, Inc. issued any common share purchase options or stock appreciation rights during the 2005 fiscal year to its named executive officers.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS  EXERCISE  AND  VALUATION TABLE

     With respect to each of our named executive officers, there have not been any common share purchase options or stock appreciation rights exercised in fiscal year 2005, and there are not any unexercised common share purchase options or stock appreciation rights as of December 31, 2005.

EMPLOYMENT  AGREEMENTS  WITH  NAMED  EXECUTIVE  OFFICERS

     No employment agreements were in effect during 2005. On January 18, 2006, Deer Valley entered into the following employment agreements with the following executive officers.

     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Joel Stephen Logan, II. Under the terms of Mr. Logan's Employment Agreement, Mr. Logan is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $60 per "floor" produced by the Company, (c) is eligible to participate and receive 4.6% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company. By contract, Mr. Logan is entitled to serve on the Board of Directors of Deer Valley Homebuilders, Inc. and Deer Valley Acquisitions, Corp. until the earlier of (a) the expiration of the non-compete clause in his Employment Agreement, or (b) final payment under the Earnout Agreement.

     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Charles L. Murphree, Jr. Under the terms of Mr. Murphree's Employment Agreement, Mr. Murphree is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $33.33 per "floor" produced by the Company, (c) is eligible to participate and receive 2.2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company. By contract, Mr. Murphree is entitled to serve on the Board of Directors of Deer Valley Homebuilders, Inc. and Deer Valley Acquisitions, Corp. until the earlier of (a) the expiration of the non-compete clause in his Employment Agreement, or (b) final payment under the Earnout Agreement.

     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with John Steven Lawler. Under the terms of Mr. Lawler's Employment Agreement, Mr. Lawler is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $35 per "floor" produced by the Company, (c) is eligible to participate and receive

2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.By contract, Mr. Lawler is entitled to serve on the Board of Directors of Deer Valley Homebuilders, Inc. and Deer Valley Acquisitions, Corp. until the earlier of (a) the expiration of the non-compete clause in his Employment Agreement, or (b) final payment under the Earnout Agreement.

STOCK OPTION PLANS

     During 2005, the Company did  not maintain any stock option plans.

COMPENSATION  OF  DIRECTORS

     Except for reimbursement for his or her reasonable expenses for attending Board and Board Committee meetings, the Company currently does not provide for compensation to be paid to members of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  table  below  sets  forth  information  with respect to the beneficial ownership  of  our  capital  stock as of June 6, 2006 for (i) any person whom we know  to be the beneficial owner of more than 5% of our outstanding common stock
(ii) each of our directors or those nominated to be directors, and executive officers and (iii) all of our directors and executive officers as a group.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT(1)

TITLE OF CLASS                       NAME AND ADDRESS             AMOUNT AND NATURE    PERCENTAGE OF CLASS(2)
                                    OF BENEFICIAL OWNER                  OF
                                                                BENEFICIAL OWNERSHIP
Common Stock issuable         Charles G. Masters, Director of       1,713,335 (4)             8.6%
upon conversion of Series     Cytation Corp., Chief Executive
B Preferred Stock;            Officer & President of Cytation
Common Stock issuable         Corp.(3)
upon conversion of Series
A Preferred Stock, Series
A Common Stock
Purchase Warrants, and
Series B Common Stock
Purchase Warrants.

Common Stock                 Christopher Portner, Director of          38,332                    *
                             Cytation Corporation(3)              Direct Ownership

Common Stock issuable        Joel Stephen Logan, II, Member           500,000                  2.5%
upon conversion of Series    of the Board of Directors of         Direct Ownership(6)
A Preferred Stock;           Deer Valley Homebuilders, Inc.,
Common Stock issuable        President and General Manager
upon exercise of Series A    of Deer Valley Homebuilders,
and Series B Warrants        Inc.(5)

                                       46

Common Stock issuable        Charles L. Murphree, Jr.,                333,335                  1.6%
upon conversion of Series    Member of the Board of               Direct Ownership(7)
A Preferred Stock;           Directors of Deer Valley
Common Stock issuable        Homebuilders, Inc., Vice
upon exercise of Series A    President and Regional Sales
and Series B Warrants        Director of Deer Valley
                             Homebuilders, Inc.(5)

Common Stock issuable        John Steven Lawler, Member of            166,668                    *
upon conversion of Series    the Board of Directors of Deer     D irect Ownership(8)
A Preferred Stock;           Valley Homebuilders, Inc.,
Common Stock issuable        Director of Finance, Deer Valley
upon exercise of Series A    Homebuilders, Inc.(5)
and Series B Warrants

Common Stock issuable        Christopher Phillips(3)                5,357,700(9)              27.0%
upon conversion of Series
B Preferred Stock or
Series C Preferred Stock;
Common Stock issuable
upon exercise of Series C
Warrants

Common Stock issuable        Hans Beyer,                             565,933(10)               2.8%
upon conversion of Series    Director Nominee (3)
A and B Preferred Stock;
Common Stock issuable
upon exercise of Series A
and Series B Warrants

All Officers and Directors                                         3,317,603                  16.7%
as a group (5 persons)

* Less than 1%.


(1) Nominees for director Dale Phillips and John Giordano own no securities of Cytation Corporation.



(2) Applicable percentage of ownership is based on (i) 1,000,000 shares of common stock being issued and outstanding as of June 6, 2006, (ii) an aggregate of 9,941,627 shares of common stock which are issuable upon the conversion of 745,622 shares of the Company's Series A Convertible Preferred Stock currently issued and outstanding, (iii) an aggregate of 4,945,100 shares of common stock which are issuable upon the conversion of 49,451 shares of the Company's Series B Convertible Preferred Stock currently issued and outstanding, (iv) an aggregate of 2,675,000 shares of common stock which are issuable upon the conversion of 26,750 shares of the Company's Series C Convertible Preferred Stock currently issued and outstanding, and (v) an aggregate of 880,540 shares of common stock which are issuable upon the conversion of 132,081 shares of Series D Preferred Stock . Calculations do not include outstanding warrants, options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrant, option, or other right. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

(3) Unless otherwise indicated, the mailing address of the shareholder is 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634.


(4) Includes (a) 1,630,000 common shares issuable upon conversion of 16,300 shares of the Company's Series B Preferred Stock directly owned by Charles
     G. Masters, (b) 33,334 common shares issuable upon conversion of 2,500 shares of the Company's Series A Preferred Stock owned by Charles Masters' spouse, (c) 33,334 common shares issuable upon exercise of the Company's Series A Common Stock Purchase Warrant owned by Charles Masters' spouse, and (d) 16,667 common shares issuable upon exercise of the Company's Series B Common Stock Purchase Warrant owned by Charles Masters' spouse. Charles
     G. Masters disclaims beneficial ownership of securities owned by his spouse, except to the extent of his pecuniary interest therein, and the inclusion of these shares in this filing shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of
     Section  16  or  for  any  other  purpose.



(5) Unless ohterwise indicated, the mailing address of the shareholder is 205 Carriage St., Guin, Alabama 35563.


(6) Includes (a) 200,000 common shares issuable upon exercise of the Company's Series A Preferred Stock; (b) 200,000 common shares issuable upon exercise of the Company's Series A Common Stock Purchase Warrant, and (c) 100,000 common shares issuable upon exercise of the Company's Series B Common Stock Purchase Warrant.

(7) Includes (a) 133,334 common shares issuable upon exercise of the Company's Series A Preferred Stock, (b) 133,334 common shares issuable upon exercise of the Company's Series A Common Stock Purchase Warrant, and (c) 66,667 common shares issuable upon exercise of the Company's Series B Common Stock Purchase Warrant.

(8) Includes (a) 66,667 common shares issuable upon exercise of the Company's Series A Preferred Stock, (b) 66,667 common shares issuable upon exercise of the Company's Series A Common Stock Purchase Warrant, and (c) 33,334 common shares issuable upon exercise of the Company's Series B Common Stock Purchase Warrant.





(9) Includes (a) 302,500 common shares issuable upon conversion of 303 shares of the Company's Series B Preferred Stock owned by Famalom, LLC, an entity for which Christopher Phillips serves as the managing member, (b) 2,675,000 common shares issuable upon conversion of 2,675 shares of the Company's Series C Preferred Stock owned by Total CFO, LLC, an entity for which Mr. Phillips serves as the managing member, (c) 2,000,000 shares of common stock which are issuable upon exercise of a Series C Warrant held by Total CFO, LLC, an entity for which Mr. Phillips serves as the managing member, and (d) 190,100 common shares issuable upon conversion of 190 shares of the Company's Series B Preferred Stock indirectly owned by nature of Mr.
     Phillip's ownership of Apogee Financial Investments, Inc. The conversion rights of each holder of outstanding shares of Series C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, and the exercise rights in the Series C Warrant issued to Total CFO, LLC are limited, so, in each instance, the holder is not entitled to convert any Series C Preferred Stock, or exercise any Series C Warrant, to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock. In addition, rights and designation of the Series C Preferred Stock are restricted so that the holder of the Series C Preferred Stock does not vote greater then 4.99% of the Company's issued and outstanding capital stock. The Company has voluntarily elected to disclose Mr. Phillips' ownership interest on this beneficial ownership table even though he is not a director, officer, and the Series C Preferred Stock is subject to such conversion and voting limitations. As a result, the inclusion of Series C Preferred Stock and the Series C Warrant in this Filing shall not be deemed an admission of beneficial ownership of all of registered securities under Section 16 or for any other purpose. In addition, Christopher Phillips disclaims beneficial ownership of securities owned by Famalom, LLC, Total CFO, LLC, and Apogee Financial Investments, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.



(10) Includes (a) 13,333 common shares issuable upon exercise of the Company's Series A Preferred stock, (b) 13,333 common shares issuable upon exercise of the Company's Series A Common Stock Purchase Warrant, (c) 6,667 common shares issuable upon exercise of the Company's Series B Common Stock Purchase Warrant, (d) 342,500 shares of common stock issuable upon the conversion of 342.5 shares of Series B Convertible Preferred Stock owned indirectly through Daedalus Consulting, Inc., and (3) 190,100 common shares issuable upon conversion of 1,901 shares of the Company's Series B Preferred Stock indirectly owned by nature of Mr. Beyer's indirect ownership of Apogee Financial Investments, Inc. Mr. Beyer disclaims beneficial ownership of securities owned by Daedalus Consulting, Inc. and Apogee Financial Investments, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Filing shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.


                        CHANGE IN CONTROL AND ACQUISITION

     On January 18, 2006, the Company entered into the Securities Purchase and Share Exchange Agreement, (the "Securities Purchase and Share Exchange Agreement") by and among the Company, Richard A. Fisher, Kevin J. High, certain purchasers of the Company's Series A Convertible Preferred Stock, DVA, the shareholders of DVA, and Vicis Capital Master Fund (the "Lender").

     SERIES  A  PREFERRED  STOCK  OFFERING  AND  DEBT  FINANCING

     On January 18, 2006, the Company closed on a private placement of approximately $5,202,735 of Series A Preferred Stock. Pursuant to the Securities Purchase and Share Exchange Agreement, dated as of January 18, 2006, the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, (a) 520,274 shares of Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 6,936,980 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 3,468,490 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share (the "Series A Preferred Stock Offering"). See, "CAPITAL STRUCTURE" below for description of Series A Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants.


     Since  January  18,  2006,  Cytation  Corporation  hasissued  an additional
$2,253,480 (or 225,248 shares) of Series A Preferred Stock, Series A Warrants exercisable for 3,004,640 shares of common stock, and Series B Warrants exercisable for 1,502,320 shares of common stock. Such amounts include the securities issued in connection with the Debt Conversion described in the immediately following paragraph. Cytation has sold the Series A Preferred Stock and warrants to institutional, accredited, and a limited number of non-accredited investors pursuant to Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.


     Also,  on  January  18,  2006,  the  Company  issued  its  Interest Bearing
Non-Convertible  Installment  Promissory  Note  (the  "Promissory Note"), in the
                                                       ---------------
original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. In March 2006, Vicis Capital Master Fund, Inc. (the "Lender") agreed to convert the Promissory Note into 150,000 shares of Series A Preferred Stock, Series A Common Stock Purchase Warrants entitling the holder to purchase 2,000,000 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and Series B Common Stock Purchase Warrants entitling the holder to purchase 1,000,000 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) (the "Debt
                                                                            ----
Conversion").
----------

     The issuance of the Series A Preferred Stock, Series A Warrants, and Series B Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.


     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Tampa, Florida. In connection with the Series A Preferred Stock Offering, the Company paid Midtown Partners a cash commission equal to $490,274 and issued (a) Series BD-1 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 899,162 shares of the Company's common stock at an exercise price of seventy five cents ($.75) per share, (b) Series BD-2 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 899,162 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series BD-3 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 899,162 shares of the Company's common stock at an exercise price of two dollars and twenty five cents ($2.25) per share. See, "CAPITAL STRUCTURE" below for description of Series BD-1, BD-2, and BD-3 Warrants.

     The issuance of the Series BD Warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     Except for the matters discussed immediately below, to Cytation's knowledge, no holder of Series A Preferred Stock was an affiliate of, or was a party to a material contact with, any holder of Series B Preferred Stock, any holder of Series C Preferred Stock, or the former owners of Deer Valley Homebuilders, Inc. The former owners of Deer Valley Homebuilders, Inc. acquired $500,000, in the aggregate, of Series A Preferred Stock using a portion of the proceeds from the $6,000,000 cash purchase price received upon completion of the sale of 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. In addition, the father of Joel Logan, a former owner and current officer of Deer Valley Homebuilders, Inc., purchased 15,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $150,000. Edwin McGusty, an employee of Midtown Partners & Co., LLC, the placement agent for the Series A Preferred Offering, purchased 10,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $100,000. Hans Beyer, an owner of Daedalus Consulting, an owner of 3,425 shares of Series B Preferred Stock, purchased 1,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $10,000. Max Frye, an employee of Deer Valley Homebuilders, Inc. purchased 3,750 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $37,500.


     Some affiliates of Deer Valley Homebuilders, Inc. ("Deer Valley") purchased shares in the Series A Preferred Stock Offering, which closed on January 18, 2006. The following eight former owners of Deer Valley purchased an aggregate of $500,000 in shares of Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants: Joel

Logan, Charles Murphree, John Steven Lawler, James David Shaw, William Joseph Aycock, Jr., Jerry Ray Cooper, Jr., Timm Gann, and Jimmy Ray Hawkins. In the aggregate, the eight former owners of Deer Valley acquired (a) 66,666 shares of Series A Convertible Preferred Stock convertible into 666,666 shares of common stock, (b) Series A Common Stock Purchase Warrants exercisable for 666,666 shares of common stock, and (c) Series B Common Stock Purchase Warrants exercisable for 666,666 shares of common stock.


     The proceeds from the Series A Preferred Stock Offering and the Loan referenced above were used as follows: (a) $6,000,000 to purchase 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc., (b) $636,871 as payment of commissions to Midtown Partners & Co., LLC, and (c) $294,344 for working capital and payment of accountant, legal, consulting and miscellaneous offering expenses.


     In connection with the Series A Preferred Stock financing, pursuant to an Investor Rights Agreement dated January 18, 2006, if the Company did not file a registration statement registering the resale of the Series A Preferred Stock and related warrants within sixty days after January 18, 2006, then, in lieu of monetary damages or specific performance, the Company agreed to issue to each purchaser of Series A Convertible Preferred Stock (a "Series A Investor") an additional Series A Common Stock Purchase Warrant exercisable for the number of shares of Common Stock equal to 1.5% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by each such Series A Investor, and (ii) the number of shares of common stock issuable upon exercise of the Series A Warrant held by each such Series A Investor (a "Filing Penalty"). The Company filed this registration statement on April 19, 2006. As a result, as a Filing Penalty, the Company must issue to the Series A Investors Series A Warrants exercisable, in the aggregate, for 298,250 of Common Stock. Because the Registration Statement has been filed no additional Filing Penalty will accrue. As of the date of this registration statement, the Company has not yet issued the additional Series A Warrants issuable as a Filing Penalty.



     Also, pursuant to an Investor Rights Agreement dated January 18, 2006, the Company agreed that if this registration statement is not declared effective by the United States Securities and Exchange Commission (the "SEC") within one hundred eighty days after January 18, 2006 (the "Effective Date"), then, in lieu of monetary damages or specific performance, and for each additional thirty (30) day period after the Effective Date that this registration statement is not declared effective, the Company is required to issue to each Series A Investor an additional Series A Warrant exercisable for the number of shares of common stock equal to 1.5% of the sum of (i) the number of shares of common stock issuable upon conversion of the Series A Preferred Stock into common stock held by each such Series A Investor, and (ii) the number of shares of common stock issuable upon exercise of the Series A Warrants held by each such Series A Investor; provided, however, in no event shall the aggregate number of shares of common stock issuable upon exercise of the Series A Warrants issued in connection with the effectiveness of the Registration Statement exceed nine percent (9.0%) of the common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Series A Warrants originally issued on January 18, 2006 (the "Effective Date Penalty"). The initial Effective Date Penalty has not yet accrued. The maximum Effective Date Penalty is issuance of a Series A Warrant exercisable, in the aggregate, for 1,789,492 shares of Common Stock.



     See page 59, under the heading "OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES" for a more detailed description of the terms of the Series A Warrants issuable as a Filing Penalty and Effective Date Penalty.


     SHARE  EXCHANGE

     On January 18, 2006, the Company completed a share exchange pursuant to which the Company acquired 100% of the issued and outstanding capital stock of

Deer Valley Acquisitions, Corp. (the "Share Exchange"). Deer Valley Acquisitions Corp. became a wholly-owned subsidiary of Cytation Corporation as a result of the Share Exchange. Pursuant to the Share Exchange Agreement, in exchange for

100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., the Company issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.: (a) issued 49,451 shares of the Company's Series B Preferred Stock, (b) 26,750 shares of the Company's Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 2,000,000 shares of the Company's common stock at an exercise price of seventy five cents ($.75) per share. See, "CAPITAL STRUCTURE" below for description of Series B Preferred Stock, Series C Preferred Stock and Series C Common Stock Purchase Warrants.

     The issuance of the Series B Preferred Stock, Series C Preferred Stock and Series C Common Stock Purchase Warrants to the shareholders of Deer Valley Acquisitions, Corp. was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     ADDITIONAL  WARRANT

     In connection with its issuance of an Interest Bearing Non-Convertible Installment Promissory Note, having an original principal balance of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), the Company, pursuant to the Securities Purchase and Share Exchange Agreement, issued to the Lender a Series D Common Stock Purchase Warrant to purchase 2,000,000 shares of Common Stock at an exercise price per share equal to Seventy Five Cents ($.75). See, "CAPITAL STRUCTURE" below for description of the Series D Common Stock Purchase Warrants.

     The issuance of the Series D Common Stock Purchase Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     ACQUISITION

     Pursuant to the Share Exchange, Deer Valley Acquisitions Corp. became a wholly-owned subsidiary of Cytation Corporation. Immediately thereafter, pursuant to the Capital Stock Purchase Agreement dated November 1, 2005, as amended, Deer Valley Acquisitions Corp., acquired one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. Upon completion of the acquisition of the capital stock of Deer Valley Homebuilders, Inc., Deer Valley Homebuilders, Inc. became an indirectly wholly-owned subsidiary of Cytation Corporation. Pursuant to the terms of the Capital Stock Purchase Agreement, DVA purchased one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. for $6,000,000 cash. An additional portion of the purchase price is calculated and paid as an earnout to the former owners of Deer Valley Homebuilders, Inc., pursuant to the Earnout Agreement, based upon the net income before taxes of Deer Valley Homebuilders, Inc. during the next five (5) years up to a maximum of an additional $6,000,000. Cytation Corporation engaged acquired Deer Valley Homebuilders, Inc. in order to acquire a profitable manufacturing operating subsidiary.

     A vote of the shareholders of Cytation Corporation was not required to (a) acquire one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc., or (b) issue the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or related warrants. An affirmative vote of the holders of a majority of the outstanding voting shares is required to increase the authorized capital stock. The increase in authorized capital stock is the subject of Proposal No. 3 above.

     As a result of the transaction, Cytation Corporation has issued Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock. See CAPITAL STRUCTURE below for a discussion of the rights, preferences, and designations of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

     Upon completion of the acquisition, Deer Valley Homebuilders, Inc. entered into Employment Agreements with Joel Stephen Logan, II, Charles L. Murphree, Jr., John Steven Lawler. See EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS for additional information concerning these Employment Agreements. By contract,

Mr.  Logan,  Mr.  Murphee,  and Mr. Lawler are entitled to serve on the Board of

Directors of Deer Valley Homebuilders, Inc. and Deer Valley Acquisitions, Corp. until the earlier of (a) the expiration of the non-compete clause in his Employment Agreement, or (b) final payment under the Earnout Agreement.

     We have treated the transaction using purchase accounting methods, and we have not treated the transaction as a "reverse acquisition" or "reverse merger" for accounting purposes. Deer Valley Homebuilders, Inc. expenses payments under its Employment Agreements with Messrs. Logan, Murphree, and Lawler as compensation is earned. If compensation is earned but not paid, then the compensation is accrued as a liability on Deer Valley's balance sheet. Deer Valley Homebuilders, Inc. chose this accounting treatment based upon FASB Concepts Statement No. 6, paragraphs 139 through 142. The Company has adopted SFAS 123R, beginning with on January 1, 2006.

     Deer Valley Homebuilders Inc.'s manufactured and modular homes are subject to local zoning and housing regulations. Installation of homes and utility connections are subject to state and local regulation, and must be complied with by the dealer or other person installing the home. Deer Valley does not install homes or connect utilities to homes. A number of states require manufactured and modular home producers to post bonds to ensure the satisfaction of consumer warranty claims. Several states have licensing requirements governing the delivery of manufactured and modular homes. Deer Valley has complied with these requirements in Alabama, Mississippi, Louisiana, Arkansas, Georgia, Florida, North Carolina, South Carolina, Tennessee, Kentucky, Indiana, Illinois, Missouri, Oklahoma, and Texas. Many of these states require that companies renew their license applications or notify the state after a change in ownership. Deer Valley is in the process of notifying states of the change in its ownership and renewing its licenses, when required. Some of the states which require renewal of licenses have waived the renewal requirement.

     There is no material relationship between Cytation Corporation or its affiliates, or any director or officer of Cytation Corporation, and any other party to the Capital Stock Purchase Agreement other than with respect to the transactions contemplated in the Capital Stock Purchase Agreement, or as disclosed  in  this  Registration Statement. Upon completion of the acquisition,

the former owners of Deer Valley Homebuilders, Inc. acquired less than a five percent (5%) ownership interest in Cytation Corporation.

      There are no existing agreements which may provide for a further change in control of the Company.

     SERIES  D  PREFERRED  STOCK  OFFERING

     On April 17, 2006, the Company closed on a private placement of approximately $1,320,810 of Series D Preferred Stock. The Company issued (a) 132,081 shares of Series D Preferred Stock and (b) Series E Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,540 shares of Common Stock at an exercise price of three dollars ($3.00) per share (the "Series D Preferred Stock Offering"). See, "CAPITAL STRUCTURE" below for description of Series D Preferred Stock and Series E Common Stock Purchase Warrants.

     The issuance of the Series D Preferred Stock and Series E Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional investors, accredited investors, and a limited number of non-accredited investors.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Tampa, Florida. In connection with the Series D Preferred Stock Offering, the Company paid Midtown Partners a cash commission equal to $99,180, and payment of $19,836 for non-accountable expenses, and issued (a) Series BD-4 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 61,120 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (b) Series BD-5 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 61,120 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. See, "CAPITAL STRUCTURE" below for description of Series BD-4 and BD-5 Warrants.

                            DESCRIPTION OF SECURITIES

CAPITAL STRUCTURE

     Our authorized capital consists of 2,000,000 shares of common stock, par value $.001 per share (these shares are referred to herein as "common shares" or

"common  stock"),  and  1,140,000  shares of preferred stock, par value $.01 per share (these shares are referred to herein as "preferred shares or "preferred stock"), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board of directors. On January 18, 2006, our board of directors designated (a) 750,000 of the preferred shares as Series A Convertible Preferred Stock (these shares are referred to herein as "Series A Preferred Stock"), with the rights, preferences, privileges and restrictions described below, (b) 49,451 of the preferred shares as Series B Convertible Preferred Stock (these shares are referred to herein as "Series B Preferred Stock"), with the rights, preferences, privileges and restrictions described below, and (c) 26,750 of the preferred shares as Series C Convertible Preferred Stock (these shares are referred to herein as "Series C Preferred Stock"), with the rights, preferences, privileges and restrictions described below. Our board of directors designated 300,000 of the preferred shares as Series D Convertible Preferred Stock (these shares are referred to herein as "Series D Preferred Stock"), with the rights, preferences, privileges and restrictions described below. As of June 6, 2006, there were issued and outstanding 1,000,000 shares of Common Stock, 745,622 shares of Series A Preferred Stock, 49,451 shares of Series B Preferred Stock, 26,750 shares of Series C Preferred Stock, and 132,081 shares of Series D Preferred Stock. Our shares of Common Stock were held by approximately 320 stockholders of record as of that date.


     On April 17, 2006, the Company completed a private placement of $1,320,810 of its Series D Convertible Preferred Stock (the "Series D Offering"). In connection with the Series D Offering, the Company issued (a) 132,081 shares of its Series D Convertible Preferred Stock and (b) Series E Common Stock Purchase Warrants entitling the holder to purchase up to an aggregate of 880,540 shares of its Common Stock at an exercise price of three dollars ($3.00) per share.



     The issuance of the Series D Convertible Preferred Stock and Series E Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued only to institutional, accredited investors, and a limited number of non-accredited investors.



     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the issuance of Series D Convertible Preferred Stock. Midtown Partners is located in Tampa, Florida. In connection with the Series D Offering, Midtown Partners is entitled to receive cash commissions equal of $99,181, plus payment of $19,836 as reimbursement of non-accountable expenses. Midtown Partners & Co., LLC is also entitled to receive (a) a Series BD-4 Common Stock Purchase Warrant entitling Midtown Partners to purchase 66,121 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) a Series BD-5 Common Stock Purchase Warrants entitling Midtown Partners to purchase 66,121 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share.



     The issuance of the Series BD Warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued only to institutional or accredited investors.


     We currently do not have enough common stock to issue upon the conversion of all or a material portion of our issued and outstanding Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the issued and outstanding Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrant, Series E Warrants, and Series BD Warrants

described below. Although we currently do not have enough stock to issue upon the conversion or exercise of such securities, management currently intends to record such securities as equity on our balance sheet as of March 31, 2006 for the following reasons:

     (1) A shareholder holding proxies to vote no less than 50.01% of the voting capital stock of the Company has acknowledged and agreed to vote their shares to increase our authorized common stock from 2,000,000 shares to 100,000,000 share at our shareholder meeting currently scheduled to occur on or about July 7, 2006. Upon the occurrence of such proposed increase, we will have sufficient common stock to issue upon conversion or exercise, as applicable, of all issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrant, Series E Warrants, and Series BD Warrants.

     (2) No Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock is convertible before the earlier of (a) the effective date of our registration statement, or
          (b)  one  (1) year from the date of issuance. In addition, no Series A

          Warrants,  Series  B  Warrants,  Series  C Warrants, Series D Warrant,
          Series E Warrants, or Series BD Warrants are exercisable before the effective date of our registration statement. Upon conversion of each Series of Preferred Stock, or upon exercise of each Series of Warrants, by the holder, the Company can settle its obligations upon such conversion or exercise, as applicable, by delivering registered or unregistered common stock. Pursuant to the Investor Rights Agreement dated January 18, 2006, if the Company does not file a registration statement by certain target dates, registering the common shares issuable upon conversion of the Series A Convertible Preferred Stock, and issuable upon exercise of the Series A Warrants and Series B Warrants, and such registration statement is not declared effective by certain additional target dates, then the Company is required to issue, as a penalty, its unregistered Series A Warrants to the holders of the Series A Convertible Preferred Stock. Under the Investor Rights Agreement, the maximum aggregate penalty incurred by the Company for failure to timely have the registration statement declared effective, is the issuance of Series A Warrants exercisable for the number of common shares equal to nine ( 9 %) percent of the sum of (a) the number of shares issuable upon conversion of the Series A Convertible Preferred Stock, and (b) the number of shares issuable upon conversion of the Series A Warrants (the "Penalty Warrants"). The Penalty Warrants may be unregistered securities, and, as liquidated damages, is the sole penalty available upon failure to have the registration statement declared effective.



COMMON SHARES

     Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders and are not entitled to cumulative voting for the election of directors. Subject to the rights of our Series A Preferred Stock to receive preferential dividends, our common shareholders are entitled to receive ratably, with the holders of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, in dividends as they may be declared by our board of directors out of funds legally available for that purpose. Subject to (a) the rights of our Series A Preferred Stock to receive a preferential payment, in an amount equal to stated value plus accrued dividends, upon liquidation, dissolution, or winding up of the Company, (b) the rights of our Series B Preferred Stock to receive a preferential payment, in an aggregate amount of $100,000, upon liquidation, dissolution, or winding up of the Company, and (c) the rights of our Series C Preferred Stock to receive a preferential payment, in an aggregate amount of $100,000, upon liquidation, dissolution, or winding up of the Company, our common shareholders will be entitled to share ratably, with the holders of Series B Preferred Stock and Series C Preferred Stock on an as-converted basis, in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are validly issued, fully paid and non-assessable.

PREFERRED SHARES

     We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders. None of our preferred stock has a redemption date.

         SERIES A PREFERRED STOCK

          Our Series A Preferred Stock has the following rights, preferences, privileges and restrictions:

     - RANK-Our Series A Preferred Stock ranks senior to our Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other securities we may issue.

     -    STATED  VALUE  -  $10.00  per  shares  of  Series  A  Preferred Stock.

     - CONVERSION-Each share of Series A Preferred Stock, at its stated value of $10 per share, together with any accrued and unpaid dividends, is convertible at the option of the holder at any time after the Conversion Date (as defined below) into Common Stock at a price of Seventy Five Cents ($.75) per share of Common Stock. "Conversion Date" shall mean either (1) the date on which the United States Securities and Exchange Commission declares effective the Company's registration statement registering the Series A Preferred Stock for resale, or (2) the date that the holder of the Series A Convertible Preferred Stock has satisfied the minimum one (1) year holding requirements set forth in Rule 144(d) promulgated by the United States Securities and Exchange Commission under the Securities Act, as amended.

     - LIMITATION ON CONVERSION - The conversion rights of each holder of Series A Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to convert any Series A Preferred Stock to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.

     - DIVIDENDS-A holder of Series A Preferred Stock are entitled to receive a dividend at a rate per annum equal to seven percent (7%), payable semi-annually, at the option of the company, (i) in cash, to the extent funds are legally available therefor, or (ii) in shares of registered Common Stock at a ten percent (10%) discount to the "Market Price" (as such term is defined in the designations for the Series A Preferred Stock. The Series A Preferred Stock ceases to accrue the seven percent (7%) fixed dividend on the earliest of (a) the payment of the liquidation preference on each share of Series A Preferred Stock upon the liquidation, dissolution or winding-up of the Corporation, (b) the conversion of the Series A Preferred Stock in common stock, or (c) the date two (2) years from the date of issuance of the share of Series A Preferred Stock. After the date two (2) years from the date of issuance of a share of Series A Preferred Stock, the holders of such Series A Preferred Stock participates ratably, on an as-converted basis, with our common stock as to the payment of dividends.

     - LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, our series 'A' preferred shareholders are entitled to receive an amount per share equal to the greater of $10 for each outstanding share plus accrued and unpaid dividends, as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations, or the amount such shareholders would be entitled to receive had they converted their series 'A' preferred shares into common shares. These rights are prior and in preference to any distribution of any of our assets to our common shareholders, holders of Series B Preferred
          Stock, holders of Series C Preferred Stock, or holders of any other series or class of preferred shares.

     - VOTING RIGHTS-The holders of Series A Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders. In addition, we cannot, without the prior approval of the holders of at least fifty percent (50%) of our then issued and Series A Preferred Stock voting as a separate class:

          o liquidate, dissolve, or wind-up the business and affairs of the company, or consent to any of the foregoing;

          o effectuate any merger, reorganization, or recapitalization of the company, or enter into any agreement to do any of the foregoing;

          o purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock so long as an accrued dividend on the Series A
               Preferred Stock is unpaid, or permit any subsidiary of the Company to take any such action, except for certain securities repurchased from former employees, officers, directors, consultants;

          o increase the authorized number of shares of Preferred Stock or Series A Preferred Stock;

          o alter or change the voting or other powers, preferences, or other rights, privileges, or restrictions of the Series A Preferred Stock contained herein (by merger, consolidation, or otherwise); and

          o issue any securities senior to the Series A Preferred Stock, except certain Qualified Financings (as defined below), or incur any new debt, except certain Permitted Debt (as defined below). "Qualified Financing" means an equity offering that (a) the gross aggregate proceeds raised and liquidation preferences is no more than $3,000,000; (b) the dividend rate does not exceed ten percent (10%); and (c) the holders of the new securities do not have voting rights more favorable than voting rights granted to the Series A Preferred Stock. "Permitted Debt" means (w) trade payables, inventory financing, and the accounts receivable factoring, all incurred in the ordinary course of business; (x) surety bonds and letters of credit issued or obtained in the ordinary course of business; (y) refinancings of the Company's existing debt facilities (including a $1,500,000 loan incurred on January 18, 2006); and (z) up to $3,000,000 of new indebtedness.

     -    LIMITATION  ON  VOTING-  The  voting  rights  of each holder of Series
          A Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to vote any Series A Preferred Stock to the extent that such voting will allow such holder to vote more than 4.99% of the outstanding voting securities of the Company.

   SERIES B PREFERRED STOCK

          Our Series B Preferred Stock has the following rights, preferences, privileges and restrictions:

     -    RANK- Our  Series  B  Preferred  Stock  ranks  junior  to our Series A
          Preferred Stock, ranks pari passu with our Series C Preferred Stock and Series D Preferred Stock as to an initial aggregate liquidation preference of $100,000, and ranks pari passu, on an as converted basis, with our common stock, as to all other matters, including voting rights, payment of dividends, and liquidation, after payment of the initial liquidation preference of $100,000.

     - CONVERSION-Each share of Series B Preferred Stock automatically converts into one hundred (100) shares of Common Stock upon the shareholders approval of an increase in the authorized shares of common stock of the Company.

     - DIVIDENDS-Holders of Series B Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

     - LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, after payment of any liquidation preference to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock are entitled to receive an initial aggregate liquidation preference of $100,000, and then the holders of Series B Preferred Stock are entitled to participate ratably, on an as-converted basis, with our common stock as to any distribution of assets.

     - VOTING RIGHTS-The holders of Series B Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

   SERIES C PREFERRED STOCK

          Our Series C Preferred Stock has the following rights, preferences, privileges and restrictions:

     -    RANK- Our  Series  C  Preferred  Stock  ranks  junior  to our Series A
          Preferred Stock, ranks pari passu with our Series B Preferred Stock and Series D Preferred Stock as to an initial aggregate liquidation preference of $100,000, and ranks pari passu, on an as converted basis, with our common stock, as to all other matters, including voting rights, payment of dividends, and liquidation, after payment of the initial liquidation preference of $100,000.

     - CONVERSION-Each share of Series C Preferred Stock converts into one hundred (100) shares of Common Stock, at the option of the holder.

     - LIMITATION ON CONVERSION - The conversion rights of each holder of Series C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to convert any Series C Preferred Stock to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.

     - DIVIDENDS-Holders of Series C Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

     - LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, after payment of any liquidation preference to the holders of Series A Preferred Stock, the holders of Series C Preferred Stock are entitled to receive an initial aggregate liquidation preference of $100,000, and then the holders of Series C Preferred Stock are entitled to participate ratably, on an as-converted basis, with our common stock as to any distribution of assets.

     - VOTING RIGHTS-The holders of Series C Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

     -    LIMITATION  ON  VOTING-  The  voting  rights  of each holder of Series
          C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to vote any Series C Preferred Stock to the extent that such voting will allow such holder to vote more than 4.99% of the outstanding voting securities of the Company.

   SERIES D PREFERRED STOCK

          Our Series B Preferred Stock has the following rights, preferences, privileges and restrictions:

     -    RANK- Our  Series  D  Preferred  Stock  ranks  junior  to our Series A
          Preferred Stock, ranks pari passu with our Series B Preferred Stock and Series C Preferred Stock as to an initial aggregate liquidation preference, and ranks pari passu, on an as converted basis, with our common stock, as to all other matters, including voting rights, payment of dividends, and liquidation, after payment of the initial liquidation preference of $100,000 to the holders of Series B Preferred Stock and Series C Preferred Stock and of $30,000 to holders of Series D Preferred Stock.

     - CONVERSION-Each 1.5 outstanding shares of Series D Convertible Preferred Stock shall automatically be converted into ten (10) shares of Common Stock upon the shareholders' approval of an increase in the authorized shares of common stock of the Company.

     - DIVIDENDS-Holders of Series D Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

     - LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, after payment of any liquidation preference to the holders of Series A Preferred Stock, the holders of Series D Preferred Stock are entitled to receive an initial aggregate liquidation preference of $30,000, and then the holders of Series D Preferred Stock are entitled to participate ratably, on an as-converted basis, with our common stock as to any distribution of assets.

     - VOTING RIGHTS-The holders of Series D Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

     OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES


     As of June 6, 2006, there were outstanding Series A Common Stock Purchase

Warrants entitling the holders to purchase up to an aggregate of 9,941,641 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share. A Series A warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series A warrants and underlying warrant shares is declared effective, or
(b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.


     As of June 6, 2006, there were outstanding Series B Common Stock Purchase

Warrants entitling the holders to purchase up to an aggregate of 4,970,827 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share. A Series B warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series B warrants and underlying warrant shares is declared effective, or
(b) twelve (12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.


     As of June 6, 2006, there were outstanding Series C Common Stock Purchase

Warrants entitling the holders to purchase up to an aggregate of 2,000,000 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. The Series C warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series C warrants and underlying warrant shares is declared effective, or (b) twelve
(12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.


     As of June 6, 2006, there were outstanding Series D Common Stock Purchase

Warrants entitling the holders to purchase up to an aggregate of 2,000,000 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. The Series D warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series D warrants and underlying warrant shares is declared effective, or (b) twelve
(12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.


     As  of  June 6, 2006, there were outstanding Series E Common Stock Purchase

Warrants entitling the holders to purchase up to an aggregate of 880,540 shares of Common Stock at an exercise price of three dollars ($3.00) per share. The Series E warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series E warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date three (3) years from the initial exercise date.


     As  of  June 6,  2006,  there  were outstanding Series BD-1 Common Stock

Purchase Warrants entitling the holders to purchase up to an aggregate of 889,162 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. A Series BD-1 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-1 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.


     As  of  June  6,  2006,  there  were  outstanding  Series BD-2 Common Stock

Purchase Warrants entitling the holders to purchase up to an aggregate of 889,162 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share. A Series BD-2 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-2 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.


     As  of  June  6,  2006,  there  were  outstanding  Series BD-3 Common Stock

Purchase Warrants entitling the holders to purchase up to an aggregate of 449,581 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share. A Series BD-3 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-3 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.


     As  of  June  6,  2006,  there  were  outstanding  Series BD-4 Common Stock

Purchase Warrants entitling the holders to purchase up to an aggregate of 61,120 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share. A Series BD-4 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-4 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date three (3) years from the initial exercise date.


     As  of  June  6,  2006,  there  were  outstanding  Series BD-5 Common Stock

Purchase Warrants entitling the holders to purchase up to an aggregate of 61,120 shares of Common Stock at an exercise price of three dollars ($3.00) per share. A Series BD-5 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-5 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date three
(3)  years  from  the  initial  exercise  date.


     LIMITATION  ON  EXERCISE  OF  WARRANTS

     The exercise rights of the Series A, B, C, D, E, and BD Warrants are limited so that the holder is not entitled to exercise such warrant to the extent that, after such exercise, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock trades on the OTC Bulletin Board under the trading symbol "CYON." The prices set forth below reflect the quarterly high and low bid information for shares of our common stock during the last two fiscal years, as reported by the OTC Bulletin Board. These prices reflect inter-dealer prices without retail markup, markdown, or commission, and may not represent actual transactions. Please note that the board of directors approved a two-for-one stock dividend on November 4, 2005, which doubled the numbers of shares outstanding. This stock dividend did not include our preferred stock. The prices listed for the quarter which ended on December 31, 2005, reflect post-dividend sales. The remaining prices, for quarters preceding the dividend, have been adjusted to retroactively reflect post dividend sales.



     As  of  June  6,  2006,  there were approximately 320 registered holders or persons otherwise entitled to hold our common shares pursuant to a shareholders' list provided by our transfer agent, Computershare Investor Services. The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.


              2005 QUARTER ENDED          HIGH               LOW
              ------------------          ----               ---

              December 31, 2005          $4.25              $.60

              September 30, 2005         $0.75              $0.25

              June 30, 2005              $0.875             $0.175

              March 31, 2005             $0.50              $0.125

              2004 QUARTER ENDED
              ------------------
              December 31, 2004          $1.50             $0.895

              September 30, 2004         $2.50             $1.15

              June 30, 2004              $5.125            $0.30

              March 31, 2004             $.30              $.30


     Our common stock is covered by an SEC rule imposing additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with a spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. The rule may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

     We have not declared or paid any cash dividends on our common stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors.

DIVIDENDS

     We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

     The  Company  has  not  authorized  any  equity  compensation  plans.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     The validity of the shares of common stock of Cytation Corporation will be passed upon for Cytation Corporation by Bush Ross, P.A.

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

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Subject to some limitations, our Certificate of Incorporation provides that we will indemnify an officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

     We were incorporated on November 1, 1999 under the laws of the State of Delaware. Our wholly-owned subsidiary Deer Valley Acquisitions Corp. was incorporated on June 22, 2005 under the laws of the State of Florida. Deer Valley Homebuilders, Inc., which is 100% owned by Deer Valley Acquisitions Corp. was incorporated on January 15, 2004 under the laws of the State of Alabama.


                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

     Cytation Corporation was incorporated under the laws of Delaware on November 1, 1999. Until June 20, 2001, Cytation Corporation provided an extensive range of in-school and online services directed at high school students and their parents, high school counselors, college admissions officers and corporations which target the teen marketplace. On June 20, 2001, the Company sold all of its assets associated with these activities to TMP Worldwide Inc. for approximately $7.2 million in cash and debt assumed.

     During the period commencing with the fourth quarter of 2002 and ending in December 2004, the Company engaged in the business of providing consulting and related services to private companies which wished to become reporting companies under the Securities Exchange Act of 1934, but which lacked the financial resources for an initial public offering ("IPO") and which did not wish to become a reporting company via a reverse merger. Specifically, during that period the Company provided the following services to its clients:

     - assisted in the selection of competent corporate and securities counsel and independent auditors experienced in SEC practice and procedure;

     -    developed  strategies,  assisted  in  applying,  and  provided  the stockholder distribution and base necessary, for listing on the OTCBB, the BBX, NASDAQ or the American Stock Exchange, including advice with respect to meeting applicable initial and maintenance listing requirements;
     - assisted client companies' outside legal counsel in the preparation and filing with the SEC of a registration statement, generally on Form SB-2;
     - assisted client companies' outside legal counsel and auditors with respect to SEC Staff comments on the registration statement;
     - assisted client companies in preparing for an audit of their financial statements in connection with the registration statement;
     -    assisted  client  companies  in  obtaining  market  makers;
     - assisted client companies with respect to obtaining a "manual exemption" from filing requirements under state securities laws;
     -    evaluated  opportunities  for  research  on  client  companies;
     -    evaluated  general  client  company  profile  materials;

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

     - advised client company management regarding general private to public company transition issues and matters; and
     - introduced client companies to possible institutional sources of private financing.

     The Company did not provide investor relations or financial public relations services or assist client companies in selecting investor relations or a financial public relations services provider. Nor did the Company underwrite client companies' securities. Management of the Company did not take management or director positions with any client company, and the Company did not provide consulting services related to the management or operation of client businesses. The Company was compensated in cash and client company stock for its services. All transactions in the securities of client companies were effected by unaffiliated members of the National Association of Securities Dealers in open market transactions.

     In September of 2004, the Company elected to become a business development company under the Investment Company Act of 1940. In the first quarter of 2005, the Company discontinued all business operations except finding an appropriate private entity with which it could engage in a reverse merger or similar transaction. In December of 2005, the Company withdrew its election to be treated as a business development company under the Investment Company Act of 1940. Cytation Corporation's audited balance sheet as of December 31, 2005, and audited statements of income, cash flows, and changes in stockholders' equity for the one year periods ending December 31, 2005 and December 31, 2004 are included below.

     On January 18, 2006, Cytation entered into the Securities Purchase and Share Exchange Agreement, which, among other matters, (a) resulted in Cytation's issuance of approximately $5,202,735 (or 520,274 shares) of its Series A

     Convertible Preferred Stock, $.001 Par Value ("Series A Preferred Stock"), Series A Common Stock Purchase Warrants exercisable for 6,936,980 shares of common stock (the "Series A Warrants"), and Series B Common Stock Purchase Warrants exercisable for 3,468,490 shares of common stock (the "Series B Warrants") (the "Series A Preferred Offering"), and (b) resulted in Cytation's issuance of its Interest Bearing Non-Convertible Installment Promissory Note, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) (the "Debt Offering").

     In addition, on January 18, 2006, Cytation acquired 100% of the issued and outstanding capital stock of DVA, in exchange for the issuance of (a) 49,451 shares of the Company's Series B Preferred Stock, $.001 Par Value ("Series B Preferred Stock"), (b) 26,750 shares of the Company's Series C Preferred Stock, $.001 Par Value (the "Series C Preferred Stock"), and (c) Series C Common Stock Purchase Warrants exercisable for 2,000,000 shares of common stock of Cytation Corporation. (the "Share Exchange"). Deer Valley Acquisitions, Corp. is a Florida corporation formed in July 2005. DVA's audited balance sheet as of December 31, 2005, and audited statements of income, cash flows and changes in stockholders' equity for the six month period ending December 31, 2005 are included below.

     Immediately after completion of the Series A Preferred Offering and Share Exchange, DVA, a wholly owned subsidiary of Cytation, acquired 100% of the issued and outstanding capital stock of Deer Valley. Deer Valley is an Alabama corporation formed in January 2004. Deer Valley's audited balance sheet as of December 31, 2005, and audited statements of income, cash flows, and changes in stockholders' equity for the years ended December 31, 2005 and December 31, 2004 are included below. In addition, the Pro Forma condensed Financial Statements as of December 31, 2005 for Cytation, DVA, and Deer Valley are included below.

     Because Cytation discontinued its prior operations in the first quarter of 2005, and was a shell company (as defined in Rule 12b-2 of the Exchange Act) from the first quarter of 2005 through January 18, 2006, the remaining discussion of the Company's business relates to the operations of Cytation's newly acquired operating subsidiary, Deer Valley.

     Deer Valley was launched in January, 2004 and is a manufacturer of factory-built homes in the southeastern and south central housing markets in the

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United States. As of the date of this Registration Statement, we manufacture our factory built homes in two manufacturing facilities located in Guin, Alabama and Sulligent, Alabama. We rely upon a team of regional sales directors and approximately 80 independent dealers to market our manufactured homes in over 110 retail locations. As of the date of this Registration Statement, we are selling our manufactured homes in 15 states through our network of independent dealers and retail centers.


     Deer Valley is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 33563 and is engaged in the production, sale, and marketing of manufactured homes in the southeastern and south central U.S. housing market.

BUSINESS  OF  THE  ISSUER

OVERVIEW

     Each home that we manufacture is built and constructed in accordance with the federal Manufactured Home Construction and Safety Standards promulgated by the U.S. Department of Housing and Urban Development, better known as the "HUD Code." According to the Manufactured Housing Institute, new HUD Code homes that were shipped in November, 2005, represented an increase of 46.7 percent, as compared to shipments made in November, 2004. Comparing 2005 to the previous year, shipments of single-section homes were up 221 percent while shipments of multi-section homes were down 16.6 percent. (The terms "multi-section" and "multi-floor" are used interchangeably in this document. Both terms refer to a house which is constructed by attaching two or more factory produced "floors" or "sections" together to form a complete structure.) The Manufactured Housing Institute estimates that hurricane-related demand for single-section homes by the Federal Emergency Management Agency ("FEMA") accounted for roughly 40 percent of all manufactured homes that were shipped in November. Our production and marketing efforts have concentrated on multi-section homes and, as of the date of this Registration Statement, we have not delivered any FEMA-related orders nor have we been contracted to do so.

     In recent years, the manufactured housing industry has suffered a downturn in sales as a result of a tightening of credit standards, restricted availability of retail and wholesale financing, and excessive inventory levels. Despite this industry decline, which commenced in calendar year 1999, we have been able to successfully launch our business through an efficient manufacturing and production facility, flexible product designs, an experienced and capable sales team, stringent cost controls, and attention to dealer relations, customer satisfaction, and service efforts. Our manufactured homes are often sold as part of a land-home package and may be financed by a conventional mortgage. Multi-section homes often have an appearance similar to more traditional site-built homes, which are built according to local building codes, but are competitively priced when compared to site-built homes.

MANUFACTURING  OPERATIONS

     We currently produce all of our manufactured homes at two manufacturing facilities consisting of an approximately 118,000 square foot facility located in Guin, Alabama and a 65,992 square foot plant in Sulligent, Alabama. Our Sulligent plant commenced operations on February 20, 2006. Our manufacturing facilities normally function on a single-shift, five-day work week basis. As of

December 31, 2005, we were producing seven (7) floors per day or approximately 1,680 floors on an annual basis. A "floor" is a section of a manufactured home. Our manufactured homes are constructed in accordance with the Federal Manufactured Home Construction and Safety Standards ("HUD Standards"). In 2005, approximately 100% of the homes we produced were built to HUD Standards.

     We plan to continue operating on a single shift, five day work week basis. During the fiscal year ended December 31, 2005, the Company produced an average of 28 floor sections per week. This represented an 11.5% increase in floor section production from the 661 floor sections we produced in the fiscal year ended December 31, 2004.

     Because all of our manufactured homes are constructed in accordance with HUD Standards, our manufacturing facility is subject to strict oversight and monitoring by the U.S. Department of Housing and Urban Development, using independent third-party inspection agencies for enforcement. Each home we

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manufacture  complies  with the HUD Standards and has a special label affixed to the exterior of the home indicating that the home has been designed, constructed, tested, and inspected to comply with stringent federal standards set forth in these HUD Standards. As required by the National Manufactured Home Construction and Safety Standards Act of 1974, each home that we manufacture may not be shipped from our factory unless it complies with HUD Standards and receives a certification label from an independent third-party inspector. Our manufacturing facility must meet performance standards for heating, plumbing, air conditioning, thermal and electrical systems, structural design, fire safety, and energy efficiency. We also conduct our own in-plant inspection and quality assurance program.

     We manufacture homes which are designed as primary residences ready for immediate occupancy. The homes, many of which are customized at our factory to the home buyer's specifications, are constructed in one or more sections and transported by independent trucking companies to dealer locations or to a customer's site.

     Our homes are manufactured under controlled conditions in an indoor facility located on 25.5 acres in Guin, Alabama, which has approximately 107,516 square feet of floor space, a frame shop with 10,800 square feet, a material shed with 23,172 square feet of space and an office facility consisting of 11,250 square feet of space. In addition, on February 20, 2006, the Company opened a 65,992 square foot plant in Sulligent, Alabama. Please see "Description of Property" below for a fuller description of the Guin and Sulligent plants. At the two plants we employ an average of 350 employees who generally work one shift per day, five days per week. Construction of our homes is based upon an assembly line system, commencing by moving a unit through the plant, stopping at a number of work stations where various components and sub-assemblies are attached. Each section is permanently attached to a steel support chassis, and various components are later added, including floors, interior and exterior walls, roof, cabinets, ceilings, and windows. It takes approximately 2 and 1/2 days to complete construction of a home at our manufacturing facilities. As of December 31, 2005 we had the capacity to produce an aggregate of approximately seven floors per day. Once the home has been assembled and quality review testing has been completed, the home is ready to be transported to a dealer location or for installation and hookup to a homebuyer's utility systems.

     While our manufactured homes are constructed with many of the same components and building materials used in site-built homes, we utilize a cost-efficient assembly line manufacturing process which enables us to produce a quality home at a much lower cost per square foot than a traditional site-built home. A Deer Valley home is built with residential features, including 1/2 inch drywall, Thermopane(TM) brand windows, enhanced insulation, oak cabinets, cultured marble vanities, and two inch by six inch exterior wall construction standards.

     The extent of customization of the home performed by Deer Valley varies to a significant degree with the price of the home. In the higher price range of the market, the home buyer is often less sensitive to the price increase associated with significant design modifications. Our experience in producing a customized home on a cost-effective basis has allowed us to offer customized homes and provide factory provided trim-out services and walk-through inspections of the home.

     Because the cost of transporting a manufactured home is significant, substantially all of Deer Valley's homes are sold to dealers within a 500 mile radius of our manufacturing facility. Deer Valley arranges, at the dealer's expense, for the transportation of finished homes to dealer locations using independent trucking companies. Customary sales terms are cash--on-delivery or guaranteed payment from a floor plan financing source. Dealers or other independent installers are responsible for placing the home on site and making utility hook-ups.

BACKLOG  OF  ORDERS  AND  SALES  POLICIES

     Substantially all production is initiated against specific orders. As of December 31, 2005, our backlog of orders was 11.77 weeks of orders. Dealer orders are subject to cancellation prior to commencement of production, and we do not consider our backlog to be firm orders. Because we operate in an industry where order lead times are extremely short, Deer Valley does not view backlog at any point in time to be indicative of the level of Deer Valley's future revenues.

     Our sales are made to dealers either through floor plan financing arrangements with a financial institution or on a cash basis. When a manufactured home is purchased, we receive payment either directly from the dealer or from a financial institution which has agreed to finance dealer purchases of our manufactured homes. As customary in our industry, many

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financial  institutions which finance dealer purchases require that we execute a repurchase agreement which provides that, in the event a dealer defaults on its repayment of the financing arrangement, we agree to repurchase the manufactured home from the financing institution, in accordance with a declining repurchase price schedule that is mutually agreed upon. Because we do not build significant inventories of either finished goods or raw materials and initiate production against a specific product order, we do not have significant inventories or a backlog of product orders.

COMPONENTS

     The principal raw materials used in the production of a manufactured home include wood, wood products, panels, steel, sheetrock, vinyl siding, gypsum wallboard, fiberglass insulation, carpet, appliances, electrical items, windows, roofing materials, electrical supplies, roof trusses, and plumbing fixtures. We believe that the raw materials used in the production of our manufactured homes are readily available from a wide variety of suppliers and that the loss of any single supplier would not have a material adverse effect on our business. Although we rely upon Odyssey Group (sheet rock, plumbing, and other assembly items), WoodPerfect (lumber supplies), Morris Sales Company (lumber and siding, panels), General Electric (appliances), and Owens Corning (insulation) in purchasing materials to assemble our homes, we are not dependent on a single source or supplier for component purchases.

PRODUCTS

     We currently offer 22 different models of manufactured homes, with a variety of decors that are marketed under our Deer Valley brand name. We currently manufacture and sell multi-section manufactured homes, with 100% of the manufactured homes we produced in 2005 consisting of multi-section units.

     We offer over 22 different floor plans, ranging in size from approximately 1,560 to 2,580 square feet. Many of our homes are customized to the homebuyer's specifications. We believe that our willingness to offer factory trim-out services and customize floor plans and design features to match homebuyer preferences is a principal factor which differentiates us from our competitors.

     Each home typically includes three to five bedrooms, a great room which functions as a living room, family room, and dining room, a kitchen, two or three bathrooms, and features central air conditioning and heating, a water heater, a dishwasher, a refrigerator, a microwave, a cook top/range, and an oven. We offer a wide range of colors, moldings, and finishes and provide optional features including fireplaces, wood floors, and modern kitchen counter-tops. We continue to modify and improve the design of our manufactured homes in consultation with our sales representatives and independent dealer network. We also utilize computer-aided and other design methods in an effort to continuously improve the design of our manufactured homes and to permit our customers to customize their purchases.

     Deer Valley has traditionally focused on designing manufactured homes with features comparable to site-built homes. In addition to offering the consumer options specified in the preceding paragraph, Deer Valley generally offers extensive customization of floor plan designs and exterior elevations to meet specific customer preferences.

     Once a manufactured home has been completed at our manufacturing facility, we utilize an independent trucking company to transport the home to either a retail sales center or a customer's site. All transportation costs are borne by the independent retailer or other independent installer, who is responsible for placing the manufactured home on the customer's site, joining the interior and exterior seams and providing any utility hookups.

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     The  following  table  sets  forth  the total factory homes built and sold, square  footage,  and  retail  price  range  in  2005:

Number  of  Homes  Sold:
-----------------------
     Multi-section  Homes          1,385  floors  or  842  units
     Total  Homes                  1,385  floors  or  842  units

     Type of Homes       Square Feet     Retail Price Range (excluding land)
    Multi-floor Homes   1,560 - 2,580         $59,000 to $119,000

INDEPENDENT  DEALER  NETWORK

     As of the date of this Filing, we had approximately 80 participating independent dealers marketing our manufactured homes at 110 locations. Our independent dealers are not required to exclusively sell homes manufactured by Deer Valley and will typically choose to offer the products of other manufacturers in addition to those of Deer Valley. We do not have written exclusive agreements with our independent dealers and do not have any control over the operations of, or financial interest in, any of our independent dealers. Deer Valley is not dependent on any single dealer, and in 2005, Deer Valley's largest dealer location accounted for approximately 10% of our sales.

     We believe that our independent dealer network enables us to avoid the substantial investment in management, capital, and overhead associated with company-owned sales centers. Although we do not rely upon exclusive dealer arrangements, we typically rely upon a single dealer within a given geographical market to distribute our products. We believe our strategy of selling our manufactured homes through independent dealers helps to ensure that our manufactured homes are competitive with those of other companies in terms of quality, consumer acceptability, product design, and price.

MARKETS  SERVED

     During the fiscal year ended December 31, 2005, we estimate that the percentage of our revenues by region was as follows:

Regions              Primary States             Percentage of Revenue by Region
-------              --------------             -------------------------------
Southeast       Alabama,  Florida, Georgia,                     85%
                Kentucky, Mississippi,
                North Carolina, South Carolina
                and Tennessee

South Central   Louisiana, Oklahoma, Texas,                     15%
                Illinois, Arkansas, Missouri,
                and Indiana

     Our manufacturing facility currently serves approximately 80 dealers and our sales staff maintains and monitors our relationships with each independent retailer in an effort to maintain excellent relationships with our network of independent dealers.

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OUR  SALES  FORCE

     At December 31, 2005, Deer Valley sold manufactured homes through approximately 80 independent dealers at approximately 110 retail locations in 15 states, principally in the southeastern and south-central United States.

     Deer Valley markets its homes through product promotions tailored to specific dealer needs. In addition, Deer Valley advertises in local media and participates in regional manufactured housing shows.

CONTINUING  OPERATIONS

MANUFACTURED  HOMES  -  INDUSTRY  OVERVIEW

     Our manufactured homes are built entirely in our factories, in accordance with national HUD Standards specified by the U.S. Department of Housing and Urban Development (HUD) through its Federal Manufactured Home Construction and Safety Standards.

     Manufactured homes are constructed in a factory environment, utilizing assembly line techniques, which allows for volume purchases of materials and components and more efficient use of labor. The quality of manufactured homes has increased significantly, as producers generally build with the same materials as site-built homes. Many features associated with site-built homes are included in manufactured homes, such as central heating, name-brand appliances, carpeting, cabinets, walk-in closets, wall coverings, and porches. Also, many of our independent dealers offer optional features including central air conditioning, carports, garages, and furniture packages.


     With respect to the retail financing of manufactured housing, interest rates are generally higher and the terms of loans shorter than for site-built homes. In recent years, some lenders stopped extending loans to finance the purchase of manufactured homes. This has had the effect of making financing for manufactured homes even more expensive and more difficult to obtain relative to financing for site-built homes.

     Due to the difficult financing environment for chattel financing nationwide, the industry has been trending toward more conventional mortgage financing for land and homes. Chattel financing is personal property financing secured only by the home and not by the underlying land on which the home is sited. In contrast, "land and home" financing is real property financing secured by the home and by the underlying land on which the home is placed.


     The manufactured housing market entered into a steep decline that began in 1999 before stabilizing at or near a historical lows in 2003 and 2004. Although industry wide shipments overall increased in 2005, such overall increase was, in large part, a result of homes made to FEMA specifications and sold for disaster relief. In addition, because the FEMA specifications are for single-wide homes, the percentage of multisection homes being produced relative to the total number of manufactured homes being produced also has dipped.Management believes that thedip in the percentage of multisection homes being produced relative to the total manufactured home industry is likely a temporary trend, and will reverse as FEMA sales slow-down. Management continues to be encouraged by its continued back-log, now at over 300 homes, and the excellent reviews for its regionally designed homes received from dealers and consumers.


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WARRANTIES,  QUALITY  CONTROL,  AND  SERVICE

     Deer Valley endeavors to adhere to strict quality standards and continuously refines its production procedures. In addition, in accordance with the construction codes promulgated by HUD, an independent HUD-approved, third-party inspector inspects each manufactured home for compliance during construction at our manufacturing facilities.

     Deer Valley provides initial home buyers with a one-year limited warranty against manufacturing defects in the home's construction. In addition, direct warranties are often provided by the manufacturers of components and appliances.

     At each of its two manufacturing facilities Deer Valley has experienced quality assurance personnel who provide on-site service to dealers and home buyers. Deer Valley continuously works to enhance its quality assurance systems, placing high emphasis on improving the value and appeal of Deer Valley's homes and reducing consumer warranty claims. Please see "Property" below for more information on our manufacturing facilities.

INDEPENDENT  DEALER  FINANCING

     Substantially all of Deer Valley's independent dealers finance their purchases through "floor plan" arrangements under which a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral. In connection with a floor plan arrangement, the financial institution which provides the independent dealer financing customarily requires Deer Valley to enter into a separate repurchase agreement with the financial institution, under which Deer Valley is obligated, upon default by the independent dealer, to repurchase the home at Deer Valley's original invoice price less the cost of all damaged/missing items, plus certain administrative and shipping expenses. The repurchase agreement relates to homes that are located on an authorized dealer's lot and in new, sellable condition. As a result, the potential repurchase liability may be offset by the value of the repurchased house. The risk of loss which we face under these repurchase agreements is also lessened by additional factors listed below at "Reserve for Repurchase Commitments."

     As of December 31, 2005, Deer Valley's contingent repurchase liability under floor plan financing arrangements through independent dealers was approximately $9,600,519. While homes repurchased by Deer Valley under floor-plan financing arrangements are usually sold to other dealers, no assurance can be given that Deer Valley will be able to sell to other dealers homes which it may be obligated to repurchase in the future or that Deer Valley will not suffer more losses with respect to, and as a consequence of, those arrangements than we have accrued in our financial statements.

COMPETITION

     The manufactured housing industry is highly competitive at both the manufacturing and retail levels, with competition based upon numerous factors, including total price to the dealer, customization to homeowners' preferences, product features, quality, warranty repair service, and the terms of dealer and retail customer financing. Deer Valley has many competitors, ranging from very large, experienced, and well-financed companies to small, specialized manufacturers. Numerous firms produce manufactured and modular homes in the southeastern and south central United States, many of which are in direct competition with us. In addition, certain of Deer Valley's competitors provide retail customers with financing from captive finance subsidiaries.

     Manufactured homes also compete with other forms of housing, including site-built and prefabricated homes. Historically, manufactured housing has had a price advantage over these other forms of housing. That advantage has deteriorated, however, as the credit market in the manufactured housing industry has, at both the retail and wholesale levels, continued to tighten, while interest rates for site-built houses in recent years have been at historic lows, thus increasing the competitive pressures on manufactured housing.

     The capital requirements for entry as a producer in the manufactured housing industry are relatively small. However, Deer Valley believes that the qualifications for obtaining inventory financing, which are based upon the financial strength of the manufacturer and each of its dealers, have recently become more difficult to meet due to the departure of financial institutions from the market and efforts of our competitors to add dealers to their sales network.

     Deer Valley believes that its willingness to customize floor plans and design features to match customer preferences, offer factory provided trim-out and installation services, and provide efficient customer service differentiate it from most of its competitors in the manufactured housing industry.
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

COMPETITIVE NICHE

     We believe that we have certain competitive advantages in our market as described below:

WE CONCENTRATE OUR EFFORTS ON MANUFACTURING AND MARKETING TOP-QUALITY HUD CODE HOMES.

     By focusing our manufacturing efforts exclusively on HUD Code homes on a cost-effective basis and by relying upon our strong network of regional independent dealers within our geographical market, we have been able to minimize our administrative and marketing expenses while providing our customers with a competitively priced product which maximizes value for the purchase price paid for the home.

WE FOCUS UPON PRODUCING A SUPERIOR QUALITY HOME, WITH ATTENTION TO DETAIL, QUALITY MATERIALS, AND SERVICE TO OUR CUSTOMERS.

     By focusing our manufacturing efforts on the fastest growing sector of the manufactured housing industry, and by paying attention to manufacturing details, procuring quality components, and raw materials, and offering factory-provided trim-out options and service capabilities to our customers, we have focused upon servicing our customers that purchase a manufactured home from us. By providing factory trim-out services and walk-through services to a customer, we have been able to respond quickly to customer inquiries to ensure that our retail customers are satisfied with the quality of our home products.

WE  PRODUCE  A  QUALITY MANUFACTURED HOME PRODUCT WHICH IS COMPETITIVELY PRICED.

     By focusing our efforts on controlling costs and maintaining a high quality manufacturing facility, we have been able to provide a high-quality product at an attractive value. Our multi-section homes sold for an average retail price ranging from $59,000 to $119,000 in 2005, excluding land costs.

WE HAVE AN EXPERIENCED MANAGEMENT TEAM WHICH HAS EXTENSIVE EXPERIENCE IN THE MANUFACTURED HOUSING BUSINESS.

     Our management team is made up of seasoned industry veterans in key leadership positions whose interests are closely aligned with those of our shareholders. Some of our senior management team members will receive substantial additional payments from the acquisition of Deer Valley by the Company, depending upon the future success and profitability of Deer Valley.

WE  HAVE  A  STRONG  NETWORK  OF  INDEPENDENT  DEALERS.

     We have a strong network of independent dealers who operate in a highly fragmented industry consisting of approximately 8,000 dealers in the United States. We do not own any company retail stores and do not provide any financial or insurance-related services which could significantly increase Deer Valley's administrative expenses. We maintain close relationships with each of our independent dealers and carefully monitor our service responsibilities to the customers who purchase a manufactured home from us. We also provide significant volume discounts to our dealers in an effort to maintain a strong network of independent dealers.

REGULATION

     Deer Valley's manufactured homes are subject to a number of federal, state and local laws. Construction of manufactured housing is governed by the National Manufactured Housing Construction and Safety Standards Act of 1974 ("1974 Act"). In 1976, HUD issued regulations under the 1974 Act establishing comprehensive national construction standards. The HUD regulations cover all aspects of manufactured home construction, including structural integrity, fire safety, wind loads, thermal protection, plumbing, and electrical work. Such regulations preempt conflicting state and local regulations. Deer Valley's manufacturing facilities and the plans and specifications of its manufactured homes have been approved by a HUD-designated inspection agency. An independent, HUD-approved third-party inspector checks each of Deer Valley's manufactured homes for compliance during at least one phase of construction. In 1994, HUD amended manufactured home construction safety standards to improve the wind force resistance of manufactured homes sold for occupancy in coastal areas prone to hurricanes. Failure to comply with the HUD regulations could expose Deer Valley to a wide variety of sanctions, including closing Deer Valley's plants. Deer Valley believes its manufactured homes meet or surpass all present HUD requirements.

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

     Manufactured, modular, and site-built homes are all built with particleboard, paneling, and other products which contain formaldehyde resins. Since February 1985, HUD has regulated the allowable concentration of formaldehyde in certain products used in manufactured homes and requires manufacturers to warn purchasers concerning formaldehyde-associated risks. Deer Valley currently uses materials in its manufactured homes which meet HUD standards for formaldehyde emissions and which otherwise comply with HUD regulations in this regard. In addition, certain components of manufactured homes are subject to regulation by the Consumer Product Safety Commission ("CPSC") which is empowered to ban the use of component materials believed to be hazardous to health and to require the manufacturer to repair defects in components of its homes. The CPSC, the Environmental Protection Agency, and other governmental agencies are evaluating the effects of formaldehyde. In February 1983, the Federal Trade Commission adopted regulations requiring disclosure of manufactured home's insulation specifications.

     Deer Valley Homebuilders Inc.'s manufactured and modular homes are subject to local zoning and housing regulations. Installation of homes and utility connections are subject to state and local regulation, and must be complied with by the dealer or other person installing the home. Deer Valley does not install homes or connect utilities to homes. A number of states require manufactured and modular home producers to post bonds to ensure the satisfaction of consumer warranty claims. Several states have licensing requirements governing the delivery of manufactured and modular homes. Deer Valley has complied with these requirements in Alabama, Mississippi, Louisiana, Arkansas, Georgia, Florida, North Carolina, South Carolina, Tennessee, Kentucky, Indiana, Illinois, Missouri, Oklahoma, and Texas. Many of these states require that companies renew their license applications or notify the state after a change in ownership. Deer Valley is in the process of notifying states of the change in its ownership and renewing its licenses, when required. Some of the states which require renewal of licenses have waived the renewal requirement.

REGULATORY  APPROVAL

     Other than the regulations described above, no federal or state regulatory approvals are required for our principal products and services.

TRADEMARKS,  PATENTS,  AND  INTELLECTUAL  PROPERTY  RIGHTS

     We do not rely upon any significant patent rights, licenses or franchises under the trademarks or patents of any other person or entity in conducting our business. While Deer Valley utilizes the mark "Deer Valley" and "Deer Valley Homebuilders" as Company trademarks in marketing its manufactured homes, we do not own any trademarks or patents registered with the United States Patent and Trademark Office. We do offer several models and brand names for our products to our dealers and customers but have not relied upon trademark protection in marketing these products.

COSTS  AND  EFFECTS  OF  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS

     Other than as described above, there are no special or unusual environmental laws or regulations that will require us to make material expenditures or that can be expected to materially impact the operation of our business.

EMPLOYEES

     We currently have approximately 350 employees, all of whom are full-time. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

REPORTS  TO  SECURITY  HOLDERS

     We are not required to deliver an annual report to security holders and will not send such an annual report to our security holders. We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

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

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     CAUTIONARY  NOTICE  REGARDING  FORWARD  LOOKING  STATEMENTS

     We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management's current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

     Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in our Annual Report on form 10-KSB and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

OVERVIEW

     During the period commencing with the fourth quarter of 2002 and ending in December 2004, the Company engaged in the business of providing consulting and related services to private companies which wished to become reporting companies under the Securities Exchange Act of 1934, but which lacked the financial resources for an initial public offering ("IPO"). Cytation discontinued these operations in the first quarter of 2005 and was a shell company (as defined in Rule 12b-2 of the Exchange Act) from the first quarter of 2005 through January 18, 2006.



     At the end of 2005, Cytation had nominal operations. The Company had revenues of $59,114 in fiscal year 2005, as compared to $240,368 in fiscal year 2004. The Company had a net loss of $173,605 in fiscal year 2005, as compared to a net loss of $696,689 in fiscal year 2004. The differences in the foregoing figures are the result of Cytation's discontinuation of operations in contemplation of a reverse merger, which did not occur, and of the purchase of Deer Valley. As a result of the acquisition of Deer Valley Homebuilders, Inc. on January 18, 2006, Cytation now has gross revenues in excess of $3,000,000 per month and significant assets.


     Deer Valley is a wholly-owned subsidiary of DVA, which is a wholly-owned subsidiary of the Company. Deer Valley was formed in January, 2004, and its offices and principal manufacturing plant are located in Guin, Alabama. Deer Valley manufactures and designs manufactured homes which are sold to a network of independent dealers located primarily in the southeastern and south central regions of the United States. For more information on Deer Valley's lines of business and principal products and services, please see the section of this filing entitled "Description of Business."

     Deer Valley maintains its business offices in Guin, Alabama. and operates manufacturing facilities in Guin, Alabama and in Sulligent, Alabama. As of the date of this filing Deer Valley's plant on the Sulligent Property is producing approximately 12 floors per week. For more information on floors and rates of production, please see the section of this filing entitled "Property" below.



     When evaluating the Company's financial condition and operating performance, the most important matters on which the Company's executives are currently focused are increasing daily production at Deer Valley's manufacturing facilities and evaluating other growth opportunities. Management is currently evaluating additional plant sites and new product offerings to sustain the Company's growth rate. The key performance indicators management examines are
(1) Deer Valley's production rate, in "floors" produced per day, (2) the cost of sales, (3) product gross margins, and (4) the size of Deer Vallye's sales backlog. For more information on these performance indicators, please see the attached financial statements and notes thereto and the section of this document entitled "Description of Business."


     Management feels that the following areas present significant opportunities or risks for the Company:

     1)  Securities  Compliance

     Deer Valley has been operated as a private company which is not subject to federal securities laws and, therefore, may lack the internal or financial control infrastructure and procedures necessary for public companies to comply with the provisions of the Securities Exchange Act and Sarbanes-Oxley regulations. Deer Valley, DVA, and the Company are coordinating with legal counsel and auditors to put in place proper financial controls and procedures to insure full compliance with and disclosure under all relevant securities laws.

Of course, there can be no guarantee that there will be no significant deficiencies or material weaknesses in the quality of Deer Valley's financial controls. The greatest challenge Management foresees in implementing proper controls and procedures is that the cost to Deer Valley of such compliance could be substantial and could have a material adverse effect on our results of operations.

     2)  Downturn  in  the  Manufactured  Housing  Industry

     In recent years, the manufactured housing industry experienced a prolonged and significant downturn as consumer lenders began to tighten underwriting standards and curtail credit availability in response to higher than anticipated rates of loan defaults and significant losses upon the repossession and resale of homes securing defaulted loans. According to the Manufactured Housing Institute, domestic shipments of manufactured homes peaked in calendar year 1998 with the shipment of 372,843 homes, before declining to a total of 130,802 manufactured homes in calendar year 2004. The manufactured housing industry's share of new single-family housing starts also increased to 24% in calendar year 1997 before declining to 7.5% of all new single-family housing starts in calendar year 2004. Other causes of the downturn include a reduced number of consumer lenders in the traditional chattel (home-only) lending sector and higher interest rates on home-only loans. These factors have resulted in declining wholesale shipments, excess manufacturing and retail locations and surplus inventory.

     Despite the industry decline, which commenced in calendar year 1999, we have been able to successfully launch our business through an efficient manufacturing and production facility, flexible product designs, an experienced and capable sales team, stringent cost controls, and attention to dealer relations, customer satisfaction and service efforts. Additionally, our affiliated dealers often endeavor to distinguish Deer Valley by selling our manufactured homes as part of a land-home package which may be financed by a conventional mortgage. Finally, Deer Valley focuses on the multi-section sector of the manufactured housing market, which Management feels offers the greatest potential for growth because multi-section homes often have an appearance similar to more traditional site-built homes but are competitively priced when compared to a site-built home. For more information on multi-section homes, please see the section of this document entitled "Description of Business."

     3)  Rising  Interest  Rates  and  Residual  Effects  of  Hurricane  Katrina

     Two important factors could affect our sales: the residual effects of Hurricane Katrina and rising interest rates. Interest rates have a marked effect upon the manufactured housing market. Management feels that rising interest rates will drive buyers from traditional "site built" homes toward the upper end of the manufactured housing market, where our products are positioned. However, additional increases in interest rates could eventually adversely affect buyers of Deer Valley products and could cause dealers to reduce inventories because of "Floor-Plan" expenses.


     Hurricane Katrina created a huge need for the rapid replacement of houses in the Gulf Coast Region. The lure of lucrative "FEMA" contracts caused suppliers to disrupt or delay normal shipments to their dealers. This created a rush by dealers to establish new relationships or increase orders with Deer Valley, which did not interrupt its service in this way. However, because FEMA has ceased ordering manufactured homes for persons displaced by Katrina, Deer Valley will face increased competition in our market segment as other producers return to the commercial supply market.



     4)  Increased  Competition  from  Other  Producers

     Recently, large producers of single section homes have focused on either entering the multi-section home market or expanding their presence in that market. Accordingly, Deer Valley will likely face increased competition in our market segment.

     5)  "Floor  Plan"  Credit  Available  to  Manufactured  Home  Dealers

     Reduced availability of floor plan financing for manufactured home dealers could negatively impact Deer Valley's business. A major floor plan financer for manufactured housing was recently purchased. If this financer or its acquirer were to discontinue floor plan financing programs for manufactured home dealers, approximately one-third of the floor plan financing available to manufactured home dealers would disappear. An occurrence of this type could have a material, adverse impact upon Deer Valley's business, since dealers would have additional difficulty in procuring funds to inventory homes based on floor plan financing.

     RESULTS  OF  OPERATIONS - Fiscal Year Ended December 31, 2005

     The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment by our management. Historical financial information presented for the year ended December 31, 2005 and the year ended December 31, 2004, is that of the Company on a consolidated versus combined basis with Deer Valley
Homebuilders, Inc., which reflects the Company's acquisition of Deer Valley Homebuilders, Inc. on January 18, 2006, pursuant to the terms of the Securities Purchase and Share Exchange Agreement.


     Because Cytation discontinued its prior operations in the first quarter of 2005 and was a shell company (as defined in Rule 12b-2 of the Exchange Act) from the first quarter of 2005 through January 18, 2006, because Deer Valley constitutes all of the Company's operations, and because management does not believe that it is informative or useful to compare the results of operations for the year ended December 31, 2005 on an unaudited pro forma condensed combined consolidated basis, giving effect to the acquisition of Deer Valley, as compared to fiscal year 2004, the remainder of this discussion on the fiscal year ended December 31, 2005 relates to the operations of Cytation's newly acquired operating subsidiary, Deer Valley. In conjunction with this discussion it is imperative that investors read the footnotes to the financial statements attached to this filing.


HISTORICAL RESULTS - FISCAL YEAR ENDED DECEMBER 31, 2005; COMPARISON OF FISCAL YEAR ENDED DECEMBER 31, 2004.

REVENUES. Overall net revenues for the year ended December 31, 2005 were $35,717,073. In addition, overall net revenues for the year ended December 31, 2004 were $15,394,215. The increase of $20,322,858 is a direct result of increased sales and production of homes which increased from 655 floors in 2004 to 1,385 floors in 2005.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting, and administrative personnel, professional fees, and other general corporate expenses. Selling, general, and administrative expenses for the year ended December 31, 2005 were $2,996,023. In addition, general and administrative expenses for the year ended December 31, 2004 were $1,559,333. These general and administrative costs have increased primarily due to increased production, sales, and operating expenses. The production direct cost of goods was generally in the same ratio to sales for both periods with increased quantity discounts being offset by a rise in material cost. The remainder of the increase was due to salary expenses, which increased from $894,722 in 2004 to $1,423,298 in 2005.

NET INCOME (LOSS). The net income for the year ended December 31, 2005 was $3,366,658. The net income for the year ended December 31, 2004 was $1,010,506. The increase in net income is primarily due to increased production and sales of Deer Valley's operations. Because of this and because fixed expenses were spread over a significantly larger number of units produced with no reduction in price per unit, the gross profit margin was greater in 2005 than in 2004. The increase in production can be seen in a comparison of daily output. As of December 31, 2004, Deer Valley produced 4 floors per day, whereas as of December 31, 2005, Deer Valley produced 7 floors per day.


RESULTS  OF  OPERATIONS  -  QUARTER  ENDED  APRIL  1,  2006

     The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment by our management. Historical financial information presented for the quarter ended April 1, 2006 is that of the Company on a consolidated basis with Deer Valley Homebuilders, Inc. and Deer Valley Acquisitions Corp., which reflects the Company's acquisition of Deer Valley Homebuilders, Inc. on January 18, 2006.



     As of January 1, 2006, the Company has elected to change its fiscal year ending period from a calendar year ending December 31, with quarters ending March 31, June 30, and September 30, to a 52-53 week year ending on the Saturday closest to December 31. Under either system the end of the most recent fiscal year was December 31, 2005, and the commencement of the first quarter of 2006 was January 1. Accordingly, there were no days which fell under one system but which were excluded from a period under the other system. Under the 52-53 week year end, the quarter beginning January 1, 2006 ended April 1, 2006.



     Because Cytation discontinued its prior operations in the first quarter of 2005 and was a shell company (as defined in Rule 12b-2 of the Exchange Act) from the first quarter of 2005 through January 18, 2006 and because Cytation now has significant revenues from a subsidiary operating in an entirely different industry, management does not believe that it is informative or useful to compare the results of operations for the quarter ended April 1, 2006 to the quarter ended March 31, 2005. As a result, the remainder of this discussion on the quarter ended April 1, 2006 relates only to the quarter ended April 1, 2006. In conjunction with this discussion it is imperative that investors read the footnotes to the financial statements attached to this filing.


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HISTORICAL  RESULTS  -  QUARTER  ENDED  APRIL  1,  2006

REVENUES. Overall gross revenue for the quarter ended April 1, 2006 was $12,913,079. Deer Valley's second plant in Sulligent Alabama (the "Sulligent Plant") began operations on or about February 20, 2006, and the first home manufactured at the Sulligent Plant was delivered on March 1, 2006. Revenues for the quarter ended April 1, 2006 reflect a full quarter of operations at Deer Valley's original plant in Guin, Alabama and approximately one month of operations at the Sulligent Plant. The full impact of the Sulligent Plant on revenues and earnings will likely not be realized until the second quarter of 2006.



SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting, and administrative personnel, professional fees, and other general corporate expenses. Selling, general, and administrative expenses for the quarter ended April 1, 2006 were $1,249,327. These general and administrative costs have increased at our operating subsidiary, Deer Valley, primarily due to increased production, sales, and operating expenses. At Deer Valley, the production direct cost of goods has remained generally in the same ratio to sales, with increased quantity discounts being offset by a rise in material cost. In addition, profit margins for this quarter were reduced by one-time start-up costs of approximately $250,000 associated with the opening of the Sulligent Plant.



NET INCOME (LOSS).The net income for the quarter ended April 1, 2006 was $463,502. After accounting for the dividend payable to preferred shareholders, the net income available for common stockholders for the quarter ended April 1, 2006 was $350,416. Increased production and sales of Deer Valley's operations have bolstered net income.


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LIQUIDITY  AND  CAPITAL  RESOURCES


     Management believes that the Company currently has sufficient cash flow from operations, available bank borrowings, cash, and cash equivalents to meet its short-term working capital requirements for the next 12 months. As of April 1, 2006, the Company had approximately $3,555,528 in cash and cash equivalents. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner which will increase or accelerate our anticipated costs or capital demand, such as through the acquisition of new products, our working capital could be depleted at an accelerated rate.



     The Company spends its cash to fund increases in production capacity at its operating subsidiary, Deer Valley, for special legal, accounting, and audit services necessary to meet SEC reporting requirements, and to pay expenses . To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.


     The net cash provided by operating activities as of December 31, 2005 and December 31, 2004 was $3,376,520 and $787,139, respectively. The increase was due to an increase in sales from 655 floors to 1,385 floors from 2004 to 2005. In particular the net income increased by $2,356,152 from 2004 to 2005 due to an increase in sales and due to the fact that Deer Valley operated for all of 2005, unlike 2004. The net cash used in investing activities as of December 31, 2005 and December 31, 2004 was $260,631 and $1,705,470, respectively. This change was primarily due to differences in capital asset purchases during that period. In particular, in 2004 Deer Valley purchased its first manufacturing facility in Guin, Alabama, whereas in 2005 Deer Valley had very few purchases of capital assets. The net cash used in financing activities as of December 31, 2005 was $1,748,444, and the net cash produced by financing activities as of December 31, 2004 was $2,482,150. The cash financing activities in 2004 included $1,100,000 invested as capital in the form of common stock, of which 66,000 was repurchased at end of 2004 as treasury stock, and $1,543,314 in loan proceeds used to purchase the Guin manufacturing facility and equipment. Net cash financing activities in 2005 were primarily for distributions to shareholders, which amounted to $1,670,540. These distributions were more substantial in 2005 than the $52,618 distributed in 2004 because Deer Valley was more profitable.



     The net cash used in operating activities as of April 1, 2006 was $8,711. The net cash used in investing activities as of April 1, 2006 was $3,022,887, which primarily reflects the amount related to the purchase of Deer Valley, which was $6,375,000, net of cash acquired in the purchase, as well as purchases of equipment. The net cash provided by financing activities as of April 1, 2006 was $6,434,071, the majority of which resulted from the issuance of preferred stock.



     Deer Valley is contingently liable under the terms of repurchase agreements with financial institutions providing inventory financing for retailers of Deer Valley's products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer. The risk of loss under these agreements is spread over numerous retailers. The price Deer Valley is obligated to pay generally declines over the period of the agreement (typically 18 to 24 months) and the risk of loss is further reduced by the sale value of repurchased homes. The maximum amount for which the Company was contingently liable under such agreements amounted to $9,600,519 and $4,516,365 at December 31, 2005 and 2004, respectively. As of
December 31, 2005 and December 31, 2004, the company had a reserve of $35,000 and $3,500, respectively, for future repurchase losses, based on prior experience and an evaluation of dealers' financial conditions. The maximum amount for which Deer Valley is contingently liable under such agreements amounted to $12,272,510 at April 1, 2006. As of April 1, 2006, the company had a reserve of $60,000 for future repurchase losses, based on prior experience and an evaluation of dealers' financial conditions. Deer Valley to date has not experienced significant losses under these agreements, and management does not expect any future losses to have a material effect on the accompanying financial statements. The risk of loss which we face under these repurchase agreements is also lessened by additional factors listed below under "Reserve for Repurchase Commitments."


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

FINANCING

     Deer Valley had a fixed-rate revolving line of credit with State Bank and Trust of Guin, Alabama. Under this line of credit entered into on March 3, 2004, the Company could make loan draws for business purposes up to a maximum amount of $500,528 in the aggregate. The line of credit matured on March 25, 2005 and was not renewed.


     On April 12, 2006, Deer Valley entered into a Loan and Security Agreement with Fifth Third Bank providing for a revolving line of credit in an amount not to exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the "Loan") evidenced by a revolving credit note (the "Note") and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of Deer Valley, DVA, and Cytation. The purpose of the Loan is to provide working capital, to provide Letter of Credit support, to replace Deer Valley's previous revolving line of credit with State Bank and Trust, and to provide interim financing for the acquisition of the real property on which Deer Valley operates a plant in Sulligent, Alabama. The Loan has a one year term and has a variable interest rate at 2.60% above LIBOR. Upon issuance of a letter of credit, Deer Valley is charged a letter of credit fee equal 1.00% of the face amount of the letter of credit. The Loan provides for conditions to meet prior to each advance, including financial ratios.



     In addition to the revolving line of credit described in the preceding paragraph, Deer Valley, during its normal course of business, is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries to cover obligations under repurchase agreements.



     On May 26, 2006, Deer Valley entered into a Loan Agreement with Fifth Third Bank (the "Lender") providing for a loan of Two Million and No/100 Dollars ($2,000,000.00) (the "Loan") evidenced by a promissory note and secured by a first mortgage on Deer Valley's properties in Guin, Alabama and Sulligent, Alabama, including the structures and fixtures located thereon, as well as Deer Valley's interest in any lease thereof. The purpose of the loan is to pay off an existing loan from another bank secured by the Guin property and to reduce the outstanding balance on Deer Valley's revolving credit facility with the Lender. The net effect of the reduction in the revolving credit balance is to increase the credit available to the Company for working capital under its revolving facility. The Loan has a term from May 26, 2006 through June 1, 2011 and has a variable interest rate at 2.25% above LIBOR. There is no prepayment penalty. Future advances are available under the Loan Agreement, subject to approval by the Lender. Also on May 26, 2006, the Company and DVA guaranteed the Loan. Should Deer Valley default, thereby triggering acceleration of the Loan, Cytation and DVA would become liable for payment of the Loan.

     As of April 1, 2006, the following letters of credit were issued and in force:

     Letter of Credit No. 98 issued through State Bank & Trust in the amount of $400,000 to the favor of beneficiary Bombardier Capital expired on January 27, 2006 and was replaced with letter of credit to GE Commercial on January 27, 2006 and expiring January 27, 2007. The beneficiary was changed from Bombardier Capital to GE, due to GE's buyout of Bombardier's manufactured housing floor plan division. Personally guaranteed by Joel Logan, President and General Manager of Deer Valley.

     Letter of Credit No. 93 issued through State Bank & Trust in the amount of $100,000 to the favor of beneficiary 21st Mortgage Corporation,

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

     issued May 3, 2005 and expiring May 3, 2006, pending renewal. Personally guaranteed by the three largest former shareholders of the Company.

     Letter of Credit No. 97 issued through State Bank & Trust in the amount of $150,000 to the favor of Textron Financial Corporation, issued August 29, 2005 and expiring August 29, 2006, pending renewal.

     All of the Letters of Credit above are required under the terms of the Repurchase Agreements described below in the section entitled "Critical

Accounting  Estimates."  As  of  April 1, 2006, no amounts had been drawn on the above  irrevocable  letters  of  credit  by  the  beneficiaries.


     As of April 1, 2006, Deer Valley was also obligated under a Promissory Note payable to State Bank & Trust of Guin, Alabama (the "B&T Note") having a principal balance of $1,465,904. The B&T Note is payable in monthly installments of $10,000 (which includes interest at 5.00%) and matures on November 11, 2008. The B&T Note is secured by all assest of the Company and is personally guaranteed by two former stockholders of the Company.


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

     Management does not believe that current debt commitments will make it difficult to secure additional debt or equity financing, since the company has no significant debt other than long-term mortgages, trade payables, and the earnout agreement referenced in "Off-Balance Sheet Arrangements" below.

CRITICAL  ACCOUNTING  POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 5, Critial Accounting Policies and Estimates, contained in the explanatory notes to the Company's financial statements for the quarter ended April 1, 2006, which are included in this filing. On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services, and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions which we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities which are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. However, we believe that our estimates, including those for the above-described items, are reasonable.

CRITICAL  ACCOUNTING  ESTIMATES

     Management is aware that certain changes in accounting estimates employed in generating financial statements can have the effect of making the Company look more or less profitable than it actually is. Management does not believe that either the Company or its auditors have made any such changes in accounting estimates. A summary of the most critical accounting estimates employed by the Company in generating financial statements follows below.

WARRANTIES

     We provide our retail buyers with a one-year limited warranty covering defects in material or workmanship, including plumbing and electrical systems. We record a liability for estimated future warranty costs relating to homes sold, based upon our assessment of historical experience and industry trends. In making this estimate, we evaluate historical sales amounts, warranty costs related to homes sold and timing in which any work orders are completed. We have a reserve for estimated warranties of $750,000 as of December 31, 2005, compared to $550,000 as of December 31, 2004 and $592,500 as of April 2, 2006. Although

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

we maintain reserves for such claims, there can be no assurance that warranty expense levels will remain at current levels or that the reserves that we have set aside will continue to be adequate. A large number of warranty claims which exceed our current warranty expense levels could have a material adverse affect upon our results of operations.

VOLUME  INCENTIVES  PAYABLE

     We have relied upon volume incentive payments to our independent dealers who retail our products. These volume incentive payments are accounted for as a reduction to gross sales, and are estimated and accrued when sales of our manufactured homes are made to our independent dealers. Volume incentive reserves are recorded based upon the annualized purchases of our independent dealers who purchase a qualifying amount of home products from us. We accrue a liability to our dealers, based upon estimates derived from historical payout rates. Volume incentive costs represent a significant expense to us, and any significant changes in actual payouts could have an adverse affect on our financial performance. We had a reserve for volume incentives payable of $137,779 as of April 2, 2006.


RESERVE  FOR  REPURCHASE  COMMITMENTS

     Most of our independent dealers finance their purchases under a wholesale floor plan financing arrangement under which a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral. When entering into a floor plan arrangement, the financial institution routinely requires that we enter into a separate repurchase agreement with the lender, under which we are obligated, upon default by the independent dealer, to repurchase the manufactured home at our original invoice price less the cost of administrative and shipping expenses. Our potential loss under a repurchase obligation depends upon the estimated net resale value of the home, as compared to the repurchase price that we are obligated to pay. This amount generally declines on a predetermined schedule over a period that usually does not exceed 24 months.

     The risk of loss that we face under these repurchase agreements is lessened by several factors, including the following:

     (i) the sales of our products are spread over a number of independent dealers,
     (ii) we have had only isolated instances where we have incurred a repurchase obligation,
     (iii) the price we are obligated to pay under such repurchase agreements declines based upon a predetermined amount over a period which usually does not exceed 24 months, and
     (iv) we have been able to resell homes repurchased from lenders at current market prices, although there is no guarantee that we will continue to be able to do so.

     The maximum amount for which the Company is contingently liable under such agreements amounted to $9,600,519 at December 31, 2005. As of December 31, 2005 and December 31, 2004 we had a reserve of $35,000 and $3,500, respectively, established for future repurchase commitments, based upon our prior experience and evaluation of our independent dealers' financial conditions. The maximum amount for which the Company is contingently liable under such agreements amounted to approximately $12,272,510 at April 1, 2006. As of April 1, 2006, we had a reserve of $60,000 established for future repurchase commitments, based upon our prior experience and evaluation of our independent dealers' financial conditions. This represents an increase from the reserve amount of $35,000, due to a substantial increase in Deer Valley's sales compared to the first quarter of 2005. Because Deer Valley to date has not experienced any significant losses under these agreements, management does not expect any future losses to have a material effect on our accompanying financial statements.

REVENUE  RECOGNITION

     Revenue for Deer Valley's products sold to independent dealers are generally recorded when all of the following conditions have been met: (i) an order for the home has been received from the dealer, (ii) an agreement with respect to payment terms has been received, and (iii) the home has been shipped and risk of loss has passed to the dealer.

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

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges which lack commercial substance, the FASB believes this statement produces financial reporting which more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

     In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period which begins after June 15, 2005. For public entities filing as small business issuers, SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period beginning after December 15, 2005.


     As of April 1, 2006, the Company had not yet created a stock incentive plan which authorizes the issuance of options to purchase common stock. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R),using the modified-prospective-transition method. Under that transition method, compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, are based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and on the compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No.123(R). Results for prior periods have not been restated. Adopting SFAS No.123(R) on January 1, 2006 did not have any effect on the Company's net income and earning per share for the quarter ended April 1, 2006 since no options were granted.


     In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS

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109-2 Accounting and Disclosure  Guidance  for the Foreign Earnings Repatriation
Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

                             DESCRIPTION OF PROPERTY

     The Company's executive and operating offices are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634. The telephone number at the Company's executive offices is (813) 885-5998. Deer Valley's principal manufacturing plant and offices are located at 205 Carriage Street, Guin, Alabama 35563, and its telephone number is (205) 468-8400. Deer Valley's manufacturing plant and company offices consists of a manufacturing plant with 107,511 square feet, a frame shop with 10,800 square feet, material shed of 23,172 square feet and offices with 11,250 square feet of space. Deer Valley owns the buildings and 25.5 acres underlying these facilities.


     Due to increased sales, Management believed that the Company needed to obtain a small satellite production facility near to its facility in Guin, Alabama, in 2006. On January 25 2006, the Company approved Deer Valley Homebuilders, Inc., entering into a Sales Contract with Steve J. Logan to purchase real property located at 7668 Highway 278 in Sulligent, Alabama (the "Sulligent Property"). On April 18, 2006, Deer Valley purchased the Sulligent Property from Steve J. Logan. The Sulligent Property consists of a 65,992 square foot manufacturing plant located on approximately 13 acres of land. The purchase price for the Sulligent Property was $725,000, paid in cash at closing. Deer Valley obtained the funds for the purchase price of the Sulligent Property from its revolving line of credit described above under the heading "Financing." Prior to acquiring the Sulligent Property, Deer Valley's plant on the Sulligent Property operated, beginning on February 20, 2006 under a short-term lease.


     Deer Valley maintains a website at www.deervalleyhb.com. The information contained on Deer Valley's website is not a part of this filing, nor is it incorporated by reference into this filing.

     Deer  Valley  does  not  invest  in  real  estate or real estate mortgages.

                              FINANCIAL STATEMENTS

     At the end of 2005, Cytation had nominal operations and was a shell company (as defined in Rule 12b-2 of the Exchange Act). As a result of the acquisition of Deer Valley Homebuilders, Inc. on January 18, 2006, Cytation now has significant assets and gross revenues in excess of $3,000,000 per month. To facilitate understanding of the financial effect of this acquisition and for clarity of presentation, the following financial statements are included in this Registration Statement:

                              CYTATION CORPORATION
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)


TABLE OF CONTENTS:

AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM - WHEELER, HERMAN, HOPKINS & LAGOR, PA                                86

AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM -
RADIN, GLASS & CO., LLP                                                    87

FINANCIAL STATEMENTS:

BALANCE SHEET AS OF DECEMBER 31, 2005 AND 2004                             88

STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005
AND 2004                                                                   89

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31,
2005 AND 2004                                                              90

STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2005
AND 2004                                                                   91

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                          92 - 100

                              CYTATION CORPORATION
                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)


          AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The  Board  of  Directors  and  Stockholders
Cytation  Corporation
Tampa,  Florida

We have audited the accompanying balance sheets of Cytation Corporation as of December 31, 2005 and the related statements of operations, changes in stockholders' deficit, and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytation Corporation at December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


/s/ Wheeler, Herman, Hopkins & Lagor, PA

Wheeler, Herman, Hopkins & Lagor, PA
Certified Public Accountants
Tampa, Florida
March 24, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     February 25, 2005

The Board of Directors and Stockholders
Cytation Corporation
Bristol, RI

We have audited the accompanying balance sheets of Cytation Corporation as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity (deficit), and cash flow for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytation Corporation at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements for the year ended December 31, 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered operating losses and has a net capital deficiency that raise substantial doubt about its ability to continue as going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


/s/  Radin  Glass  &  Co.,  LLP
Certified  Public  Accountants
New  York,  NY

                                 CYTATION CORP
                              Cytation Corporation
                                 Balance Sheet
                        As of December 31, 2005 and 2004


                                     ASSETS
                                                               2005         2004
CURRENT ASSETS:
   Cash                                                   $       220   $    65,644
   Notes receivable, stockholder                                    -        10,113
   Notes receivable, other                                          -         5,000
   Prepaid expenses and other current assets                        -         8,706

      Total Current Assets                                        220        89,463

 PROPERTY AND EQUIPMENT, Net                              $         -   $     4,496

 OTHER ASSETS:
   Security deposit                                       $         -   $     1,800
   Investment                                                       -        59,718
      Total Other Assets                                            -        61,518

      TOTAL ASSETS                                        $       220   $   155,477
                                                           ==========   ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
   Accounts payable and accrued expenses                  $    48,416   $    92,306
   Notes payable and accrued interest                          90,500       120,228

      Total Current Liabilities                               138,916       212,534

 STOCKHOLDERS' EQUITY(DEFICIT):
   Common stock, $0.001 par value, 2,000,000 shares
   authorized, 982,662 and 872,330 shares issued and
   outstanding respectively                                       982           872
   Additional paid-in capital                              32,723,371    32,608,015
   Shares Subscribed (not issued)                             (23,500)            -
   Accumulated deficit                                    (32,839,549)   (32,665,944)

      Total Stockholders' Deficit                            (138,696)       (57,057)

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT         $       220   $    155,477
                                                          ===========   ============


     See Reports of Independent Registered Public Accounting Firm and Notes to Financial Statements.


CYTATION CORP
                                 Cytation Corporation
                                Statements of Operations


                                                                   For the Years Ended December
                                                                               31,
                                                                      2005            2004
REVENUE
 Consulting revenue - cash                                          $  59,114         $  86,900
 Consulting revenue - non cash                                              -           153,468
TOTAL REVENUE                                                          59,114           240,368

COST OF REVENUE                                                         1,738           746,896

GROSS PROFIT                                                           57,376          (506,528)

OPERATING EXPENSES:
   Depreciation                                                         1,037             3,857
   Selling, general and administrative                                246,533           367,007

     TOTAL OPERATING EXPENSES                                         247,570           370,864

     OPERATING INCOME/(LOSS)                                         (190,194)         (877,392)

OTHER INCOME (EXPENSES)
   Gain on sale and distribution of investment                         31,902           187,976
   Loss on sale of property and equipment                              (4,270)                -
   Loss on termination of ARE agreement                                (5,000)                -
   Interest income (expenses), net                                     (6,043)           (5,298)
   Other Income                                                             -                 -

     TOTAL OTHER INCOME                                                16,589           182,678

     INCOME/(LOSS) BEFORE INCOME TAXES                               (173,605)         (694,714)

INCOME TAX EXPENSE                                                          -             1,975

     NET LOSS                                                        (173,605)        $(696,689)
                                                                    =========         =========
Net (Loss) Income Per Share (Basic)                                 $   (0.18)        $   (0.87)
Net (Loss) Income Per Share (Fully Diluted)                         $   (0.18)        $   (0.87)
                                                                    =========         =========
Weighted Average Common Shares Outstanding                            944,303           799,830
Weighted Average Common and Common Equivalent Shares Outstanding      944,303           799,830
                                                                    =========         =========

See Reports of Independent Registered Public Accounting Firm and Notes to Financial Statements


CYTATION CORP
                                                              Cytation  Corporation
                                                    Statements of Changes in Stockholders' Deficit
                                                    For The Years Ended December 31, 2005 and 2004

                                              Common Stock            Additional        Shares        Accumulated
                                          Shares        Amount         Paid-in        Subscribed        Deficit
                                                                       Capital           For                              Total
 Balance - December 31, 2003             582,330         $582         $33,118,610                     $(31,969,255)    $1,149,937

 Exercise of options                      50,000           50                 (25)                               -             25
 Issuance of common stock for services   240,000          240              71,760                                -         72,000
 Distributions - non cash                                   -            (582,330)                               -       (582,330)
 Net loss                                                   -                   -                         (696,689)      (696,689)

 Balance - December 31, 2004            872,330          $872         $32,608,015                     $(32,665,944)      $(57,057)

 Exercise of options                          -             -                   -                                -              -
 Issuance of common stock               110,332           110             115,356                                -        115,466
 Shares subscribed (not issued)               -             -                   -       (23,500)                 -        (23,500)
 Net loss                                                   -                   -                         (173,605)      (173,605)

 Balance - December 31, 2005            982,662          $982         $32,723,371      $(23,500)      $(32,839,549)     $(138,696)

   See Reports of Independent Registered Public Accounting Firm and Notes to
                              Financial Statements

                              Cytation Corporation
                            Statements of Cash Flows

                                                                 For the Years Ended December 31,
                                                                      2005              2004
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                              $  (173,605)     $  (696,689)
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Depreciation                                                      1,036            3,856
      Non-cash consulting income                                       64,830         (153,468)
      Non cash compensation                                            49,601          884,750
      Gain on sales of marketable securities                          (31,902)        (187,976)
      Gain on disposal of equipment                                     4,270                -
      Accrued interest on note payable                                  9,155            5,544
      Write-off of note receivable-other                                5,000           55,169
      Changes in operating assets and liabilities:
      Prepaid expenses and others                                      10,506           (8,706)
      Accounts payable and accrued expenses                           (38,390)         (41,794)
          CASH FLOW USED IN OPERATING ACTIVITIES                      (99,499)        (139,314)

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment                                                (812)          (5,127)
   Proceeds from sales of marketable securities                             -          212,824
   Proceeds from disposal of equipment                                      2                -
   (Issuance) collection of notes receivable                                -           (5,000)
          CASH FLOW PROVIDED BY INVESTING ACTIVITIES                     (810)         202,697

 CASH FLOWS FROM FINANCING ACTIVITIES:
--------------------------------------
   Proceeds from issuance of common stock                              74,267               25
   Collections (issuance) of note receivable                          (39,382)               -
          CASH FLOW PROVIDED BY FINANCING ACTIVITIES                   34,885               25

          NET INCREASE (DECREASE) IN CASH                             (65,424)          63,408


   CASH, Beginning of Year                                             65,644            2,236
   CASH, End of Year                                              $       220      $    65,644

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the years for:
     Interest                                                     $    14,345      $         -
     Taxes                                                        $         -      $     1,975

 Non-cash investing and financing activities:
     Distributions of Solomon shares                              $         -      $   582,330

   SEE REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND NOTES TO
                              FINANCIAL STATEMENTS

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

NOTES  TO  FINANCIAL  STATEMENTS

1.  BUSINESS.

Cytation Corporation was incorporated under the laws of Delaware on November 1, 1999. Until June 20, 2001, the Company provided an extensive range of in-school and online services directed at high school students and their parents, high school counselors, college admissions officers and corporations which target with the teen marketplace. On June 20, 2001, the Company sold all of its assets associated with these activities to TMP Worldwide Inc. for approximately $72 million in cash and debt assumed.

During the period commencing with the fourth quarter of 2002 and ending in December 2004, the Company engaged in the business of providing consulting and related services to private companies that wish to become reporting companies under the Securities Exchange Act of 1934. In the first quarter of 2005, the Company discontinued all business operations except finding an appropriate private entity with which it could acquire or enter into a similar transaction with. On January 18, 2006, the Company entered into the Securities Purchase and Share Exchange Agreement, which resulted in a change of control of the Company followed simultaneously with an acquisition of a private company. See "Subsequent Events".

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES.

USE OF ESTIMATES- The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, auto and furniture Leasehold improvements are amortized over the term of the lease or the estimated life of the improvement, whichever is shorter. Whenever assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains and losses on dispositions are recorded in current operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts reported in the balance sheet for cash, short-term loan, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

INCOME TAXES - The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes" Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

REVENUE RECOGNITION - Revenues were recognized when services are performed and the earnings process is completed.

EMPLOYEE STOCK OPTIONS AND SHARES ISSUED FOR SERVICES - The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the pro forma disclosure requirements of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, any excess of fair market value of stock issued to employees over exercise prices has been recorded as compensation expense and additional paid in capital.

EARNING (LOSS) PER SHARE - The Company adopted the provision of SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding for the period.

REPORTING OF SEGMENTS - The Company adopted No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. The Company had determined that under SFAS No. 131, it operated in one segment of service.

NEW  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be insignificant to the company's overall results of operations and financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

3. NOTES RECEIVABLE, STOCKHOLDERS AND OTHERS

                                                                  2005    2004
                                                                 ------  -------

Note receivable from stockholders,
non-interest bearing and due on demand.                          $   --  $10,113

Note receivable from an unrelated entity, due on                     --    5,000
 demand without interest.                                        ------  -------
Total                                                            $   --  $15,113
                                                                 ======  =======

4. PROPERTY AND EQUIPMENT

Property  and  equipment at December 31, 2005 and 2004 consist of the following:

                                                  Estimated
                                2005    2004    Useful Lives
                                -----  -------  ------------

Computer and equipment          $  --  $47,945       3 years
Leasehold Improvements             --   10,414       7 years
                                -----  -------
Sub-total                          --   58,359
Less: accumulated depreciation     --   53,863
                                -----  -------
Property and Equipment, Net     $  --  $ 4,496
                                =====  =======

Depreciation expense for the years ended December 31, 2005 and 2004 was $1,037 and $3,857, respectively.

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

5.  STOCKHOLDERS'  EQUITY

AUTHORIZED SHARES-The Company's authorized shares consisted of 3,140,000 shares, divided into 2,000,000 shares of common stock, par value $.001 per share and 1,140,000 shares of preferred stock, par value $.01 per share. As of December 31, 2005 the Company had 982,662 shares of common stock issued and outstanding.

ISSUANCE OF COMMON STOCK - On February 14, 2005, the Company authorized theissuance for no consideration of 3,332 shares to Bost & Co., an unaffiliated third party, in settlement of a prior investment.

Also on February 14, 2005, the Company authorized the issuance for nominal consideration of 30,000 restricted shares of its common stock to Richard Parke in consideration of his agreement to serve as a director of the Company. The Company recorded an expense of $20,333 in connection with the issuance of these shares.

On March 4, 2005, the Company agreed to issue 47,000 of its common shares to an unaffiliated third party for $23,500 in cash and a warrant to purchase 20,000 shares of the common stock of Solomon Technologies, Inc ("Solomon Warrant"). All of these shares were issued on June 30, 2005 when the market price of the Company's common stock was $1.22 per share. On September 1, 2005, the Solomon Warrant was issued and $2,634 was recorded as a reduction of paid-in capital based on the Black-Scholes option valuation model.

On November 14, 2005, the Company issued 20,000 restricted shares of its common stock for $1.00 a share to an unaffiliated third party and issued 10,000 restricted shares of its common stock to Foley Hoag LLP in reduction of approximately $45,000 of indebtedness. Foley Hoag agreed to reduce its then outstanding liability to $85,000 with scheduled payments of $14,167 on February 1, February 15, March 15, April 15, May 15, and June 15, 2006. The agreement was verbally agreed to in November 2005 and subsequently signed on January 4, 2006.

The Board of Directors of the Company declared a 2-for-1 stock dividend for stockholders of record on November 14, 2005. The "payment" date for this dividend is November 23, 2005. All shares and per share amounts have been retroactively restated to reflect this stock dividend.

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

In November 2005, the Company entered into a letter of intent to acquire an unrelated private company. The Company will be the surviving corporation, but the business, ownership and management of the Company will change. In connection with the proposed acquisition, the Company will authorize additional shares of common stock and preferred stock expected to be issued in the transaction, declare a 2-or-1stock dividend, and issue to third party's stockholders newly issued shares of its preferred stock. The third party paid the Company $10,000 upon completion of due diligence and agreed to assume and to pay approximately $120,000 of the Company's liabilities at the closing of the transaction. After the transaction, stockholders of the third party will own approximately 94% of the total issued and outstanding securities of the Company.

WARRANTS-The following table summarizes the changes in warrants outstanding and related price ranges are as follows:

                                           Weighted Average
                                  Shares    Exercise Price
                                  -------  ---------------

Outstanding at December 31, 2004    2,932       495.00
Granted                                --
Exercised                              --
Expired or cancelled               (2,932)     (495.00)
                                  -------
Outstanding at December 31, 2005       --
                                  =======

No options have been granted to employees during the year ended December 31, 2005 and 2004. Therefore, if the Company had recognized compensation cost for the employee stock options in accordance with SFAS No. 123, the Company's pro forma net income (loss) and earning (loss) per share would have been the same as the net income (loss) and earning (loss) per share as reported on the accompanying statements of operations.

6.  COMMITMENTS  AND  CONTINGENCIES

The Company rented its office on a month-to-month basis. Rent expense was approximately $11,592 and $11,000 for the years ended December 31, 2005 and 2004, respectively.

During the first quarter of 2005, the Company reviewed business opportunities resulting from its status as a Business Development Company under the Investment Company Act of 1940 and evaluated other courses of action. On April 8, 2005, the Company entered into a letter of intent with Evolve Oncology, Inc. ("Evolve") to effect a reverse merger with Evolve. The Company terminated this letter of intent on August 4, 2004.

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

7.  INCOME  TAXES

At December 31, 2005 and 2004, the Company had net operating loss carryforwards of approximately $19,700,000 and $19,500,000, expiring 2011 through 2025. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 2005 and 2004, a valuation allowance for the full amount of the deferred tax asset was recorded because of operating losses incurred and the uncertainties as to the amount of taxable income that would be generated in the future years. In addition, the utilization of such net operating losses is subject to certain limitations under Federal income tax laws.

The components of the net deferred tax asset consist of the following at December 31, 2005 and 2004:

                                         2005             2004
                                  ------------------  ------------

Net operating loss carryforwards  $        6,895,000  $  6,825,000
Valuation allowance                       (6,895,000)   (6,825,000)
                                  ------------------  ------------
                                  $               --  $         --
                                  ==================  ============

The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows as of December 31, 2005 and 2004:

                                                          2005          2004
                                                         -------       -------

Income tax (benefit) computed at statutory rate at 35%   $(70,000)   $ (240,000)
Utilization of NOL                                              -
Tax benefit not recognized                                 70,000       240,000
                                                        ---------    ----------
Provision for income taxes                              $       -    $        -
                                                        =========    ==========

8.  INVESTMENT/NON-CASH INCOME:

By agreement of the majority board of directors, on September 1, 2005, the Company entered into a settlement agreement with HTA whereby HTA issued to the Company an additional 196,456 shares of its common stock and an additional 49,114 warrants. The HTA common stock was valued at $0.25 per share, and accordingly the Company recorded non-cash income in the amount of $49,114.

Based on the Black-Scholes option valuation model, the HTA warrants have zero value with volatility of 0.01%. Therefore, the Company recorded no non-cash income with respect to these warrants.

On September 1, 2005 the Company distributed 196,456 shares of HTA common stock and 197,582 HTA warrants to its two officers. The Company recorded compensation expense on the distribution of the HTA shares in the amount of $49,114 and, based the zero value of the HTA warrants under the Black-Scholes valuation model, no compensation expense for the HTA warrants was recorded.

9.  SUBSEQUENT  EVENTS

On January 18, 2006, the Company entered into the Securities Purchase and Share Exchange Agreement, (the "Securities Purchase and Share Exchange Agreement") by and among the Company, Richard A. Fisher, an individual, and Kevin J. High, certain purchasers of the Company's Series A Convertible Preferred Stock (as defined below), DVA, the shareholders of DVA, and Vicis Capital Master Fund (the "Lender").

On January 18, 2006, the Company entered into the Investor Rights Agreement (the "Investor Rights Agreement"), by and among the Company, each of the purchasers of the Company's Series A Preferred Stock, each of the shareholders of DVA, and the Lender. Pursuant to the Investor Rights Agreement, the Company (a) has

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

agreed to register certain securities for resale, including the Company's shares related to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series A Common Stock Purchase Warrants, and the
Series B Common Stock Purchase Warrants, and (b) granted pre-emptive rights to the holders of the Company's Series A Preferred Stock.

On January 18, 2006, the Company's wholly-owned subsidiary, DeerValley Acquisitions Corp., entered into an Earnout Agreement (the "Earnout Agreement"), between Deer Valley Homebuilders, Inc., Deer Valley Acquisitions Corp., and the former owners of Deer Valley Homebuilders, Inc. In connection with the Capital Stock Purchase Agreement, the Company entered into the Earnout Agreement, pursuant to which, additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years up to a maximum of $6,000,000. The business purpose of executing the Earnout Agreement was to set the purchase price of Deer Valley Homebuilders, Inc. by an objective standard, given that the owners of DVH and the Company could not agree on an outright purchase price. Such agreement is described in more detail herein under Common Stock Purchase Agreement.

Pursuant to the Capital Stock Purchase Agreement dated November 1, 2005, as amended (the "Capital Stock Purchase Agreement"), DeerValley Acquisitions Corp., a wholly owned subsidiary of the Company, acquired, immediately after completion of the Series A Financing and the Share Exchange, one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. Upon completion of the acquisition of the capital stock of Deer Valley Homebuilders, Inc., Deer Valley Homebuilders, Inc. became an indirect wholly owned subsidiary of the Company. See discussion below for description of Deer Valley Homebuilders, Inc.'s business, operations, assets, and financial information.

In order to effectuate the Capital Stock Purchase Agreement, Cytation Corporation completed a series of tranactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of these financials, the Company has closed on a private placement of approximately 745,622 shares of Series A Preferred Stock. Pursuant to the Securities Purchase and Share Exchange Agreement, dated as of January 18, 2006, the Company (a) issued and sold to the Purchasers, and the Purchasers purchased from the Company, (a) Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants, and (c) Series B Common Stock Purchase Warrants. Also on January 18, 2006, the Company completed a share exchange pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Deer Valley Acquisitions, Corp. Pursuant to the Share Exchange Agreement, in exchange for 100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., the Company issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.: (a) Series B Preferred Stock, (b) Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants.

In connection with the Securities Purchase and Share Exchange Agreement, on January 18, 2006, the Company issued to the Lender an Interest Bearing Non-Convertible Installment Promissory Note ("the Note"), in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. The business purpose of executing the Note was to fund the acquisition of Deer Valley Homebuilders, Inc. On March 17, 2006 the Lender decided to convert its $1,500,000 promissory note that was issued in January 2006.

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

Pursuant to the terms of the Debt Exchange Agreement, the Company issued the Lender its Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants to the investor, in exchange for the retirement of its obligations to repay such promissory note.

The company no longer has any office lease obligations on a month by month basis.

In January 2006, the Company issued 17,338 to Sequence Advisors Corporation, an affiliate of two former directors.

On November 14, 2005, the Company issued 5,000 (pre-split) restricted shares of its common stock to Foley Hoag LLP in reduction of approximately $45,000 of indebtedness. As a result of the 2-for-1 stock dividend of November 14, 2005, Foley Hoag now holds 10,000 shares. Foley Hoag agreed to reduce its then outstanding liability to $85,000 with scheduled payments of $14,167 on February 1, February 15, March 15, April 15, May 15, and June 15, 2006. The agreement was verbally agreed to in November 2005 and subsequently signed on January 4, 2006. As of the date of these statements all required payments under such obligation have been made.

On January 18, 2006, DeerValley Acquisitions, Corp., a wholly-owned subsidiary of Cytation Corporation, acquired 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. The results of Deer Valley Homebuilders, Inc. will be included in consolidated financial statements for periods after January 18, 2006. Deer Valley Homebuilders, Inc. is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 35563 and is engaged in the production, sale and marketing of manufactured homes in the southeastern and south central U.S. housing market. Cytation Corporation purchased Deer Valley Homebuilders, Inc. to serve as its primary operating company and to gain entry into the manufactured home market. Deer Valley Homebuilders, Inc. comprises substantially all of Cytation Corporation's operations.

The aggregate purchase price for Deer Valley Homebuilders, Inc. was $6,000,000, including $5,500,000 cash and $500,000 of Cytation Corporation's Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants. In addition, an Earnout Agreement was entered into, pursuant to which additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years, up to a maximum of $6,000,000. The Company is accounting for the $6,000,000 earnout as contingent consideration in accordance with paragraphs 25 through 28 of SFAS
141. Because the amount, if any, of contingent consideration was not determinable at the acquisition date, no amount for the contingency will be recorded in the Company's financial statements until the contingency is resolved, or the consideration is issued or becomes issuable. The Company expects that, should any amount of contingent consideration be issuable, such amount would result in an additional element of the cost of acquiring Deer
Valley  Homebuilders,  Inc.

                              CYTATION CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
                                    (AUDITED)

The Company considered the effect of EITF 95-8 and based on its analysis the contingent consideration of a minimum of $0 and a maximum of $6,000,000 over the next five years is nothing more than a way for the Company to defer payments of purchase price so the Company did not have to pay Deer Valley Homebuilders Inc.'s shareholders all money up front. Since Deer Valley Homebuilders, Inc. had pre-tax profit in 2005 in excess of $3,000,000 it was easy for the Company to conclude that Deer Valley Homebuilder's business was worth in excess of $6,000,000 or approximately two times pre-tax profits. The sellers were interested in receiving all $12 million upfront however, the Company was unwilling to give it to them up front due to the fact that Deer Valley Homebuilder's Inc. had only been in business less than two years and it would be too dilutive to the shareholders to raise all monies upfront, so the Company and previous shareholders of Deer Valley Homebuilders, Inc. agreed to the price adjustment target account ("PATA"). So long as Deer Valley Homebuilder's continues to have pre-tax profits in excess of one million dollars over the next five years the shareholder's pursuant to their interest sold will be given a pro-rata portion of the maximum $6,000,000 PATA. Therefore, based on this analysis the Company will account for all of the PATA, when earned, by recording it as additional consideration for the acquisition of Deer Valley Homebuilders, Inc. and will not record it as a period expense related to compensation. It is also noted that the Company will account for this on an ongoing basis and book any accrued liability in connection with the PATA as incurred.

The value of the Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants were determined in a private offering also completed on January 18, 2006.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                AT DECEMBER 31, 2005
Current assets                       $  6,398,562
Property, plant, and equipment          1,611,531
Goodwill                                3,611,994
                                     ------------
 Total assets acquired                $11,622,087
                                     ------------
Current liabilities                    (3,879,939)
Long-term debt                         (1,367,148)
                                     ------------
 Total liabilities assumed            ($5,247,087)
                                     ------------
 Net assets acquired                 $  6,375,000
                                     ============

                          DEERVALLEY ACQUISITIONS CORP.
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2005
                                    (AUDITED)


TABLE OF CONTENTS:

AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM           102

FINANCIAL STATEMENTS:

BALANCE SHEET AS OF DECEMBER 31, 2005                                   103

STATEMENT OF OPERATIONS FOR THE PERIOD FROM DATE OF INCEPTION
(JUNE 22, 2005) THROUGH DECEMBER 31, 2005                               104

STATEMENT OF STOCKHOLDERS' DEFICIT FROM DATE OF INCEPTION
(JUNE 22, 2005) THROUGH DECEMBER 31, 2005                               105

STATEMENT OF CASH FLOWS FROM DATE OF INCEPTION (JUNE 22, 2005)
THROUGH DECEMBER 31, 2005                                               106

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                       107 - 111

                          DEERVALLEY ACQUISITIONS CORP.
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2005
                                    (AUDITED)


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
DeerValley Acquisitions Corp.

We have audited the accompanying balance sheet of DeerValley Acquisitions Corp. as of December 31, 2005, and the related statements of operations, stockholders' deficit and cash flows for the period from the date of inception (June 22, 2005) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DeerValley Acquisitions Corp. as of December 31, 2005 and results of its operations and its cash flows for the period from the date of inception (June 22, 2005) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/ Wheeler, Herman, Hopkins & Lagor, PA

Wheeler, Herman, Hopkins & Lagor, PA
Certified Public Accountants

Tampa, Florida
March 24, 2006

                          DEERVALLEY ACQUISITIONS CORP.
                                  Balance Sheet
                             As of December 31, 2005

                                     ASSETS
                                                                 2005
                                                               ---------
CURRENT ASSETS:
      Cash                                                     $      36
                                                               ---------

           Total Current Assets                                       36

           TOTAL ASSETS                                        $      36
                                                               =========

 LIABILITIES AND STOCKHOLDERS'DEFICIT

 CURRENT LIABILITIES:
      Accounts payable and accrued expenses                    $   6,446
      Loan from stockholder                                          195
                                                               ---------

           Total Current Liabilities                               6,641

 STOCKHOLDERS' EQUITY(DEFICIT):
      Common stock, no par value, 30,000,000
      shares authorized, 7,620,100                                     -
      Additional paid-in capital                                  44,010
      Accumulated deficit                                        (50,615)
                                                               ---------

           TOTAL STOCKHOLDERS'DEFICIT                             (6,605)

           TOTAL LIABILITIES AND STOCKHOLDERS'DEFICIT          $      36
                                                               =========

     SEE REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND NOTES TO
                              FINANCIAL STATEMENTS

                         DEERVALLEY ACQUISITIONS CORP.
                             Statement of Operations
     For The Period From Inception (June 22, 2005) Through December 31, 2005

OPERATING EXPENSES:
     Selling, general and administrative                           $    50,615
                                                                   -----------

          TOTAL OPERATING EXPENSES                                     (50,615)
                                                                   -----------

          LOSS BEFORE INCOME TAXES                                     (50,615)

INCOME TAX EXPENSE                                                           -

          NET LOSS                                                 $   (50,615)
                                                                   ===========

Net (Loss) Income Per Share (Basic)                                $     (0.01)
Net (Loss) Income Per Share (Fully Diluted)                        $     (0.01)
                                                                   ===========

Weighted Average Common Shares Outstanding                           7,620,100
Weighted Average Common and Common Equivalent Shares Outstanding     7,620,100
                                                                   ===========

     SEE REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND NOTES TO
                              FINANCIAL STATEMENTS

                          DEERVALLEY ACQUISITIONS CORP
                 Statements of Change in Stockholders' Deficit
    For The Period From Inception (June 22, 2005) Through December 31, 2005

                                      Common Stock          Additional       Accumulated
                                 Shares       Amount      Paid-in Capital      Deficit      Total
                               -----------------------    ---------------    -----------   --------
Balance - June 22, 2005               -       $      -    $        -         $        -    $     -

Issuance of common stock      7,620,100              -        44,010                  -     44,010
 Net loss                                            -             -            (50,615)    (50,615)

                              ---------------------------------------------------------------------

Balance - December 31, 2005   7,620,100       $      -      $ 44,010           $(50,615)    $(6,605)

                              =====================================================================

     SEE REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND NOTES TO
                              FINANCIAL STATEMENTS

                         DEERVALLEY ACQUISITIONS CORP.
                             Statement of Cash Flows
     For The Period From Inception (June 22, 2005) Through December 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $(50,615)
Adjustments to reconcile net loss to net cash used in
operating activities:
    Increase in accounts payable and accrued expenses                      6,446
                                                                        --------
       CASH FLOW USED IN OPERATING ACTIVITIES                            (44,169)
                                                                        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Loan from stockholder                                                       195
 Proceeds from issuance of common stock                                   44,010
                                                                        --------
       CASH FLOW PROVIDED BY FINANCING ACTIVITIES                         44,205
                                                                        --------

       NET INCREASE IN CASH                                                   36

CASH, Beginning of Year                                                        -
                                                                        --------
CASH, End of Year                                                       $     36
                                                                        ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the years for:
    Interest                                                            $      -
                                                                        ========
    Taxes                                                               $      -
                                                                        ========

     SEE REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND NOTES TO
                              FINANCIAL STATEMENTS

                         DeerValley Acquisitions Corp.
                          Notes to Financial Statements
                                December 31, 2005

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

DeerValley Acquisitions Corp. (the "Company") was incorporated in Florida on June 22, 2005.

The Company was formed for the sole purpose of acquiring the rights to purchase Deer Valley Homebuilders, Inc.

On January 18, 2006, the Company was party to a share purchase agreement with Deer Valley Homebuilders, Inc., a Alabama corporation and a share exchange agreement with Cytation Corp., a Delaware corporation with executive offices in Rhode Island. (See Note 6.)

Revenue Recognition

The Company recognizes revenue when services are provided. The Company currently has no revenue and anticipates no revenue in the near future.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. The Company will measure the amount of any impairment based on the amount that the carrying value of the impaired assets exceed the undiscounted cash flows expected to result from the use and eventual disposal of the impaired assets. At December 31, 2005, no impairment of long-lived assets was deemed appropriate.

Use of Estimates

The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          DeerValley Acquisitions Corp.
                          Notes to Financial Statements
                                December 31, 2005


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs are included in selling, general and administrative expenses were $0 during 2005.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first fiscal year or interim period beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management does not expect adoption of SFAS 123(R) to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material

                          DeerValley Acquisitions Corp.
                          Notes to Financial Statements
                                December 31, 2005

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

impact on the Company's financial statements.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities

NOTE 2. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has had limited operating experienced. Significant losses from operations are not expected as a result of continued operations. For the year ended December 31, 2005, the Company incurred a net loss of $50,615 and has a stockholders' deficit of $6,605 at December 31, 2005.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE  3.  LOANS  FROM  STOCKHOLDERS

Loans from stockholders reflect the net balance due to its affiliates at December 31, 2005, which amounted to $ 195.

NOTE 4. INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate               34%
--------------------------------------------------------------------
Effect of operating losses                                      (34)%
--------------------------------------------------------------------
                                                                   -
--------------------------------------------------------------------

No benefit from the Company's operating losses has been allocated to the Company from the consolidated group. No recognition of the future benefit of the accumulated operating losses has made in connection with the change in ownership of the Company's assets as described in Note 6.

                          DeerValley Acquisitions Corp.
                          Notes to Financial Statements
                                December 31, 2005

NOTE 5. COMMITMENTS AND CONTINGENCIES

Operating and Capital Leases:

The Company has never had and currently has no operating or capital leases as of December 31, 2005.

Litigation:

During the periods covered by these financial statements the Company has not been involved in litigation resulting from its normal business operations. The Company does not believe that there is any pending or potential litigation that could have a material impact on its financial condition or results of operation.

NOTE 6. SUBSEQUENT EVENTS

On January 18, 2006, Cytation Corporation entered into the Securities Purchase and Share Exchange Agreement, (the "Securities Purchase and Share Exchange Agreement") by and among Cytation Corporation, Richard A. Fisher, an individual, and Kevin J. High, certain purchasers of Cytation Corporation's Series A Convertible Preferred Stock (as defined below), DVA, the shareholders of DVA, and Vicis Capital Master Fund (the "Lender").

On January 18, 2006, Cytation Corporation entered into the Investor Rights Agreement (the "Investor Rights Agreement"), by and among Cytation Corporation, each of the purchasers of Cytation Corporation's Series A Preferred Stock, each of the shareholders of DVA, and the Lender. Pursuant to the Investor Rights Agreement, Cytation Corporation (a) has agreed to register certain securities for resale, including Cytation Corporation's shares related to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series A Common Stock Purchase
Warrants, and the Series B Common Stock Purchase Warrants, and (b) granted pre-emptive rights to the holders of Cytation Corporation's Series A Preferred Stock.

On January 18, 2006, Cytation Corporation's wholly-owned subsidiary, DeerValley Acquisitions Corp., entered into an Earnout Agreement (the "Earnout Agreement"), between Deer Valley Homebuilders, Inc., Deer Valley Acquisitions Corp., and the former owners of Deer Valley Homebuilders, Inc. In connection with the Capital Stock Purchase Agreement, Cytation Corporation entered into the Earnout Agreement, pursuant to which, additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years up to a maximum of $6,000,000. The business purpose of executing the Earnout Agreement was to set the purchase price of Deer Valley Homebuilders, Inc. by an objective standard, given that the owners of DVH and Cytation Corporation could not agree on an outright purchase price. Such agreement is described in more detail herein under Capital Stock Purchase Agreement.

Pursuant to the Capital Stock Purchase Agreement dated November 1, 2005, as amended (the "Capital Stock Purchase Agreement"), DeerValley Acquisitions Corp., a wholly owned subsidiary of Cytation Corporation, acquired, immediately after completion of the Series A Financing and the Share Exchange, one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. Upon completion of the acquisition of the capital stock of Deer Valley Homebuilders, Inc., Deer Valley Homebuilders, Inc. became an indirect wholly owned subsidiary of Cytation Corporation.

In order to effectuate the Capital Stock Purchase Agreement, Cytation Corporation completed a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of these financials, Cytation Corporation has closed on a private placement of approximately
745,622 shares of Series A Preferred Stock.  Pursuant to the Securities

                          DeerValley Acquisitions Corp.
                          Notes to Financial Statements
                                December 31, 2005

NOTE 6. SUBSEQUENT EVENTS (CONTINUED)

Purchase and Share Exchange Agreement, dated as of January 18, 2006, Cytation Corporation (a) issued and sold to the Purchasers, and the Purchasers purchased from Cytation Corporation, (a) Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants, and (c) Series B Common Stock Purchase Warrants. Also on January 18, 2006, Cytation Corporation completed a share exchange pursuant to which Cytation Corporation acquired 100% of the issued and outstanding capital stock of Deer Valley Acquisitions, Corp. Pursuant to the Share Exchange Agreement, in exchange for 100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., Cytation Corporation issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.: (a) Series B Preferred Stock, (b) Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants.

In connection with the Securities Purchase and Share Exchange Agreement, on January 18, 2006, Cytation Corporation issued to the Lender an Interest Bearing Non-Convertible Installment Promissory Note ("the Note"), in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. The business purpose of executing the Note was to fund the acquisition of Deer Valley Homebuilders, Inc. On March 17, 2006 the Lender decided to convert its $1,500,000 promissory note that was issued in January 2006. Pursuant to the terms of the Debt Exchange Agreement, Cytation Corporation issued the Lender its Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants to the investor, in exchange for the retirement of its obligations to repay such promissory note.

On January 18, 2006, DeerValley Acquisitions, Corp., a wholly-owned subsidiary of Cytation Corporation, acquired 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. The results of Deer Valley Homebuilders, Inc. will be included in consolidated financial statements for periods after January 18, 2006. Deer Valley Homebuilders, Inc. is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 35563 and is engaged in the production, sale and marketing of manufactured homes in the southeastern and south central U.S. housing market. Cytation Corporation purchased Deer Valley Homebuilders, Inc. to serve as its primary operating company and to gain entry into the manufactured home market. Deer Valley Homebuilders, Inc. comprises substantially all of Cytation Corporation's operations.

The aggregate purchase price for Deer Valley Homebuilders, Inc. was $6,000,000, including $5,500,000 cash and $500,000 of Cytation Corporation's Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants. In addition, an Earnout Agreement was entered into, pursuant to which additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years, up to a maximum of $6,000,000. The value of the Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants were determined in a private offering also completed on January 18, 2006.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

AT DECEMBER 31, 2005

Current assets                           $        6,398,562
Property, plant, and equipment                    1,611,531
Goodwill                                          3,611,994

  Total assets acquired                  $       11,622,087
                                         ------------------
Current liabilities                              (3,879,939)
Long-term debt                                   (1,367,148)
  Total liabilities assumed                      (5,247,087)
                                         ------------------
  Net assets acquired                    $        6,375,000

                         DEER VALLEY HOMEBUILDERS, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                         DEER VALLEY HOMEBUILDERS, INC.
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                TABLE OF CONTENTS

                                                                            Page

Audit  Report  of  Independent  Registered  Public  Accounting  Firm         114

Balance  Sheets  at  December  31,  2005  and  2004                          115

Statements  of  Operations  for the Years Ended December 31, 2005 and 2004   116

Statement  of  Stockholders'  Equity for the Years Ended December 31, 2004   117

Statements of Cash Flows for the Years Ended December 31, 2005 and 2004      118

Notes  to  Financial  Statements                                         119-128

          AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of Deer Valley Homebuilders, Inc.


We have audited the accompanying balance sheets of Deer Valley Homebuilders, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deer Valley Homebuilders, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Wheeler, Herman, Hopkins & Lagor, PA

Wheeler,  Herman,  Hopkins  &  Lagor, PA
Tampa,  Florida
February 8,  2006

                                      DEER VALLEY HOMEBUILDERS, INC.
                                               BALANCE SHEETS
                                                                                    DECEMBER  31,    DECEMBER  31,
                                                                                        2005            2004
                                                                                    -------------  --------------
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents                                                           $  2,931,263   $    1,563,818
Certificate of Deposit                                                                   151,418
Accounts Receivable                                                                    2,140,404        1,064,518
Other Receivable                                                                           7,500            1,000
Inventories                                                                            1,115,558          687,110
Prepayments and Other Current Assets                                                      52,419           48,916
                                                                                    -------------  --------------
     Total Current Assets                                                              6,398,562        3,365,362
                                                                                    -------------  --------------

Property, Plant and Equipment
   Property, Plant and Equipment at Cost                                               1,814,683        1,705,470
   Less:  Accumulated Depreciation                                                      (203,152)         (84,211)
                                                                                    -------------  --------------
      Net Property, Plant and Equipment                                                1,611,531        1,621,259
                                                                                    -------------  --------------

     TOTAL ASSETS                                                                   $  8,010,093   $    4,986,621
                                                                                    =============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current Maturities of Long-Term Debt                                                $     55,716   $       58,190
Accounts Payable                                                                       1,166,020          496,821
Accounts Payable under Dealer Incentive Programs                                         340,432          108,056
Estimated Warranties                                                                     750,000          550,000
Compensation and Related Accruals                                                        413,939          271,121
Accrued Stockholder Distributions                                                        925,000          545,540
Other Accrued Expenses                                                                   228,832           67,967
                                                                                    -------------  --------------
     Total Current Liabilities                                                         3,879,939        2,097,695
                                                                                    -------------  --------------

Long-Term Debt, Net of Current Maturities                                              1,367,148        1,442,578
                                                                                    -------------  --------------
     Total Long-Term Debt                                                              1,367,148        1,442,578
                                                                                    -------------  --------------

Commitments and Contingencies (Note 9)
Stockholders' Equity
Common Stock, $1.00 Par Value, 1,000 shares authorized,
   940 shares issued and 940 shares outstanding for 2005 and 1,000 shares issued,
and 940 shares outstanding for 2004                                                          940            1,000
Paid-In Capital                                                                        2,762,066        1,099,000
Treasury Stock, at Cost; 60 Shares                                                             0          (66,000)
Retained Earnings                                                                              0          412,348
                                                                                    -------------  --------------
     Total Stockholders' Equity                                                        2,763,006        1,446,348
                                                                                    -------------  --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $  8,010,093   $    4,986,621
                                                                                    =============  ==============\

     See Reports of Independent Registered Public Accounting Firm and Notes to
                              Financial Statements

                     DEER VALLEY HOMEBUILDERS, INC.
                        STATEMENT OF OPERATIONS

                                             FOR YEARS ENDED DECEMBER  31,
                                               2005              2004
                                         -----------------  ---------------
Net Revenue                              $     35,717,073   $   15,394,215

Cost of Sales                                  29,292,051       12,769,267
                                         -----------------  ---------------

Gross Profit                                    6,425,022        2,624,948
                                         -----------------  ---------------

Selling, General and Administrative             2,996,023        1,559,333
                                         -----------------  ---------------

Operating Income                                3,428,999        1,065,615
                                         -----------------  ---------------

Other Income (Expense)
   Interest Expense                       (        74,904)   (      55,109)
   Interest Income                                 12,563               --
                                         -----------------  ---------------
                                          (        62,341)   (      55,109)

Net Income                               $      3,366,658   $    1,010,506
                                         =================  ===============

Basic and Diluted Net Income Per Share   $          3,574   $        1,011
                                         =================  ===============

Weighted Average Shares Outstanding                   942            1,000
                                         =================  ===============

     See Reports of Independent Registered Public Accounting Firm and Notes to
                              Financial Statements

                                        DEER VALLEY HOMEBUILDERS, INC.
                                      STATEMENT OF STOCKHOLDERS' EQUITY

                            COMMON  STOCK     ADDITIONAL    Treasury
                         -------------------   PAID-IN        Stock       TREASURY    RETAINED
                          SHARES    AMOUNT     CAPITAL     (In Shares)     STOCK      EARNINGS        TOTAL
                          -------  --------  -----------   ----------    ---------   ------------   ------------
As of January 7, 2004      1,000   $  1,000  $ 1,099,000                 $     --    $         --   $  1,100,000

Purchase of Treasury
  Stock                                                       (60)         (66,000)                      (66,000)

Cash Distributions                                                                        (52,618)       (52,618)

Accrual of Distributions                                                                 (545,540)      (545,540)


Net Income                                                                              1,010,506      1,010,506
                         -------   --------  -----------                 ---------   ------------   ------------

As of December 31,
  2004                     1,000      1,000    1,099,000      (60)         (66,000)       412,348      1,446,348

Purchase of Treasury
  Stock                      (60)       (60)     (65,940)      60           66,000             --             --

Cash Distributions                                                                     (1,125,000)    (1,125,000)

Accrual of Distributions                                                                 (925,000)      (925,000)

Net Income                                                                              3,366,658      3,366,658
                         -------   --------  -----------   ----------    ---------  -------------   ------------

Adjustment of Undistributed
Retained Earnings to APIC                      1,729,006                               (1,729,006)

As of December 31,
  2005                       940   $    940  $ 2,762,066        0         $     --   $          -    $ 2,763,006
                         =======   ========  ===========   ==========     =========  ============    ===========

     See Reports of Independent Registered Public Accounting Firm and Notes to
                              Financial Statements

                                    DEER VALLEY HOMEBUILDERS, INC.
                                       STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                  FOR  THE  YEARS ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                       2005                2004
                                                                ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                      $       3,366,658   $       1,010,506
Adjustments to reconcile net income to net cash provided
by operating activities:
   Depreciation on property, plant and equipment                          118,941              84,211
   Changes in assets and liabilities:
      (Decrease) in receivables                                        (1,075,886)         (1,064,518)
      (Decrease) in other receivables                                  (    6,500)         (    1,000)
      (Decrease) in inventories                                        (  428,448)         (  687,110)
      (Decrease) in prepayments and other assets                       (    3,503)         (   48,916)
      Increase in accounts payable                                        669,199             496,821
      Increase in accounts payable under dealer incentives                232,376             108,056
      Increase in estimated warranties                                    200,000             550,000
      Increase in compensation and related accruals                       142,818             271,121
      Increase in accrued expenses                                        160,865              67,967
                                                                ------------------  ------------------
         Net cash provided by operating activities                      3,376,520             787,139
                                                                ------------------  ------------------

Cash Flows from Investing Activities:
   Purchase of capital assets                                          (  109,213)         (1,705,470)
   Purchase of certificate deposit                                     (  151,418)                 --
                                                                ------------------  ------------------
      Net cash used in investing activities                            (  260,631)         (1,705,470)
                                                                ------------------  ------------------

Cash Flows from Financing Activities:
   Proceeds from notes payable                                                 --           1,543,314
   Repayments of notes payable                                         (   77,904)         (   42,546)
   Purchase of treasury stock                                                  --          (   66,000)
   Issuance of common stock                                                    --           1,100,000
   Payment of cash distributions                                       (1,670,540)         (   52,618)
                                                                ------------------  ------------------
      Net cash (used in) provided by financing activities              (1,748,444)          2,482,150
                                                                ------------------  ------------------

Net Increase in Cash and Cash Equivalents                               1,367,445           1,563,818

Cash and Cash Equivalents at Beginning of Year                          1,563,818                  --
                                                                ------------------  ------------------
Cash and Cash Equivalents at End of Year                        $       2,931,263   $       1,563,818
                                                                ==================  ==================

Supplemental Cash Flows Information:

Cash Paid for Interest                                          $          94,904   $          50,099
                                                                ==================  ==================

Cash Paid for Income Taxes                                      $              --   $              --
                                                                ==================  ==================

Non-cash investing and financing activities:

Accrued distributions to stockholders                           $         925,000   $         545,540
                                                                ==================  ==================

     See Reports of Independent Registered Public Accounting Firm and Notes to
                              Financial Statements

                         DEER VALLEY HOMEBUILDERS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


1. NATURE OF BUSINESS, BASIS OF PRESENTATION, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY - Deer Valley Homebuilders, Inc. (the Company) was organized and incorporated as an Alabama corporation on January 7, 2004 and is headquartered in Guin, Alabama. The Company operates on a 52-53 week year end.

NATURE OF OPERATIONS - The Company designs and produces manufactured homes which are sold to a network of dealers located primarily in the southeastern and south-central regions of the United States. The Company operates out of one manufacturing facility located in Guin, Alabama (the northwestern region of Alabama). Business is seasonal and cyclical with the potential for significant fluctuations in quarterly earnings as a result of factors impacting the broader housing market, including but not limited to changes in the availability and cost of customer financing, changes in the cost of construction materials, and changes in the economic conditions within the market regions served by the Company.

SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

ACCOUNTING ESTIMATES - The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of the Company's cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term nature of these instruments.

CASH EQUIVALENTS - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE - Accounts receivable represent balances due from dealers. Credit risk associated with balances due from dealers is evaluated by management relative to financial condition and past payment experience. As a result of management's reviews no reserves for uncollectible amounts have been recorded in the accompanying financial statements.

INVENTORIES - Inventories are stated at the lower of cost (first-in, first-out method) or market. Work-in-process and finished goods inventories include an allocation for labor and overhead costs.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost and depreciated over the estimated useful lives of the related assets ranging from 5 to 40 years primarily using the straight-line method. Maintenance and repairs are expensed as incurred. Depreciation expense amounted to $118,941 and $84,211 for the years ended December 31, 2005 and 2004, respectively.

     CATEGORY                                 USEFUL  LIFE
     --------                                 ------------
     Land  and  Improvements                   10  years
     Buildings                                 40  years
     Machinery  and  Equipment                5-10  years
     Furniture  and Fixtures                  5-10  years

IMPAIRMENT OF LONG-LIVED ASSETS - In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair market values are primarily based on independent appraisals and preliminary or definitive contractual arrangements less costs to dispose.

REVENUE RECOGNITION - Revenue for manufactured homes sold to independent dealers generally is recorded when all of the following conditions have been met; (a) an order for the home has been received from the dealer, (b) an agreement with respect to payment terms (usually in the form of a written or verbal approval for payment has been received from the dealer's flooring institution), and (c) the home has been shipped and risk of loss has passed to the dealer.

PRODUCT WARRANTIES - The Company provides the retail home buyer a one-year limited warranty covering defects in material or workmanship in home structure, plumbing and electrical systems. The Company estimated warranty costs are accrued at the time of the sale to the dealer following industry standards and historical warranty cost incurred. Periodic adjustments to the estimated warranty accrual are made as events occur which indicate changes are necessary. As of December 31, 2005 and 2004, the Company has provided a liability of $750,000 and $550,000, respectively for estimated warranty costs relating to homes sold, based upon management's assessment of historical experience factors and current industry trends.

Management reviews its warranty requirements at the close of each reporting period and adjusts the reserves accordingly. The following tabular presentation reflects activity in warranty reserves during the periods presented:

                                   FOR THE YEARS ENDED DECEMBER 31,
                                   --------------------------------
                                          2005         2004
                                      ------------  ----------
Balance at Beginning of Period        $   550,000   $      --
   Warranty Charges                     1,758,473     798,164
   Warranty Payments                   (1,558,473)   (248,164)
                                      ------------  ----------
Balance at End of Period              $   750,000   $ 550,000
                                      ============  ==========

DEALER INCENTIVE PROGRAMS - The Company provides rebates to dealers based upon a predetermined formula applied to the volume of homes sold to the dealer during the year. These rebates are recorded at the time the dealer sales are consummated.

NET INCOME PER SHARE - Basic income per share represents the Company's net income divided by the weighted average shares of common stock outstanding during the period. The Company has no common stock equivalents, convertible instruments or other arrangements that would result in a dilutive effect on basic income per common share.

INCOME TAXES - The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective share of the Company's taxable income in their individual income tax returns. Accordingly, the accompanying financial statements do not include income taxes. See Note 6 for information about pro forma income taxes.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for NonmonetaryTransactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.
Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be insignificant to the company's overall results of operations and financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

2.     CASH  AND  CASH  EQUIVALENTS

Cash and cash equivalents at December 31, 2005 and 2004, are held in one financial institution in Guin, Alabama, and exceed the FDIC limits of insurability.

3.     INVENTORIES

Inventories  consisted  of  the  following  components:

                          DECEMBER 31,
                         --------------
                         2005       2004
                      ----------  --------
Raw Materials         $  881,563  $408,821
Work-in-Process          184,599   156,718
Finished Goods            49,396   121,571
                      ----------  --------
Total Inventory       $1,115,558  $687,110
                      ==========  ========

4.     PROPERTY,  PLANT  AND  EQUIPMENT

Property,  Plant  and  Equipment  consisted  of  the  following:

                          DECEMBER 31,
                         --------------
                         2005       2004
                      ----------  ----------
Land and Improvements $  296,915  $  277,500
Buildings                822,500     822,500
Machinery and Equipment  559,107     495,145
Furniture and Fixtures   136,161     110,325
                      ----------  ----------
Total Property,
Plant and Equipment   $1,814,683  $1,705,470
                      ==========  ==========

5.     CREDIT  ARRANGEMENTS

REVOLVING LINE OF CREDIT - The Company had a fixed rate revolving line of credit with State Bank and Trust of Guin, Alabama. Under this line of credit entered into on March 3, 2004, the Company could make loan draws for business purposes up to a maximum amount of $500,528 in the aggregate. Amounts drawn on the line of credit accrue interest at the fixed interest rate of 5.5%. The line of credit matured on March 25, 2005 and was not renewed. The line of credit was secured by inventory and accounts receivable of the Company.

IRREVOCABLE STANDBY LETTERS OF CREDIT - The Company during its normal course of business is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries. As of December 31, 2005, the following letters of credit were issued and in force:

     Letter of Credit No. 98 issued through State Bank & Trust in the amount of $400,000 to the favor of beneficiary GE Commercial Distribution Finance Corporation, issued January 27, 2005, and expiring January 27, 2006. Personally guaranteed by the largest stockholder of the Company. (See
     Note 9.)

     Letter of Credit No. 93 issued through State Bank & Trust in the amount of $100,000 to the favor of beneficiary 21st Mortgage Corporation, issued May 3, 2005, and expiring May 3, 2006. Personally guaranteed by the three largest stockholders of the Company. (See Note 9.)

     Letter of Credit No. 97 issued through State Bank & Trust in the amount of $150,000 to the favor of Textron Financial Corporation, issued August 29, 2005, and expiring August 29, 2006. Personally guaranteed by the three largest stockholders of the Company. (See Note 9.)

As of December 31, 2005, no amounts had been drawn on the above irrevocable letters of credit by the beneficiaries.

6.     PRO  FORMA  INCOME  TAXES  (UNAUDITED)

The following unaudited pro forma income tax information gives effect to Federal and State income taxes as if the Company was subject to State and Federal income taxes.

The  pro  forma  provision  for  income  taxes  consists  of  the  following:

                                      FOR THE YEARS ENDED DECEMBER  31,
                                      ---------------------------------
                                            2005         2004
                                         -----------  ----------
Current:
   United States Federal                 $1,275,242   $ 523,698
   States                                    77,775      60,630
Deferred Income Taxes                      (134,473)   (266,828)
                                         -----------  ----------
  Pro Forma Income Tax Provision         $1,218,544   $ 317,500
                                         ===========  ==========

The above pro forma provision for income taxes was computed using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The pro forma provision for income taxes are based upon management's best estimate of the expected pro forma effective tax rate for the year ended December 31, 2005 and the actual pro forma effective tax rate for the year ended December 31, 2004, respectively.

Pro  forma  deferred  income  tax  assets  and  liabilities  are  as  follows:

                                      FOR THE YEARS ENDED DECEMBER  31,
                                      ---------------------------------
                                            2005         2004
                                         -----------  ----------
Warranty and Other Reserves                $416,642   $266,351
Depreciation Methods                        (78,823)    40,477
                                           ---------  --------
Deferred Tax Assets, Net                   $337,819   $306,828
                                           =========  ========

Current Deferred Assets                    $337,819   $306,828
Net Non-current Deferred Tax Assets               -          -
                                           ---------  --------
Deferred Tax Assets, Net                   $337,819   $306,828
                                           =========  ========

The Company's pro forma provision for income taxes is lower than the income tax expense that would result from using the Federal Statutory Rate of 34%. The State of Alabama has issued a capital investment credit for a 20-year period in the amount of $85,000 per year. The following table reflects reconciliation between the statutory rate and the pro forma effective tax rate for each of the periods presented:

6.     PRO  FORMA  INCOME  TAXES  (CONTINUED)  (UNAUDITED)

                                      FOR THE YEARS ENDED DECEMBER  31,
                                      ---------------------------------
                                            2005         2004
                                         -----------  ----------
United States Federal Statutory Rate       34.00%         35.0%
State Income Tax Rate, Net of
Federal Benefit                             4.29%          1.9%
Non-deductible and Other Items             -2.10%         -5.5%
                                         -----------  ----------
   Pro Forma Effective Income Tax Rate     36.19%         31.4%
                                         ===========  ==========

As noted in Subsequent Events, on January 18, 2006 the Company's S-corporation election was terminated and on a go forward basis will be treated as a C Corporation. The Company has reserved approximately $925,000 for a distribution to the prior S-corporation shareholders to pay their tax associated with earnings for the 2005 year end.

7.     LONG-TERM  DEBT

Long-term  debt  of  the  Company  was  as  follows:

                                                                DECEMBER  31,
                                                               ---------------
                                                               2005           2004
                                                          --------------  --------------
Note payable to State Bank & Trust, payable in
monthly installments of $10,000 including interest
at 5.00%, maturing November 11, 2008, secured
by all assets of the Company and personally
guaranteed by two major stockholders of the
Company                                                   $   1,416,499   $   1,462,992

Note payable to GMAC, payable in monthly
installments of $618 including interest at 8.00%,
maturing March 29, 2009, secured by 2003
Chevrolet truck                                                      --          26,641

Note payable to Great American, payable in
monthly installments of $251 including interest
at 11.11%, maturing February 1, 2007, secured
by copier equipment                                               3,282           5,777

Note payable to Great American, payable in
monthly installments of $240 including interest
at 13.96%, maturing February 28, 2007, secured
by copier equipment                                               3,083           5,358
                                                          --------------  --------------

Total                                                         1,422,864       1,500,768
Less:  Current portion of long-term debt                   (     55,716)   (     58,190)
                                                          --------------  --------------
Total Long-Term Debt, net of current portion              $   1,367,148   $   1,442,578
                                                          ==============  ==============

Total interest costs for the years ended December 31, 2005 and 2004, amounted to $74,903 and $55,109, respectively, as reflected on the face of the accompanying statement of income.

At December 31, 2005, principal repayment requirements on long-term debt were as follows:

     YEAR  ENDING  DECEMBER  31       AMOUNT
     --------------------------       ------
          2006                        55,717
          2007                        53,859
          2008                     1,313,288
                                   ---------
          Total                    1,422,864
          Less: Current portion
          of long-term debt          (55,716)
                                   ---------
          Total Long-Term Debt,
          net of current portion  $1,367,148
                                   =========

8.     STOCKHOLDERS'  EQUITY

Effective end of business day on December 31, 2004, the Company purchased approximately sixty shares of common stock from one of its minority stockholders for a total cost of $66,000 and recorded the purchased shares as treasury stock. These shares were retired on December 16, 2005.

During the years ended December 31, 2005 and 2004, the Company's board of directors authorized stockholder distributions payable to stockholders' of record in the amount of $2,050,000 and $598,158, respectively. At December 31, 2005 and 2004, $925,000 and $545,540, respectively, of these authorized distributions to stockholders had not been paid and has been recorded as accrued stockholder distributions, as reflected on the face of the accompanying balance sheet as a current liability of the Company.

9.     COMMITMENTS  AND  CONTINGENCIES

REPURCHASE AGREEMENTS - The Company is contingently liable, for periods ranging from 18 to 24 months, under the terms of repurchase agreements with financial institutions who provide inventory financing for retailers of the Company's products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer on its lending agreement. The contingent obligation terminates when the retailer sells the homes. The risk of loss under these agreements is spread over numerous retailers and, generally, the company has the right to repossess the home in the event of the dealers default. The maximum amount for which the Company is contingently liable under such agreements amounted to $9,600,519 and $4,516,365 at December 31, 2005 and 2004, respectively.

The remaining outstanding contingent liability arising from sales to dealers prior to December 31, 2004 amounted to $525,000 on the date of this filing. The Company evaluates its liability under these arrangements in accordance with FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Company to date has not experienced significant losses under these agreements and periodically evaluates the dealers' financial condition. As a result, management does not expect any future losses that may arise under these agreements to have a material effect on the accompanying financial statements. As of December 31, 2005 and 2004 the Company had a reserve of $35,000 and 3,500, respectively, for future repurchase losses.

LITIGATION - The Company in the normal course of business is subject to claims and litigation. Management of the Company is of the opinion that based on information available, such legal matters will not ultimately have a material adverse effect on the financial position or results of operation of the Company.

IRREVOCABLE  STANDBY  LETTERS  OF  CREDIT  -  See  Note  5  Credit Arrangements.

EMPLOYMENT  CONTRACTS  -  See  Note  12  Subsequent  Events.

10.     RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Company purchased its single manufacturing facility, underlying land, and certain equipment content of the facility from the father of the Company's president/majority stockholder at a cost of $1,500,000. In addition, the Company pays this same related party a consulting fee of $5,000 per month. Total consulting fees paid amounted to $60,000 and $75,000 during 2005 and 2004, respectively. This agreement expires in 2008. Management asserts that these transactions are arms length transactions between the Company and the related party.

Stockholder distributions approximating $2,050,000 and $598,158 were declared payable to the stockholders of the Company during 2005 and 2004, respectively, pro rata to their common stock ownership interest, as reflected on the face of the accompanying statement of retained earnings. Each of these stockholders was also employed by the Company during 2005 and 2004 and was paid employee compensation based on negotiated arm's length employment agreements.

11.     COMMON STOCK PURCHASE AGREEMENT

On November 1, 2005, Deer Valley Acquisitions Corp., a Florida corporation ("DVA"), entered into a Common Stock Purchase Agreement with the stockholders/employees of the Company to sell all of the issued and outstanding common stock of Deer Valley Homebuilders, Inc. for a price of $6,000,000. As a condition of closing, each stockholder/employee will enter into a five year employment agreement and will be entitled to participate in a price adjustment target account ("PATA"). The PATA shall be a liability accruing for any calendar year in which the Company's pretax earnings exceed $1,000,000. The PATA calculations will begin on October 2, 2005; however, the $1,000,000 calculation for the fourth quarter of 2005 will be $250,000. At the end of any such year, the PATA will be increased by an amount equal to 50% of the pretax earnings of the Company that is over the $1,000,000 threshold for such calendar year. Partial cash distributions of up to 50% of any stockholder's/employee's pro rata accrued value of the PATA will be made by DVA at the request of the stockholder/employee at any time after January 1, 2007. All funds remaining in the PATA will be distributed to the stockholders/employees on the earlier of January 1, 2014 or the date that the PATA has accumulated a total of $6,000,000, assuming the employment agreement has been completed. If the stockholder/employee fails to complete his employment term either by voluntarily leaving the Company, is terminated for cause; or violates the Company's non-compete agreement shall forfeit their portion of the PATA. That stockholder's/employee's share of the PATA will be redistributed 50% back to the Company and 50% assigned to the remaining stockholders/employees on a pro-rata basis.

12.     SUBSEQUENT EVENTS

On January 18, 2006, Cytation Corporation entered into the Securities Purchase and Share Exchange Agreement, (the "Securities Purchase and Share Exchange Agreement") by and among Cytation Corporation, Richard A. Fisher, an individual, and Kevin J. High, certain purchasers of Cytation Corporation's Series A Convertible Preferred Stock (as defined below), DVA, the shareholders of DVA, and Vicis Capital Master Fund (the "Lender").

On January 18, 2006, Cytation Corporation entered into the Investor Rights Agreement (the "Investor Rights Agreement"), by and among Cytation Corporation, each of the purchasers of Cytation Corporation's Series A Preferred Stock, each of the shareholders of DVA, and the Lender. Pursuant to the Investor Rights Agreement, Cytation Corporation (a) has agreed to register certain securities for resale, including Cytation Corporation's shares related to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series A Common Stock Purchase Warrants, and the Series B Common Stock Purchase Warrants, and (b) granted pre-emptive rights to the holders of Cytation Corporation's Series A Preferred Stock.

On January 18, 2006, Cytation Corporation's wholly-owned subsidiary, DeerValley Acquisitions Corp., entered into an Earnout Agreement (the "Earnout Agreement"), between Deer Valley Homebuilders, Inc., Deer Valley Acquisitions Corp., and the former owners of Deer Valley Homebuilders, Inc. In connection with the Capital

Stock Purchase Agreement, Cytation Corporation entered into the Earnout Agreement, pursuant to which, additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years up to a maximum of $6,000,000. The business purpose of executing the Earnout Agreement was to set the purchase price of Deer Valley Homebuilders, Inc. by an objective standard, given that the owners of DVH and Cytation Corporation could not agree on an outright purchase price. Such agreement is described in more detail herein under Capital Stock Purchase Agreement.

Pursuant to the Capital Stock Purchase Agreement dated November 1, 2005, as amended (the "Capital Stock Purchase Agreement"), DeerValley Acquisitions Corp., a wholly owned subsidiary of Cytation Corporation, acquired, immediately after completion of the Series A Financing and the Share Exchange, one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. Upon completion of the acquisition of the capital stock of Deer Valley Homebuilders, Inc., Deer Valley Homebuilders, Inc. became an indirect wholly owned subsidiary of Cytation Corporation.

In order to effectuate the Capital Stock Purchase Agreement, Cytation Corporation completed a series of transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of these financials, Cytation Corporation has closed on a private placement of approximately

745,622  shares  of  Series  A  Preferred  Stock.  Pursuant  to the Securities

Purchase and Share Exchange Agreement, dated as of January 18, 2006, Cytation Corporation (a) issued and sold to the Purchasers, and the Purchasers purchased from Cytation Corporation, (a) Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants, and (c) Series B Common Stock Purchase Warrants. Also on January 18, 2006, Cytation Corporation completed a share exchange pursuant to which Cytation Corporation acquired 100% of the issued and outstanding capital stock of Deer Valley Acquisitions, Corp. Pursuant to the Share Exchange Agreement, in exchange for 100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., Cytation Corporation issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.: (a) Series B Preferred Stock, (b) Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants.

In connection with the Securities Purchase and Share Exchange Agreement, on January 18, 2006, Cytation Corporation issued to the Lender an Interest Bearing Non-Convertible Installment Promissory Note ("the Note"), in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. The business purpose of executing the Note was to fund the acquisition of Deer Valley Homebuilders, Inc. On March 17, 2006 the Lender decided to convert its $1,500,000 promissory note that was issued in January 2006. Pursuant to the terms of the Debt Exchange Agreement, Cytation Corporation issued the Lender its Series A Convertible Preferred Stock, Series A Warrants, and Series B Warrants to the investor, in exchange for the retirement of its obligations to repay such promissory note.

In connection with the transaction described herein, the Company's S-corporation election was terminated and on a go forward basis will be treated as a C Corporation. The Company has reserved $925,000 for a distribution to the prior S-corporation shareholders to pay their tax associated with earnings for the 2005 year end.

On January 25 2006, Deer Valley Homebuilders, Inc. entered into a Sales Contract with the father of the Company's President to purchase real property located at 7668 Highway 278 in Sulligent, Alabama. The purchase price for the Sulligent Property is $725,000 cash, and the closing is scheduled to occur on or about April 30, 2006. We intend on obtaining a loan, secured by a mortgage on the Sulligent Property, to finance the purchase price for the Sulligent Property. Currently, Deer Valley is occupying the Sulligent Property pursuant to a short term lease. Deer Valley's plant on the Sulligent Property opened on February 20, 2006 and, as of the date of this filing, is producing approximately 12 floors per week.

No employment agreements were in effect during 2005. On January 18, 2006, the Company entered into the following employment agreements with the following executive officers.

On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Joel Stephen Logan, II. Under the terms of Mr. Logan's Employment Agreement, Mr. Logan is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $60 per "floor" produced by the Company, and (c) is eligible to participate and receive 4.6% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Charles L. Murphree, Jr. Under the terms of Mr. Murphree's Employment Agreement, Mr. Murphree is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $33.33 per "floor" produced by the Company, (c) is eligible to participate and receive 2.2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with John Steven Lawler. Under the terms of Mr. Lawler's Employment Agreement, Mr. Lawler is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $35 per "floor" produced by the Company, and (c) is eligible to participate and receive 2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

On January 18, 2006, DeerValley Acquisitions, Corp., a wholly-owned subsidiary of Cytation Corporation, acquired 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. The results of Deer Valley Homebuilders, Inc. will be included in consolidated financial statements for periods after January 18, 2006. Deer Valley Homebuilders, Inc. is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 35563 and is engaged in the production, sale and marketing of manufactured homes in the southeastern and south central U.S. housing market. Cytation Corporation purchased Deer Valley Homebuilders, Inc. to serve as its primary operating company and to gain entry into the manufactured home market. Deer Valley Homebuilders, Inc. comprises substantially all of Cytation Corporation's operations.

The aggregate purchase price for Deer Valley Homebuilders, Inc. was $6,000,000, including $5,500,000 cash and $500,000 of Cytation Corporation's Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants. In addition, an Earnout Agreement was entered into, pursuant to which additional payments may be paid to the former owners of Deer Valley Homebuilders, Inc., as an earnout, based upon the Net Income Before Taxes of Deer Valley Homebuilders, Inc. during the next five (5) years, up to a maximum of $6,000,000. The value of the Series A Convertible Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants were determined in a private offering also completed on January 18, 2006.

THE FOLLOWING TABLE SUMMARIZES THE ESTIMATED FAIR VALUES OF THE ASSETS ACQUIRED AND LIABILITIES ASSUMED AT THE DATE OF ACQUISITION.

            AT DECEMBER 31, 2005
Current assets                  $  6,398,562
Property, plant, and equipment     1,611,531
Goodwill                           3,611,994
                                ------------
  Total assets acquired                       $  11,622,087
                                              -------------
Current liabilities              (3,879,939)
Long-term debt                   (1,367,148)
                                ------------
  Total liabilities assumed                    ($5,247,087)
                                              -------------
  Net assets acquired                          $  6,375,000
                                              =============

                                                         Cytation Corporation
                                                 Consolidated Pro Forma Balance Sheet
                                                        As of December 31, 2005

                              Cytation       DeerValley          DeerValley       Purchase Price       Pro Forma         Pro Forma
                                Corp.      Homebuilders, Inc.  Acquisitions Corp.   Adjustments       Adjustments      Consolidated
                             (Unaudited)     (Unaudited)         (Unaudited)        (Unaudited)       (Unaudited)       (Unaudited)
CURRENT ASSETS:
    Cash                   $        220   $      2,931,263     $             36   $    (6,375,000) (6) $ 7,132,729 (10) $ 3,689,248
    Certificate of Deposit            -            151,418                    -                 -                -          151,418
    Accounts Receivable               -          2,140,404                    -                 -                -        2,140,404
    Other Receivable                                 7,500                                                                    7,500
                                                 1,115,558                                                                1,115,558
    Prepaid expenses and
    other current assets              -             52,419                    -                 -          134,473 (8)      186,892
                           ------------  ------------------  -------------------  ---------------  ----------------     -----------
       Total Current Assets         220          6,398,562                   36        (6,375,000)       7,267,202        7,291,020
 PROPERTY AND EQUIPMENT, Net          -          1,611,531                    -                 -                -        1,611,531
 OTHER ASSETS:                        -                  -                    -                 -                -                -
    Goodwill                          -                  -                    -         3,611,994 (6)            - (6)    3,611,994
                           ------------  ------------------  -------------------  ---------------   ---------------     -----------
       Total Other Assets            -                   -                   -          3,611,994                -        3,611,994
       TOTAL ASSETS        $        220   $       8,010,093   $              36   $     (2,763,006) $    7,267,202      $12,514,545
                           ============  ==================  ==================  =================  ==============      ===========
 LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIT)
 CURRENT LIABILITIES:
    Current Maturities of
    Long-Term Debt         $          -    $        55,716   $                -     $           -   $            -      $    55,716
    Accounts payable             48,416          1,166,020                6,446                 -          611,759 (7)    1,832,641
    Accounts Payable under
    Dealer Incentive Programs                      340,432                                      -                -          340,432
    Estimated Warranties                           750,000                                      -                -          750,000
    Compensation and Relate
    Accruals                                       413,939                                      -                -          413,939
    Accrued Stockholder
    Distributions                                  925,000                                      -                -          925,000
    Income Tax Payable                -                  -                    -                 -        1,267,008 (8)    1,267,008
    Loan from Stockholder                                                   195                                                 195
    Other Accrued Expenses       90,500            228,832                    -                 -                -          319,332
                          -------------  ------------------  -------------------  ---------------  ----------------     -----------
         Total Current
         Liabilities            138,916          3,879,939                6,641                 -        1,878,767        5,904,263
 LONG TERM LIABILITIES:
    Long-Term Debt, Net
    of Current Maturities             -          1,367,148                    -                 -                - (1)    1,367,148
 STOCKHOLDERS' EQUITY(DEFICIT):
      Series A Preferred stock,
 $0.01 par value, 750,000 shares
 authorized, 745,626 shares issued
 and outstanding                                                                                -            7,456 (2)        7,456
      Series B Preferred stock,
 $0.01 par value, 49,451 shares
 authorized, 49,451 shares issued
 and outstanding                                                                            495 (4)              -              495
      Series C Preferred stock,
 $0.01 par value, 26,750 shares
 authorized, 26,750 shares issued
 and outstanding                                                                            267 (5)              -              267
      Common stock, no par value,
 30,000,000 shares authorized,
 7,620,100                                                                    -               -                  -                -
      Common stock, $0.001 par value,
 2,000,000 shares authorized,
 982,622 shares issued and
 outstanding                        982                940                    -            (940) (6)             -              982
      Additional paid-in
      capital (APIC)         32,723,371          2,762,066                44,010     (2,762,828) (6)     6,513,514 (9)   39,280,133
      Retained Earnings
      and Accumulated
      deficit               (32,863,049)                 0               (50,615)             0  (6)    (1,132,535) (8) (34,046,199)
                          -------------  ------------------  -------------------  --------------    ---------------     -----------
         TOTAL
         STOCKHOLDERS'
         EQUITY (DEFICIT)      (138,696)        2,763,006                (6,605)      (2,763,006)         5,388,435       5,243,134

         TOTAL LIABILITIES
         AND STOCKHOLDERS'
         EQUITY (DEFICIT) $         220   $      8,010,093   $                36  $   (2,763,006)   $     7,267,202     $12,514,545
                          =============   =================  ===================  ==============    ===============     ===========

(1) Debt issued in connection with Acquisition $1,500,000 Face - Subsequent to the 8-K/A previously filed, this has been converted into Series A preferred stock.

(2) Series A Preferred Stock issued in connection with acquisition - Face amount

$7,456,215 (745,622 shares at $10.00 per share) Par Value $7,456, APIC

$7,448,759 prior to transaction costs.

(3) Reduction in Series A Preferred stock's APIC due to transaction costs
                 - Comittment fee                               $      60,000
                 - Legal fees in connection with Equity Raise          48,000
                 - Investment banking fees                            827,245
                                                               --------------
          Total Transaction costs related to Equity Financing   $     935,245
                                                               ==============

(4)  Series  B preferred stock issued in connection with DeerValley Acquisitions
Corp.: In connection with the acquisition the common shareholders of DeerValley Acquistions Corp. exchanged 4,945,100 no par common for 49,451 shares of Series B Preferred with a par of $.01

(5)  Series  C preferred Stock issued in connection with DeerValley Acquisitions
Corp.: In connection with the acquisition the common shareholders of DeerValley Acquistions Corp. exchanged 2,675,000 no par common for 26,750 shares of Series C Preferred with a par of $.01

(6) Goodwill booked in connection with Acquisition
                 - Purchase price of acquisition                $   6,000,000
                 - Merger related expenses                            280,000
                 - Legal fees in connection with merger                95,000
                                                               --------------
                 - Total Acquisition Price and related costs        6,375,000
                 - Net book value of acquisition                    2,763,006
                                                               --------------
                 - Purchase price in excess of
                   book value (Goodwill)                            3,611,994
                                                               ==============

(7) Payables still owed in connection with transaction
                 - Investment banking fees                      $     553,759
                 - Legal fees in connection with transaction           58,000
                                                               --------------
             Total Payables                                     $     611,759
                                                               ==============

(8) Pro forma income tax payable
             Net Income(Loss) Cytation Corp.                    $     (173,605)
             Net Income(Loss) Deer Valley Homebuilders, Inc.         3,366,659
             Net Income(Loss) Deer Valley Acquisitions Corp.           (50,615)
                                                               ---------------
             Net Income(Loss) Consolidated Group before taxes        3,142,439
             Pro forma effective Income Tax Rate                        36.04%
                                                               ---------------
             Pro forma income tax payable                            1,132,535
                                                               ===============

The components of the provision for income taxes are as follows:

             Current taxes                                          1,267,008
             Deferred taxes                                         (134,473)
                                                               --------------
             Provision for income taxes                             1,132,535
                                                               ==============

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:


                                             Impact on
                                    Amount     Rate
                                  ----------  ------
Income tax at federal rate        1,068,429   34.00%
State tax, net of Federal effect    134,811    4.29%
Permanent Differences:

   Meals & Entertainment             23,677    0.75%
   Officers Life Insurance            9,180    0.29%
                                  ----------  ------
Total Permanent Differences          32,857    1.04%
                                  ----------  ------

Total Tax Credits                   (83,131)  -2.65%
Rounding                            (20,431)  -0.64%
                                  ----------  ------
Total Provision                   1,132,535   36.04%
                                  ==========  ======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

 Current Deferred Tax Assets:            134,473
   Valuation allowance                         -
                                      ------------
 Total Deferred Tax Assets               134,473
                                      ============

 Current Deferred Tax Liabilities:
   Deferred tax effect of tax credits           -
 Non-Current Deferred Tax Liabilities:
   Accelerated depreciation                     -

(9) Reconciliation of APIC
    APIC in connection with
    Series A Preferred Stock         $ 7,448,759 (See (2) above)
    Total transaction related costs      935,245 (See (3) above)
                                      ------------
    Adjustment related to APIC         6,513,514
                                      ============

(10)Cash
    Total Raise Series A Preferred
    Stock                            $ 7,456,215
    Transaction fees paid                323,486 (3)-(7)
                                     -------------
    Cash remaining                     7,132,729
                                     =============

CYTATION CORP

                                                     Cytation Corporation
                                       Pro Forma Consolidated Statements of Operations
                                             For The Year Ended December 31, 2005
                                                         (Unaudited)

                                        Cytation             DeerValley        DeerValley          Pro Forma        Pro Forma
                                          Corp.           Homebuilders, Inc. Acquisitions Corp.   Adjustments      Consolidated
                                       (Unaudited)          (Unaudited)        (Unaudited)        (Unaudited)       (Unaudited)
                                   -------------------  -------------------  ----------------  -----------------  ---------------
NET REVENUE                        $           59,114   $       35,717,073   $             -    $             -   $  35,776,187

COST OF REVENUE                                 1,738           29,292,051                 -                  -      29,293,789
                                   -------------------  -------------------  ----------------  -----------------  ---------------

GROSS PROFIT                                   57,376            6,425,022                 -                  -       6,482,398

OPERATING EXPENSES:
   Depreciation                                 1,037              118,941                 -                  -         119,978
   Selling, general
    and administrative                        246,533            2,877,082            50,615                  -       3,174,230
                                   -------------------  -------------------  ----------------  -----------------  ---------------

        TOTAL OPERATING EXPENSES              247,570            2,996,023            50,615                  -       3,294,208
                                   -------------------  -------------------  ----------------  -----------------  ---------------

        OPERATING INCOME/(LOSS)              (190,194)           3,428,999           (50,615)                 -       3,188,190

OTHER INCOME (EXPENSES)
     Gain on sale and distribution
     of investment                             31,902                    -                 -                  -          31,902
     Loss on sale of property
     and equipment                             (4,270)                   -                 -                  -          (4,270)
     Loss on termination of
     ARE agreement                             (5,000)                   -                 -                  -          (5,000)
     Interest income (expenses), net           (6,043)             (62,340)                -                  -         (68,383)
     Other Income                                   -                    -                 -                  -               -
                                   -------------------  -------------------  ----------------  -----------------  ---------------

        TOTAL OTHER INCOME                     16,589              (62,340)                -                  -         (45,751)

        INCOME/(LOSS) BEFORE INCOME TAXES    (173,605)           3,366,659           (50,615)                 -       3,142,439

INCOME TAX EXPENSE                                  -                    -                 -          1,132,535 (1)   1,132,535
                                   -------------------  -------------------  ----------------  -----------------  ---------------

        NET INCOME(LOSS)           $         (173,605)  $        3,366,659   $       (50,615)   $    (1,132,535)  $   2,009,904

        Dividend to Preferred
        Stockholders                                -                    -                 -            521,935 (4)     521,935
                                   -------------------  -------------------  ----------------  -----------------  ---------------

        NET INCOME(LOSS)
        Available to Common
        Shareholders               $         (173,605)  $        3,366,659   $       (50,615)   $    (1,654,470)  $   1,487,969
                      r Share
(Basic)                            $            (0.18)  $            3,574   $         (0.01)                     $        1.58
Net (Loss) Income Per Share
(Fully Diluted)                    $            (0.18)  $            3,574   $         (0.01)                     $        0.04
                                   ===================  ===================  ================  =================  ===============
Weighted Average Common
Shares Outstanding                            944,306                  942         7,620,100                            944,306 (2)
Weighted Average Common and
Common Equivalent Shares
Outstanding                                   944,306                  942         7,620,100                         39,716,660 (3)
                                   ===================  ===================  ================  =================  ===============

(1) Pro forma income tax expense (Please see balance sheet for more details)

               Net Income(Loss) Cytation Corp.                    $  (173,605)
               Net Income(Loss) Deer Valley Homebuilders, Inc.
                                                                    3,366,659
               Net Income(Loss) Deer Valley Acquisitions Corp.
                                                                      (50,615)
                                                                  ------------
               Net Income(Loss) Consolidated Group before taxes
                                                                    3,142,439
               Pro forma effective Income Tax Rate                      36.04%
                                                                  ------------
               Pro forma income tax expense                         1,132,535
                                                                  ============

(2) Weighted Average Common Shares Outstanding :

                                          Number of Common Shares   Fraction of Period Outstanding  Weighted Average Shares
                                         ------------------------  ------------------------------  -----------------------
Common stock:
      Cytation Corp       31-Dec-04                  872,330                     1.00                       872,330
      Cytation Corp       14-Feb-05                   30,000                     0.88                        26,400
      Cytation Corp       14-Feb-05                    3,332                     0.88                         2,932
      Cytation Corp        4-Mar-05                   47,000                     0.83                        39,010
      Cytation Corp       14-Nov-05                   20,000                     0.13                         2,600
      Cytation Corp       14-Nov-05                   10,000                     0.13                         1,300
                          31-Dec-05                                                                         944,306
Net Income Available to
Common Shareholders      $ 1,487,969
Weighted Average Common
Shares Outstanding           944,306
                       ---------------
Net Income Per Share
(Basic)                  $      1.58

(3) Weighted Average Common and Common Equivalent Shares Outstanding:

                                                    Number of Common and
                                                   Common Stock Equivalent  Fraction of Period Outstanding  Weighted Average Shares
                                                  -----------------------   ------------------------------  -----------------------
Common stock:
      Cytation Corp                     31-Dec-04             872,330                     1.00                       872,330
      Pro forma Consolidated Series B
      and Series C Preferred Shares*    31-Dec-04           7,620,100                     1.00                     7,620,100
      Pro forma Consolidated Series A
      Preferred Shares                  31-Dec-04           9,941,620                     1.00                     9,941,620
      Pro forma Consolidated Warrants   31-Dec-04          21,210,368                     1.00                    21,210,368
      Cytation Corp                     14-Feb-05              30,000                     0.88                        26,400
      Cytation Corp                     14-Feb-05               3,332                     0.88                         2,932
      Cytation Corp                      4-Mar-05              47,000                     0.83                        39,010
      Cytation Corp                     14-Nov-05              20,000                     0.13                         2,600
      Cytation Corp                     14-Nov-05              10,000                     0.13                         1,300
                                        31-Dec-05                                                                 39,716,660

Series A Preferred Stock issued in connection with acquisition - Face amount 7,456,215 (745,626 shares at $10.00 per share) convertible at $.75 = 9,941,620 shares
Warrants issued in connection with acquisition 21,210,368
Net Income Available to Common Shareholders                  $      1,487,969
Weighted Average Common and Common Equivalent
Shares Outstanding
                                                                   39,716,660
                                                             ----------------
Net Income Per Share (Fully Diluted)                         $           0.04

(4)Preferred Stock Dividends
   Face Value of preferred outstanding                              7,456,215
   Dividend rate per annum                                                 7%
                                                             -----------------
   Dividend to Preferred Stockholders                                 521,935
                                                             =================


* Pursuant to the Securities Purchase and Share Exchange Agreement dated January 18, 2006, (a) 4,945,100 shares of Common Stock of Deer Valley Acquisitions Corp. were exchanged for 49,451 shares of Cytation's Series B Preferred Stock, which are convertible into 4,945,100 shares of Cytation's Common Stock, and (b) 2,675,000 shares of Common Stock of Deer Valley Acquisitions Corp. were exchanged for 26,750 shares of Cytation's Series C Preferred Stock, which are convertible into 2,675,000 shares of Cytation's Common Stock.

                                         Cytation Corporation
                                      Consolidated Balance Sheet

                                                ASSETS
                                                                         (UNAUDITED)      (AUDITED)
                                                                           April 1,      December 31,
                                                                            2006            2005
                                                                      ----------------  -------------
CURRENT ASSETS:
      Cash                                                            $     3,402,694   $        221
      Certificates of Deposit                                                 152,833              -
      Accounts receivable                                                   2,814,314
      Notes receivable, other                                                  11,652              -
      Inventory                                                             2,476,341
      Prepaid expenses and other current assets                               121,194              -
                                                                      ----------------  -------------
           Total Current Assets                                             8,979,029            221

PROPERTY AND EQUIPMENT, NET                                           $     1,821,237   $          -

GOODWILL                                                                    4,108,401              -
                                                                      ----------------  -------------
           TOTAL ASSETS                                               $    14,908,667   $        221
                                                                      ================  =============

                               LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIT)

 CURRENT LIABILITIES:
      Current Maturities of Long Term Debt                            $        41,895   $          -
      Accounts payable and Accrued Expenses                                 2,835,127         48,416
      Accounts Payable Under Dealer Incentive Programs                        395,094
      Estimated Warranties                                                    860,000
      Compensation and Related Accruals                                       614,336
      Accrued Shareholder Distributions                                       775,000
      Other Accruals                                                          339,787
      Income Tax Payable                                                      261,173              -
      Accrued Preferred Dividends                                             113,086
      Notes payable and Accrued Interest                                            -          5,500
                                                                      ----------------  -------------
           Total Current Liabilities                                        6,235,498         53,916

 LONG TERM LIABILITIES:
      Accrued earnout on purchase of Deer Valley Homebuilders, Inc.           496,407              -
      Long-Term Debt, Net of Current Maturities                             1,424,009         85,000

 COMMITMENTS AND CONTINGENCIES                                                      -              -

 STOCKHOLDERS' EQUITY(DEFICIT):
      Series A Preferred stock, $0.01 par value, 750,000
 shares authorized, 745,626 shares issued and outstanding                       7,456              -
      Series B Preferred stock, $0.01 par value, 49,451
 shares authorized, 49,451 shares issued and outstanding                          495              -
      Series C Preferred stock, $0.01 par value, 26,750
 shares authorized, 26,750 shares issued and outstanding                          267              -
      Common stock, $0.001 par value, 2,000,000
 shares authorized, 1,000,000 and 982,622 shares issued and
        outstanding, respectively                                               1,000            982
      Additional paid-in capital                                           39,306,782     32,723,371
      Accumulated deficit                                                 (32,563,247)   (32,863,048)
                                                                      ----------------  -------------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             6,752,753       (138,695)

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    14,908,667   $        221
                                                                      ================  =============

                                          Cytation Corporation
                                  Consolidated Statements of Operations
                       For The Three Months Ended April 1, 2006 and March 31, 2005
                                                (Unaudited)

                                                                       2006            2005
                                                                   ------------  ----------------
REVENUE                                                            $12,913,079   $             -

COST OF REVENUE                                                     10,895,389             1,182
                                                                   ------------  ----------------
GROSS PROFIT                                                         2,017,691            (1,182)

OPERATING EXPENSES:
     Depreciation                                                       36,065               512
     Selling, general and administrative                             1,249,327            28,810
                                                                   ------------  ----------------
          TOTAL OPERATING EXPENSES                                   1,285,392            29,322
                                                                   ------------  ----------------
          OPERATING INCOME/(LOSS)                                      732,298           (30,504)

OTHER INCOME (EXPENSES)
     Loss on termination of ARE agreement                                    -            (5,000)
     Interest expense, net                                             (13,867)           (1,889)
     Other Income                                                        6,243                 -
                                                                   ------------  ----------------
          TOTAL OTHER EXPENSES                                          (7,623)           (6,889)
                                                                   ------------  ----------------
          INCOME/(LOSS) BEFORE INCOME TAXES                            724,675           (37,393)

INCOME TAX EXPENSE                                                     261,173                 -
                                                                   ------------  ----------------
          NET INCOME (LOSS)                                        $   463,502   $       (37,393)

          Dividends to preferred stockholders                          113,086                 -
                                                                   ------------  ----------------
          NET INCOME (LOSS)AVAILABLE TO COMMON STOCKHOLDERS        $   350,416   $       (37,393)
                                                                   ============  ================
Net Income/(Loss) Per Share (Basic)                                $      0.35   $         (0.04)
Net Income/(Loss) Per Share (Fully Diluted)                        $      0.01   $         (0.04)
                                                                   ============  ================
Weighted Average Common Shares Outstanding                           1,000,000           873,996 *
Weighted Average Common and Common Equivalent Shares Outstanding    39,772,088           873,996 *
                                                                   ============  ================

* Reflects 2 for 1 stock split

                                  Cytation Corporation
                           Consolidated Statements of Cash Flows
                For The Three Months Ended April 1, 2006 and March 31, 2005
                                         (Unaudited)

                                                                                  2006          2005
                                                                            ----------------  ----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                           $      463,502   $  (37,393)
 Adjustments to reconcile net income (loss) to net cash provided for/used in operating activities:
 Depreciation                                                                        36,065          512
 Accrued interest on note payable                                                         -        1,385
            Loss on termination of ARE Agreement                                          -        5,000
            Changes in assets and liabilities:
            Increase in certificate of deposit                                       (1,415)
            Increase in receivables                                                (673,910)
            Increase in other receivables                                            (4,152)
            Increase in inventories                                              (1,360,783)
            Increase in prepayments and other assets                                (68,775)       8,434
            Increase in accounts payable                                            954,070      (49,751)
            Increase in accounts payable under dealer incentives                     54,662
            Increase in estimated warranties                                        110,000
            Increase in accrued compensation and related expenses                   200,397
            Increase in other accrued expenses                                       20,455
            Increase in income taxes payable                                        261,173
                                                                            ----------------  -----------
               CASH FLOW USED IN OPERATING ACTIVITIES                                (8,711)     (71,813)

 CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of equipment                                                       (245,771)        (612)
      Purchase of business, net of cash acquired                                 (2,777,116)           -
                                                                            ----------------  -----------
               CASH FLOW USED IN INVESTING ACTIVITIES                            (3,022,887)        (612)

 CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of preferred stock                                   6,541,014
      Proceeds from issuance of common stock                                             18       23,500
      Payment of stockholder distributions                                         (150,000)
      Proceeds from long-term debt                                                   43,039        5,000
                                                                            ----------------  ------------
               CASH FLOW PROVIDED BY FINANCING ACTIVITIES                          6,434,071       28,500
                                                                            ----------------  ------------
               NET INCREASE (DECREASE) IN CASH                                     3,402,473      (43,925)
                                                                            ----------------  ------------
 CASH, Beginning                                                                         221       65,644
                                                                            ----------------  ------------
 CASH, Ending                                                                $     3,402,694   $   21,719
                                                                            ================  ============
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid during the quarter for:
         Interest                                                            $        13,867   $        -
                                                                            ================  ============
         Taxes                                                               $             -   $      828
                                                                            ================  ============
 SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
      Additional purchase price accrued under earnout provision              $       496,407   $        -
                                                                            ================  ============
      Accrual of dividends on preferred stock                                $       113,086   $        -
                                                                            ================  ============

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation, as amended, provides that we shall, subject to certain limitations, indemnify our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys' fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

     The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs also may discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and the shareholders. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors and officers pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee              $13,229.90
Federal Taxes                                                        None.
State Taxes and Fees                                                 None.
Transfer Agent Fees                                             $     5,000
Accounting fees and expenses                                    $     5,000
Legal fees and expenses                                         $    40,000
Printing and engraving expenses                                 $     1,000
-------------------------------                                 -----------

Total                                                           $ 64,229.90
                                                                ===========

     The figures above relate to the resale of the common stock underlying Series A Convertible Preferred Stock, Series B Convertible Preferred Stock,
Series  C  Convertible  Preferred  Stock,  Series D Convertible Preferred Stock,
Series  A  Common  Stock  Purchase  Warrants,  Series  B  Common  Stock Purchase
Warrants, Series C Common Stock Purchase Warrants, Series D Common Stock Purchase Warrants, Series E Common Stock Purchase Warrants, Series BD-1 Common Stock Purchase Warrants, Series BD-2 Common Stock Purchase Warrants, Series BD-3 Common Stock Purchase Warrants, Series BD-4 Common Stock Purchase Warrants, and Series BD-5 Common Stock Purchase Warrants not to the original issuance, which was a private offering. All amounts are estimates, other than the Commission's registration fee.

     We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

                     RECENT SALES OF UNREGISTERED SECURITIES

SERIES  A  PREFERRED  STOCK  OFFERING  AND  DEBT  FINANCING

     On January 18, 2006, the Company closed on a private placement of approximately $5,202,735 of Series A Preferred Stock. Pursuant to the Securities Purchase and Share Exchange Agreement, dated as of January 18, 2006, the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, (a) 520,274 shares of Series A Preferred Stock, (b) Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 6,936,980 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 3,468,490 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share (the "Series A Preferred Stock Offering"). See, "Description of Securities" above for a fuller description of Series A Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants.

     Also,  on  January  18,  2006,  the  Company  issued  its  Interest Bearing
Non-Convertible  Installment  Promissory  Note  (the  "Promissory Note"), in the
                                                       ---------------
original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. In March 2006, Vicis Capital Master Fund, Inc. (the "Lender") agreed to convert the Promissory Note into 150,000 shares of Series A Preferred Stock, Series A Common Stock Purchase Warrants entitling the holder to purchase 2,000,000 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share, and Series B Common Stock Purchase Warrants entitling the holder to purchase 1,000,000 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) (the "Debt
                                                                            ----
Conversion").
----------

     The issuance of the Series A Preferred Stock, Series A Warrants, and Series B Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     Since  January  18,  2006,  Cytation  Corporation  has  sold  an additional
$1,728,480 (or 172,848 shares) of Series A Preferred Stock, Series A Warrants exercisable for 2,304,640 shares of common stock, and Series B Warrants exercisable for 1,152,320 shares of common stock (inclusive of amounts issued in connection with the Debt Conversion). Cytation has sold the Series A Preferred Stock and warrants to institutional, accredited, and a limited number of non-accredited investors pursuant to Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Tampa, Florida. In connection with the Series A Preferred Stock Offering, the Company paid Midtown Partners a cash commission equal to $490,274 and issued (a) Series BD-1 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 899,162 shares of the Company's common stock at an exercise price of seventy five cents ($.75) per share, (b) Series BD-2 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 899,162 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) Series BD-3 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 449,581 shares of the Company's common stock at an exercise price of two dollars and twenty five cents ($2.25) per share. See, "Description of Securities" above for a fuller description of Series BD-1, BD-2, and BD-3 Warrants.

     The issuance of the Series B Warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     Except for the matters discussed immediately below, to Cytation's knowledge, no holder of Series A Preferred Stock was an affiliate of, or was a party to a material contact with, any holder of Series B Preferred Stock, any holder of Series C Preferred Stock, or the former owners of Deer Valley Homebuilders, Inc. The former owners of Deer Valley Homebuilders, Inc. acquired $500,000, in the aggregate, of Series A Preferred Stock using a portion of the proceeds from the $6,000,000 cash purchase price received upon completion of the sale of 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. In addition, the father of Joel Logan, a former owner and current officer of Deer Valley Homebuilders, Inc., purchased 15,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $150,000. Edwin McGusty, an employee of Midtown Partners & Co., LLC, the placement agent for the Series A Preferred Offering, purchased 10,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $100,000. Hans Beyer, an owner of Daedalus Consulting, an owner of 3,425 shares of Series B Preferred Stock, purchased 1,000 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $10,000. Max Frye, an employee of Deer Valley Homebuilders, Inc. purchased 3,750 shares of Series A Preferred Stock (and related Series A and Series B warrants) for $37,500.

     The proceeds from the Series A Preferred Stock Offering and the Loan referenced above were used as follows: (a) $6,000,000 to purchase 100% of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc., (b) $636,871 as payment of commissions to Midtown Partners & Co., LLC, and (c) $294,344 for working capital and payment of accountant, legal, consulting and miscellaneous offering expenses.

     SHARE  EXCHANGE

     On January 18, 2006, the Company completed a share exchange pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Deer Valley Acquisitions, Corp. (the "Share Exchange"). Pursuant to the Share Exchange Agreement, in exchange for 100% of the issued and outstanding common stock of Deer Valley Acquisitions, Corp., the Company issued the following securities to the shareholders of Deer Valley Acquisitions, Corp.: (a) issued 49,451 shares of the Company's Series B Preferred Stock, (b) 26,750 shares of the Company's Series C Preferred Stock, and (c) Series C Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 2,000,000 shares of the Company's common stock at an exercise price of seventy five cents ($.75) per share. See, "Description of Securities" above for a fuller description of Series B Preferred Stock, Series C Preferred Stock and Series C Common Stock Purchase Warrants.

     The issuance of the Series B Preferred Stock, Series C Preferred Stock and Series C Common Stock Purchase Warrants to the shareholders of Deer Valley Acquisitions, Corp. was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     ADDITIONAL  WARRANT

     In connection with its issuance of an Interest Bearing Non-Convertible Installment Promissory Note, having an original principal balance of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), the Company, pursuant to the Securities Purchase and Share Exchange Agreement, issued to the Lender a Series D Common Stock Purchase Warrant to purchase 2,000,000 shares of Common Stock at an exercise price per share equal to Seventy Five Cents ($.75). See, "Description of Securities" above for a fuller description of the Series D Common Stock Purchase Warrants.

     The issuance of the Series D Common Stock Purchase Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors.

     SERIES  D  PREFERRED  STOCK  OFFERING

     On April 17, 2006, the Company closed on a private placement of approximately $1,320,810 of Series D Preferred Stock. The Company issued (a) 132,081 shares of Series D Preferred Stock and (b) Series E Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 880,540 shares of Common Stock at an exercise price of three dollars ($3.00) per share (the "Series D Preferred Stock Offering"). See, "Description of
Securities" above for a fuller description of Series D Preferred Stock and Series E Common Stock Purchase Warrants.

     The issuance of the Series D Preferred Stock and Series E Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional investors, accredited investors, and a limited number of non-accredited investors.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Tampa, Florida. In connection with the Series D Preferred Stock Offering, the Company paid Midtown Partners a cash commission equal to $99,181, plus a fee for non-accountable expenses equal to $19,836 and issued (a) Series BD-4 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 61,120 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (b) Series BD-5 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 61,120 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. See, "Description of Securities" above for a fuller description of Series BD-4 and BD-5 Warrants.

                                    EXHIBITS
EXHIBIT NO.    DESCRIPTION
-----------    -----------
3.01           Certificate  of  Incorporation  of  Cytation  Corporation.  (1)
3.02           Bylaws  of  Cytation Corporation. (1)
4.01           Certificate of Designation, Rights, and Preferences  of Series A
               Convertible  Preferred  Stock.  (2)
4.02           Certificate of Designation, Rights, and Preferences of Series B
               Convertible  Preferred  Stock.  (2)
4.03           Certificate of Designation, Rights, and Preferences of Series C
               Convertible  Preferred  Stock.  (2)
4.04           Certificate of Designation, Rights, and Preferences of Series D
               Convertible  Preferred  Stock.  (1)

5.01           Opinion of legality. (1)

10.01 Securities Purchase and Share Exchange Agreement dated January 18, 2006, by and among the Company, Richard A. Fisher, Kevin J. High, certain purchasers of the Company's Series A Convertible Preferred Stock, DeerValley Acquisitions Corp., and certain other persons a party thereto. (2)
10.02 Investor Rights Agreement, by and among the Company, each of the purchasers of the Company's Series A Convertible Preferred Stock, and certain other persons a party thereto. (2)
10.03          Earnout Agreement. (2)
10.04          Form  of  Series  A  Common  Stock  Purchase  Warrant.  (2)
10.05          Form of Series B Common Stock Purchase Warrant. (2)
10.06          Form  of  Series  C  Common  Stock  Purchase  Warrant.  (1)
10.07          Form  of  Series  D  Common  Stock  Purchase  Warrant.  (1)
10.08          Form  of  Series  E  Common  Stock  Purchase  Warrant.  (1)
10.09          Form  of  Series  BD-1  Common  Stock  Purchase  Warrant.  (1)
10.10          Form  of  Series  BD-2  Common  Stock  Purchase  Warrant.  (1)
10.11          Form  of  Series  BD-3  Common  Stock  Purchase  Warrant.  (1)
10.12          Form  of  Series  BD-4  Common  Stock  Purchase  Warrant.  (1)
10.13          Form  of  Series  BD-5  Common  Stock  Purchase  Warrant.  (1)
10.14          Interest Bearin  Non-Convertibl  Installment Promissory Note. (2)
10.15 Placement Agent Agreement between Cytation Corporation and Midtown Partners, LLC. (2)
10.16 Debt Exchange Agreement between Vicis Capital Master Fund and Cytation Corporation. (1)
10.17          Revolving  Credit  and  Security  Agreement.  (4)
10.18          Revolving  Credit  Note.  (4)
10.19          Continuing  Guaranty  of  Cytation  Corporation.  (4)
10.20          Continuing  Guaranty  of  Deer  Valley  Acquisitions  Corp.  (4)
21.01          List of Subsidiaries of Cytation Corporation.  (3)
23.01          Consent  of  Certified  Public  Accountants  Wheeler,  Herman,
               Hopkins  &  Lagor  (1)
23.02          Consent of Certified Public Accountants Radin, Glass & Co.,
               LLP. (1)

23.03 Consent of Counsel, Bush Ross, P.A. See Exhibit 5.01 to this filing.

(1)     Filed  herewith.

(2) Previously filed as an exhibit to the Form 8-K filed with the SEC on January 25, 2006 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Form 10-KSB filed with the SEC on March 30, 2006 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Form 8-K filed with the SEC on April 18, 2006 and incorporated herein by reference.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To  file,  during  any  period in which offers or sales are being made, a
post-effective  amendment  to  this     registration  statement;

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Tampa,

State  of  Florida,  on  June 7,  2006.



                    (Registrant) CYTATION CORPORATION

                    By    /s/ Charles G. Masters
                          ----------------------------
                          Charles G. Masters
                          President & Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ Charles G. Masters
    -----------------------------------
Name: Charles G. Masters
Title: Member of the Board of Directors


Date:   June 7, 2006



By: /s/ Christopher Portner
   ------------------------------------
Name: Christopher Portner
Title: Member of the Board of Directors


Date:  June 7, 2006


                                     144
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